The information in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated November 16, 2006

            Prospectus Supplement to Prospectus Dated October 6, 2006

                                  $832,357,300
                                (Approximate)(1)
                    Asset-Backed Certificates, Series 2006-19

                         GSAA Home Equity Trust 2006-19
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor

                         Goldman Sachs Mortgage Company
                                     Sponsor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                             Avelo Mortgage, L.L.C.
                       Countrywide Home Loans Servicing LP
                        GreenPoint Mortgage Funding, Inc.
                             SunTrust Mortgage, Inc.
                                    Servicers

-------------------------------
Consider carefully the Risk       The following securities are being offered:
Factors beginning on page S-
19 in this prospectus                                     Approximate             Initial                               Ratings
supplement and page 2 in the                       Initial Class Principal      Pass-Through                             (S&P/
accompanying prospectus.             Class               Balance(1)                Rate               Type              Moody's)
                                   ---------      --------------------------   --------------      -----------          ---------
The certificates will represent      A-1            $   455,658,000             Variable(2)          Senior             AAA/Aaa
interests in GSAA Home Equity        A-2            $   129,887,000             Variable(3)          Senior             AAA/Aaa
Trust 2006-19 and will not          A-3-A           $   173,143,000             Variable(4)          Senior             AAA/Aaa
represent interests in or           A-3-B           $    19,239,000             Variable(5)          Senior             AAA/Aaa
obligations of the depositor,        M-1            $    11,305,000             Variable(6)        Subordinate          AA+/Aa1
the underwriter, the master          M-2            $    10,467,000             Variable(7)        Subordinate          AA+/Aa2
servicer, the sponsor, the           M-3            $     6,280,000             Variable(8)        Subordinate           AA/Aa3
securities administrator, the        M-4            $     4,606,000             Variable(9)        Subordinate           AA/A1
servicers,the responsible parties,   M-5            $     4,187,000             Variable(10)       Subordinate           AA-/A2
the trustee or any of their          M-6            $     4,187,000             Variable(11)       Subordinate            A+/A3
respective affiliates.               B-1            $     4,187,000             Variable(12)       Subordinate           A/Baa1
                                     B-2            $     5,024,000             Variable(13)       Subordinate          BBB+/Baa3
This prospectus supplement           B-3            $     4,187,000             Variable(14)       Subordinate          BBB-/Ba2
may be used to offer and sell         R             $           100               N/A(15)        Senior/Residual         AAA/NR
the offered certificates only        RC             $           100               N/A(15)        Senior/Residual         AAA/NR
if accompanied by the prospectus.    RX             $           100               N/A(15)        Senior/Residual         AAA/NR
--------------------------------- Footnotes appear on the following page.

Each class of certificates will receive monthly distributions of interest and/or principal, commencing on December 25, 2006, or if such date is not a Business Day, the Business Day immediately following such date.

Assets of the Issuing Entity--
o Adjustable-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement--

o Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal"; and

o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Protection--
o Interest rate swap agreement with an initial notional amount of approximately $807,358,000 as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [__]% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ADMINISTRATION.

                              Goldman, Sachs & Co.
                    The date of this prospectus supplement is
                              November [__], 2006.

(1)  Subject to a variance of +/- 5%.

(2) The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(3) The Class A-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(4) The Class A-3-A certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(5) The Class A-3-B certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(6) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(7) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(8) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(9) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(10) The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(11) The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(12) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(13) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(14) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable) and
     (ii) the WAC Cap, as described in this prospectus supplement under "Description of the Certificates--Distributions".

(15) The Class R, Class RC and Class RX certificates are not entitled to receive any distributions of interest.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

     Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-149 of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page 129 of the prospectus.

     In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to GS Mortgage Securities Corp.

                                TABLE OF CONTENTS



SUMMARY INFORMATION.............................................................................................S-6
RISK FACTORS...................................................................................................S-19
THE MORTGAGE LOAN POOL.........................................................................................S-41
   General.....................................................................................................S-41
   Mortgage Loans..............................................................................................S-44
   Prepayment Premiums.........................................................................................S-45
   The Indices.................................................................................................S-45
   Countrywide Home Loans Underwriting Guidelines..............................................................S-45
   Goldman Sachs Mortgage Conduit Underwriting Guidelines......................................................S-53
   Credit Scores...............................................................................................S-56
THE MASTER SERVICER............................................................................................S-56
   General.....................................................................................................S-56
THE SECURITIES ADMINISTRATOR...................................................................................S-57
   General.....................................................................................................S-57
   Compensation of the Master Servicer and the Securities Administrator........................................S-58
   Indemnification and Third Party Claims......................................................................S-58
   Limitation on Liability of the Master Servicer..............................................................S-59
   Assignment or Delegation of Duties by the Master Servicer; Resignation......................................S-60
   Master Servicer Events of Default; Waiver; Termination......................................................S-60
   Assumption of Master Servicing by Trustee...................................................................S-62
THE SERVICERS..................................................................................................S-62
   General.....................................................................................................S-62
   Countrywide Home Loans Servicing LP.........................................................................S-63
   Avelo Mortgage, L.L.C.......................................................................................S-66
THE SPONSOR....................................................................................................S-68
STATIC POOL INFORMATION........................................................................................S-69
THE DEPOSITOR..................................................................................................S-69
THE ISSUING ENTITY.............................................................................................S-70
THE CUSTODIANS.................................................................................................S-70
THE TRUSTEE....................................................................................................S-71
DESCRIPTION OF THE CERTIFICATES................................................................................S-72
   Book-Entry Registration.....................................................................................S-73
   Definitive Certificates.....................................................................................S-79
   Assignment of the Mortgage Loans............................................................................S-79
   Delivery of Mortgage Loan Documents.........................................................................S-80
   Representations and Warranties Relating to the Mortgage Loans...............................................S-82
   Payments on the Mortgage Loans..............................................................................S-85
   Administration Fees.........................................................................................S-87
   Distributions...............................................................................................S-87
   Priority of Distributions Among Certificates................................................................S-88
   Distributions of Interest and Principal.....................................................................S-88
   Supplemental Interest Trust.................................................................................S-95
   Calculation of One-Month LIBOR..............................................................................S-95
   Excess Reserve Fund Account.................................................................................S-95
   Interest Rate Swap Agreement................................................................................S-96
   Overcollateralization Provisions............................................................................S-99
   Reports to Certificateholders..............................................................................S-100
THE AGREEMENTS................................................................................................S-103
   General....................................................................................................S-103
   Servicing Standard.........................................................................................S-103
   Servicing and Trustee Fees and Other Compensation and Payment of Expenses..................................S-103
   P&I Advances and Servicing Advances........................................................................S-104
   Prepayment Interest Shortfalls.............................................................................S-105
   Servicer Reports...........................................................................................S-106
   Collection and Other Servicing Procedures..................................................................S-107
   Hazard Insurance...........................................................................................S-108
   Primary Mortgage Insurance.................................................................................S-108
   Optional Repurchase of Delinquent Mortgage Loans...........................................................S-109
   The Trustee, the Securities Administrator and the Custodians...............................................S-109
   Servicer Events of Default.................................................................................S-110
   Rights upon Servicer Event of Default......................................................................S-111
   Eligibility Requirements for Trustee; Resignation and Removal of Trustee...................................S-111
   Termination; Optional Clean-Up Call........................................................................S-112
   Certain Matters Regarding the Depositor and the Trustee....................................................S-113
   Amendment..................................................................................................S-114
   Certain Matters Regarding the Servicers....................................................................S-115
PREPAYMENT AND YIELD CONSIDERATIONS...........................................................................S-116
   Structuring Assumptions....................................................................................S-116
   Defaults in Delinquent Payments............................................................................S-123
   Prepayment Considerations and Risks........................................................................S-123
   Overcollateralization Provisions...........................................................................S-125
   Subordinated Certificates and the Class A-3-B Certificates.................................................S-126
   Effect on Yields Due to Rapid Prepayments..................................................................S-127
   Weighted Average Lives of the Offered Certificates.........................................................S-127
   Decrement Tables...........................................................................................S-127
   WAC Cap....................................................................................................S-136
   Last Scheduled Distribution Date...........................................................................S-138
FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-138
   General....................................................................................................S-138
   Taxation of Regular Interests..............................................................................S-139
   Status of the LIBOR Certificates...........................................................................S-140
   The Basis Risk Contract Components.........................................................................S-140
   Other Matters..............................................................................................S-141
   Residual Certificates......................................................................................S-141
STATE AND LOCAL TAXES.........................................................................................S-143
ERISA CONSIDERATIONS..........................................................................................S-143
LEGAL INVESTMENT..............................................................................................S-146
METHOD OF DISTRIBUTION........................................................................................S-146
LEGAL MATTERS.................................................................................................S-147
RATINGS.......................................................................................................S-147
GLOSSARY OF TERMS.............................................................................................S-149

ANNEX I -- CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS...........................................I-1

ANNEX II -- INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE...........................................II-1

SCHEDULE A -- STRUCTURAL AND COLLATERAL TERM SHEET..............................................................A-1

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                               SUMMARY INFORMATION

     The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.



The Transaction Parties

     Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

     Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

     Issuing Entity. GSAA Home Equity Trust 2006-19.

     Trustee. U.S. Bank National Association, a national banking association. Its corporate trust office is located at 100 Wall Street, 16th Floor, New York, New York 10005, telephone number (212) 361-4401, attention: GSAA Home Equity Trust 2006-19. See "The Trustee" in this prospectus supplement.

     Custodians. Deutsche Bank National Trust Company, a national banking association. Its office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, The Bank of New York Trust Company, N.A., a national banking association, with its custodial office located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention GSAA Home Equity Trust 2006-19 and U.S. Bank National Association, a national banking association, with its custodial office located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention GSAA Home Equity Trust 2006-19. See "The Custodians" in this prospectus supplement.

     Master Servicer and Securities Administrator. Wells Fargo Bank, National Association, a national banking association. Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number (410) 884-2000, attention: GSAA Home Equity Trust 2006-19, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000. See "The Master Servicer" and "The Securities Administrator" in this prospectus supplement.

     Servicers. Countrywide Home Loans Servicing LP, a Texas limited partnership, with its main office located at 7105 Corporate Drive, Plano, Texas 75024, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 600 E. Las Colinas Boulevard, Suite 620, Irving, Texas 75039, telephone number (972) 910-7000, SunTrust Mortgage, Inc., a Virginia corporation, with its main office located at 901 Semmes Avenue, Richmond, Virginia 23224, telephone number (804) 291-0532, GreenPoint Mortgage Funding, Inc., a New York corporation, with its main office located at 100 Wood Hollow Drive, Novato, California 94945, telephone number (800)

462-2700 and one other servicer. See "The Servicers" in this prospectus supplement.

     Originators. Countrywide Home Loans, Inc., a New York corporation, which originated or acquired approximately 32.16% of the mortgage loans, SunTrust Mortgage, Inc., a Virginia corporation, which originated or acquired approximately 17.46% of the mortgage loans, First National Bank of Nevada, which originated or acquired approximately 17.17% of the mortgage loans, Goldman Sachs Mortgage Conduit Program, a Goldman Sachs Mortgage Company residential mortgage loan conduit program, which acquired approximately 16.06% of the mortgage loans, GreenPoint Mortgage Funding, Inc., a New York corporation, which originated or acquired approximately 13.47% of the mortgage loans and one other mortgage seller which originated or acquired approximately 3.66% of the mortgage loans, in each case, as of the statistical calculation date. See "The Mortgage Loan Pool--Countrywide Home Loans Underwriting Guidelines, "--Goldman Sachs Mortgage Conduit Program" in this prospectus supplement.

     Responsible Parties. Each of Countrywide Home Loans, Inc., SunTrust Mortgage, Inc., First National Bank of Nevada, GreenPoint Mortgage Funding, Inc. and one other mortgage loan seller (each, together with Goldman Sachs Mortgage Company, a "responsible party") has made certain representations and warranties with respect to their respective mortgage loans. Additionally, Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.


[THIS COLUMN INTENTIONALLY LEFT BLANK]

The following diagram illustrates the various parties involved in the transaction and their functions, as of the cut-off date:





|---------------|      |---------------|    |---------------|    |--------------|     |----------------|
|               |      |               |    |  Greenpoint   |    |  First       |     |                |
| Goldman Sachs |      |  Countrywide  |    |  Mortgage     |    |  National    |     |  One           |
| Mortgage      |      |  Home         |    |  Funding,     |    |  Bank of     |     |  additional    |
| Conduit       |      |  Loans, Inc.  |    |  Inc.         |    |  Nevada      |     |  mortgage      |
| Program       |      |  (Originator) |    |  (Originator) |    |  (Originator)|     |  loan sellers  |
|---------------|      |---------------|    |---------------|    |--------------|     |----------------|
  |     /|\              |       /|\          |       /|\          |         /|\       |    /|\
  |      |               |        |           |        |           |          |        |     |
  |Loans | $             |Loans   | $         |Loans   | $         |Loan      | $      |Loans|
  |      |               |        |           |        |           |          |        |     |
  |      |               |        |           |        |           |          |        |     |        |---------------------|
  |      |               |        |           |        |           |          |        |     |   $    |  Wells Fargo        |
 \|/     |              \|/       |          \|/       |          \|/         |       \|/    |        |  Bank, National     |
----------------------------------------------------------------------------------------------        |  Association        |
                                     Goldman Sachs Mortgage Company                                   |  (Master            |
                                                 (Sponsor)                                     |------|  Servicer and       |
---------------------------------------------------------------------------------------------- |      |  Securities         |
                                            |            /|\                                   |      |  Administrator)     |
                                            |             |                                    |      |---------------------|
                                            |             |                                    |
                                            |             |                                    |      |---------------------|
                                            |   Loans     |$                                   |      |  Avelo              |
                                            |             |                                    |      |  Mortgage,          |
                                           \|/            |                                    |  |---|  L.L.C.             |
---------------------------------------------------------------------------------------------- |  |   |  (Servicer)         |
                                        GS Mortgage Securities Corp.                           |  |   |---------------------|
                                                  (Depositor)                                  |  |
---------------------------------------------------------------------------------------------- |  |
                                            |            /|\                  |----------------|  |
                                            |             |                   |                   |
                                            |             |                   |    ---------------|   |---------------------|
                                            |   Loans     |Certificates       |    |                  |  Countrywide        |
                                            |             |                   |    |    ------------- |  Home Loans         |
                                            |             |                   |    |    |             |  Servicing LP       |
                                            |             |                   |    |    |             |  (Servicer)         |
                                            |             |                   |    |    |             |---------------------|
                                           \|/            |                  \|/  \|/  \|/
----------------------------------------------------------------------------------------------
                                       GSAA Home Equity Trust 2006-19
                                                (Issuing Entity)
----------------------------------------------------------------------------------------------        |---------------------|
                                                                             /|\  /|\  /|\            |  GreenPoint         |
                                                                              |    |    |-------------|  Mortgage Funding,  |
                                                                              |    |                  |  Inc. (Servicer)    |
                                                                              |    |                  |---------------------|
                                                                              |    |                  |---------------------|
                                                                              |    |                  |  SunTrust           |
                                                                              |    |------------------|  Mortgage Inc.      |
                                                                              |                       |  (Servicer)         |
                                                                              |                       |---------------------|
                                                                              |
                                                                              |                       |---------------------|
                                                                              |                       |  One                |
                                                                              |                       |  additional         |
                                                                              |-----------------------|  mortgage           |
                                                                                                      |  loan               |
                                                                                                      |  Servicer           |
                                                                                                      |---------------------|

The Offered Certificates

     The GSAA Home Equity Trust 2006-19 will issue the Asset-Backed Certificates, Series 2006-19. Sixteen classes of the certificates - the Class A-1, Class A-2, Class A-3-A, Class A-3-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class R, Class RC and Class RX certificates - are being offered to you by this prospectus supplement and are sometimes referred to as the "offered certificates" in this prospectus supplement. The Class R, Class RC and Class RX certificates are sometimes referred to as the "residual certificates" in this prospectus supplement. The Class A-1, Class A-2, Class A-3-A and Class A-3-B certificates are sometimes referred to as the "Class A certificates" in this prospectus supplement. In addition, the offered certificates (other than the residual certificates) are sometimes referred to as the "LIBOR certificates" in this prospectus supplement.

     The Other Certificates

     The trust will also issue two other classes of certificates - the Class X and Class P certificates - that are not being offered by this prospectus supplement.

     The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the LIBOR certificates. The Class X certificates initially evidence an interest of approximately 0.60% of the scheduled principal balance of the mortgage loans in the trust.

     The Class P certificates will have a $100 notional certificate balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

     Structural Overview

     The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates:

                 A | -------------------    ^
                 c | |                 |    |
                 c | |    Class R,     |    |
                 r | |   Class RC,     |    |
                 u | |   Class RX*     |    |
                 e | -------------------    |
                 d | |                 |    |
                   | |   Class A-1     |    |
                 c | -------------------    |
                 e | |                 |    |
                 r | |   Class A-2     |    |
                 t | -------------------    |
                 i | |   Class A-3A    |    |
                 f | |   Class A-3B**  |    |
                 i | -------------------    |
                 c | |                 |    |
                 a | |   Class M-1     |    |  L
                 t | -------------------    |  o
                 e | |                 |    |  s
                   | |   Class M-2     |    |  s
                 i | -------------------    |  e
                 n | |                 |    |  s
                 t | |   Class M-3     |    |
                 e | -------------------    |
                 r | |                 |    |
                 e | |   Class M-4     |    |
                 s | -------------------    |
                 t | |                 |    |
                 , | |   Class M-5     |    |
                   | -------------------    |
                 t | |                 |    |
                 h | |                 |    |
                 e | |   Class M-6     |    |
                 n | -------------------    |
                   | |                 |    |
                 p | |                 |    |
                 r | |   Class B-1     |    |
                 i | -------------------    |
                 n | -------------------    |
                 c | |                 |    |
                 i | |  Class B-2      |    |
                 p | -------------------    |
                 a | |                 |    |
                 l | |                 |    |
                   | |   Class B-3     |    |
                   | -------------------    |
                   | |                 |    |
                   | |  Non-Offered    |    |
                   | |  Certificates   |    |
                   v -------------------    |

* Principal distributions to the Class R, Class RC and Class RX certificates will be concurrent. The residual classes will not be entitled to any distributions of interest.

** Principal distributions to the Class A-3-A certificates and the Class A-3-B certificates will be distributed pro rata based on their respective certificate principal balances until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B certificates will be allocated first to the Class A-3-A certificates until their certificate principal balance has been reduced to zero, and then to the Class A-3-B certificates until their certificate principal balance has been reduced to zero.

Closing Date

     On or about November 24, 2006.

Cut-off Date

     November 1, 2006.

Statistical Calculation Date

      All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of October 1, 2006, unless otherwise specified in this prospectus supplement.

Distribution Date

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in December 2006, to the holders of record on the preceding record date.

Last Scheduled Distribution Date

      The last scheduled distribution date is the distribution date in December 2036. See "Prepayment and Yield Considerations--Last Scheduled Distribution Date" in this prospectus supplement.

Record Date

      The record date for the offered certificates (other than the residual certificates) for any distribution date will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

      The pass-through rate for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to one or more caps on those pass-through rates described in this prospectus supplement under "Description of the Certificates--Distributions". The margins will increase after the first distribution date on which the optional clean-up call is exercisable, as described under "Description of the Certificates--Distributions of Interest and Principal" and "The Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period.

Interest Accrual Period

      The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

      The residual certificates will not be entitled to any distributions of interest.

Distribution Priorities

      Distributions on the certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the master servicer, servicers, trustee, securities administrator, custodians and other trust expenses) and will be made to the classes of certificates in the following order of priority:

            (i) to the holders of each class of LIBOR certificates and to the supplemental interest trust (which is described under "Interest Rate Swap Agreement" below) in the following order of priority:

      (a) to the supplemental interest trust, the sum of (x) all net swap payment amounts and (y) any swap termination payment owed to the swap provider other than a defaulted swap termination payment owed to the swap provider, if any;

      (b) from the interest remittance amounts, pro rata (based on the accrued and unpaid interest distributable to each class of Class A certificates), to each of Class A certificates, the related accrued certificate interest for that distribution date and any unpaid interest shortfall amount for each class of the Class A certificates from prior distribution dates;

      (c) from any remaining interest remittance amounts, to the Class M certificates, sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date; and

      (d) from any remaining interest remittance amounts, to the Class B certificates sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date;

            (ii) (A) on each distribution date (x) prior to the Stepdown Date or
(y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR certificates and residual certificates then entitled to distributions of principal as set forth below, an amount equal to the portion of available funds allocated to the principal distribution amount (as further described in "Description of the Certificates--Distributions of Interest and Principal") in the following order of priority:

      (a) concurrently to the Class R, Class RC and Class RX certificates, pro rata, until their respective class certificate balances have been reduced to zero;

      (b) to the Class A certificates, in the following order of priority:

            (1) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective class certificate balances have been reduced to zero; and

            (2) concurrently, to the Class A-3-A and Class A-3-B certificates, allocated pro rata among these certificates, until their respective class certificate balances have been reduced to zero, with the exception that if a Sequential Trigger Event (as defined in the "Glossary of Terms" in this prospectus supplement) is in effect, principal distributions to the Class A-3-A certificates and Class A-3-B certificates will be allocated first, to the Class A-3-A certificates until its class certificate balance has been reduced to zero, and then to the Class A-3-B certificates, until its class certificate balance has been reduced to zero;

      (c) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates, in that order, until their respective class certificate balances have been reduced to zero; and

      (d) sequentially, to the Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

      (B)on each distribution date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR certificates then entitled to distribution of principal as set forth below, an amount equal to the portion of funds allocated to the principal distribution amount in the following order of priority:

      (a) to the Class A certificates, the lesser of (x) the principal distribution amount and (y) the principal distribution entitlement for the Class A certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal"), allocated in the following order of priority:

      (1) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective class certificate balances have been reduced to zero; and

      (2) concurrently, to the Class A-3-A and Class A-3-B certificates, allocated pro rata among these certificates, until their respective class certificate balances have been reduced to zero;

      (b) from any remaining principal distribution amount, to the Class M certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal"), until their respective class certificate balances have been reduced to zero; and

      (c) from any remaining principal distribution amount, to the Class B certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates-- Distributions of Interest and Principal"), until their respective class certificate balances have been reduced to zero;

            (iii) any available funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

      (A) if and to the extent that the interest remittance amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A certificates, any unpaid accrued certificate interest for that distribution date and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid accrued certificate interest for that distribution date, in the order of priority for such classes set forth in clause (i) above;

      (B) to the Class M certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

      (C) to the Class B certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

      (D) to the excess reserve fund account, the amount of any basis risk payment (as defined in the "Glossary of Terms" in this prospectus supplement) (without regard to net swap receipt amounts) for that distribution date;

      (E) from funds on deposit in the excess reserve fund account with respect to that distribution date, an amount equal to any basis risk carry forward amount (as defined in the "Glossary of Terms" in the prospectus supplement) with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being allocated pro rata as further described in "Description of the Certificates-- Distributions of Interest and Principal" in this prospectus supplement;

      (F) to the supplemental interest trust, the amount of any defaulted swap termination payment owed to the swap provider;

      (G) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

      (H) to the holders of the residual certificates, any remaining amount as set forth in the master servicing and trust agreement.

            On each distribution date, the securities administrator will be required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums in respect of the mortgage loans received by the servicer during the related prepayment period and remitted to the securities administrator.

      Notwithstanding the allocation of principal to the Class A certificates described above, from and after the distribution date on which the aggregate certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates and the certificate principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata among the Class A-1, Class A-2, Class A-3-A and Class A-3-B certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B certificates will be allocated sequentially to the Class A-3-A and Class A-3-B certificates, in that order, until their respective certificate principal balances have been reduced to zero.

      "Stepdown Date" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means the earlier to occur of (a) the date on which the class certificate balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date occurring in December 2009 and (ii) the first distribution date following the distribution date on which the credit enhancement percentage for the Class A certificates is greater than or equal to the senior specified enhancement percentage for that distribution date after giving effect to the distribution on such distribution date.

      "Trigger Event" is defined in the "Glossary of Terms" included in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "Trigger Event" included in the "Glossary of Terms."

Credit Enhancement

      The credit enhancement provided for the benefit of the holders of the LIBOR certificates consists solely of:

o amounts available from the mortgage loans after all payments of interest and principal on the LIBOR certificates have been made, and all amounts required to be paid to the swap provider have been made,

o an initial overcollateralization amount of approximately 0.60% of the scheduled principal balance of the mortgage loans as of the cut-off date,

o the use of excess interest, after taking into account certain payments received or paid by the trust under the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

Interest Rate Swap Agreement

On the closing date, the supplemental interest trust, which is a separate trust that is part of the asset pool under the master trust and servicing agreement, will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P. (the "swap provider"). Under the interest rate swap agreement, with respect to the first 60 distribution dates the supplemental interest trust will pay to the swap provider a fixed payment at a rate of 5.140% (on an actual/360 basis) per annum and the swap provider will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 60 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 60 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in November 2011.

      For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

The Mortgage Loans

      The mortgage loans to be included in the trust will be Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. As of the cut-off date, all of the mortgage loans were purchased by the sponsor from Countrywide Home Loans, Inc., SunTrust Mortgage, Inc., First National Bank of Nevada, GreenPoint Mortgage Funding, Inc., one other mortgage loan seller and through the Goldman Sachs Mortgage Conduit Program.

      On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $841,796,308.

      The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 359 months as of the statistical calculation date, and have the following approximate characteristics:

                                Selected Mortgage
                                Loan Pool Data(1)

Scheduled Principal Balance:                                     $841,796,308
Number of Mortgage Loans:                                               2,241
Average Scheduled Principal Balance:                                 $375,634
Percentage of Interest Only Loans:                                     86.84%
Weighted Average Gross Interest
Rate:                                                                  7.203%
Weighted Average Net Interest
Rate(2):                                                               6.913%
Non-Zero Weighted Average FICO
Score:                                                                    708
Weighted Average Original LTV Ratio:                                   76.78%
Weighted Average Combined Original
LTV Ratio:                                                             87.18%
Weighted Average Stated Remaining
Term (months):                                                            359
Weighted Average Seasoning (months):                                        1
Weighted Average Months to Roll:                                           59
Weighted Average Gross Margin:                                         2.497%
Weighted Average Initial Rate Cap:                                      5.14%
Weighted Average Periodic Rate Cap:                                     1.61%
Weighted Average Gross Maximum
Lifetime Rate:                                                         12.58%
Percentage of Loans with Silent
Seconds:                                                               61.15%
Non-Zero Weighted Average Debt to
Income Ratio:                                                          38.12%
Percentage of Loans with Mortgage
Insurance:                                                              3.69%
-------------------
(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the statistical calculation date.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

      After an initial fixed rate period, the interest rate on each mortgage loan will adjust semi-annually or annually on each adjustment date to equal the sum of six-month LIBOR, one-year LIBOR, or one-year CMT, as applicable, and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      The first adjustment date generally will occur only after an initial period of approximately one (1) year to ten (10) years after origination.

      For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans

      The mortgage loans will be primarily serviced or subserviced by Avelo Mortgage, L.L.C., Countrywide Home Loans Servicing LP, SunTrust Mortgage, Inc., GreenPoint Mortgage Funding, Inc. and one additional servicer. Based on aggregate scheduled principal balance as of the statistical calculation date, Avelo Mortgage, L.L.C. will service or subservice approximately 36.56% of the mortgage loans, Countrywide Home Loans Servicing LP will service or subservice approximately 32.16% of the mortgage loans, SunTrust Mortgage, Inc. will service or subservice approximately 17.46% of the mortgage loans, GreenPoint Mortgage Funding, Inc. will service or subservice approximately 13.47% of the mortgage loans and one other servicer will service or subservice approximately 0.33% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the certificateholders. See "The Servicers" in this prospectus supplement.

      Wells Fargo Bank, National Association will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. See "The Master Servicer" in this prospectus supplement.

      Wells Fargo Bank, National Association, acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See "The Agreements" in this prospectus supplement.

      The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans. See "The Servicers--General".

Optional Termination of the Trust

      Avelo Mortgage, L.L.C., at its option, may purchase, or, if Avelo Mortgage, L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. In the case of the depositor's option, the master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event shall the purchase or sale price, as applicable, be less than Par Value (as defined in the "Glossary of Terms" in this prospectus supplement). The proceeds of any such purchase or sale of the trust property will be distributable to each outstanding class of the LIBOR certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Advances

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, acting as backup servicer, will advance its own funds to make advances if the servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses. No servicer (or master servicer, trustee (as successor master servicer) or any other successor master servicer, as applicable) will be obligated to make any advances of principal on any real estate owned property.

Denominations

      The offered certificates will be issued in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.

Master Servicing, Servicing and Trustee Fees

      The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account. The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement.

      Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by such servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.250%, one-twelfth of a rate equal to 0.250% (increasing to 0.375% with respect to certain mortgage loans) or one-twelfth of a rate equal to 0.375%, as applicable, on the stated principal balance of each mortgage loan.

      The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, National Association from compensation received in its capacity as master servicer and securities administrator.

Optional Repurchase of Delinquent Mortgage Loans

      The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent as described in this prospectus supplement under "The Agreements--Optional Repurchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

      If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, or any responsible party has received notification of a mortgagor "early payment default", such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to Mortgage Loans" and as required by the applicable underlying agreement.

ERISA Considerations

      Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the Class R, Class RC and Class RX certificates to such plans or retirement arrangements are prohibited.

      In making a decision regarding investing in any class of LIBOR certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

      Sidley Austin LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;

o the LIBOR certificates and the Class X certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;

o the Class RC certificates will represent the beneficial ownership of the residual interest in one or more lower-tier REMICs;

o the Class R certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC;

o the Class RX certificates will represent the beneficial ownership of the residual interest in another REMIC formed pursuant to the master servicing and trust agreement; and

o the rights of the LIBOR certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation Section1.860G-2(i).

Legal Investment

      The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class R, Class RC and Class RX certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA- so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. The Class M-6, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

      In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:


           Class                 S&P         Moody's
           -----                 ---         -------
A-1.....................         AAA           Aaa
A-2.....................         AAA           Aaa
A-3-A...................         AAA           Aaa
A-3-B...................         AAA           Aaa
M-1.....................         AA+           Aa1
M-2.....................         AA+           Aa2
M-3.....................          AA           Aa3
M-4.....................          AA            A1
M-5.....................         AA-            A2
M-6.....................          A+            A3
B-1.....................          A            Baa1
B-2.....................         BBB+          Baa3
B-3.....................         BBB-          Ba2
R.......................         AAA            NR
RC......................         AAA            NR
RX......................         AAA            NR

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.



        [THE REMAINDER OF THIS COLUMN HAS BEEN INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING "RISK FACTORS" IN THE PROSPECTUS.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

      ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF OCTOBER 1, 2006.

Less Stringent Underwriting               The mortgage loans were made, in part, to mortgagors who,
Standards and the Resultant               for one reason or another, are not able, or do not wish, to
Potential for Delinquencies on            obtain financing from traditional sources.  These mortgage
the Mortgage Loans Could                  loans may be considered to be of a riskier nature than
Lead to Losses on Your                    mortgage loans made by traditional sources of financing, so
Certificates                              that the certificateholders may be deemed to be at greater risk of loss than if the mortgage
                                          loans were made to other types of
                                          mortgagors.

                                          The underwriting standards used in the origination of the
                                          mortgage loans held by the trust are generally less
                                          stringent than those of Fannie Mae or Freddie Mac. As a
                                          result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than
                                          mortgage loans underwritten in a manner which is more
                                          similar to the Fannie Mae and Freddie Mac guidelines.

Geographic Concentration of               Different geographic regions of the United States from time
the Mortgage Loans in                     to time will experience weaker regional economic conditions
Particular Jurisdictions May              and housing markets, and, consequently, may experience
Result in Greater Losses If               higher rates of loss and delinquency on mortgage loans
Those Jurisdictions                       generally.  Any concentration of the mortgage loans in a
Experience Economic                       region may present risk considerations in addition to those
Downturns                                 generally present for similar mortgage-backed securities
                                          without that concentration. This may subject the mortgage
                                          loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly
                                          affect the pool than if the pool were more diversified.

                                          In particular, the following approximate percentages of
                                          mortgage loans were secured by mortgaged properties located in the following states:




                                                 S-19


                                                              The Mortgage Loans

                                                     California                 Florida
                                                     ----------                 -------
                                                       35.14%                    13.81%

                                                       Arizona                  Virginia
                                                       -------                  --------
                                                        6.56%                    5.98%

                                                                    Nevada
                                                                    5.09%


                                          Because of the relative geographic concentration of the
                                          mortgaged properties within the certain states, losses on
                                          the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically
                                          diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and
                                          other natural disasters and major civil disturbances, than residential properties located in other parts of the
                                          country. Approximately 35.14% of the mortgage loans are
                                          secured by mortgaged properties that are located in
                                          California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                          In addition, the economies of the states with high
                                          concentrations of mortgaged properties may be adversely
                                          affected to a greater degree than the economies of other
                                          areas of the country by certain regional developments. If
                                          the residential real estate markets in an area of
                                          concentration experience an overall decline in property
                                          values after the dates of origination of the respective
                                          mortgage loans, then the rates of delinquencies,
                                          foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                          The concentration of mortgage loans with specific
                                          characteristics relating to the types of properties,
                                          property characteristics, and geographic location are likely to change over time. Principal payments may affect the
                                          concentration levels. Principal payments could include
                                          voluntary prepayments and prepayments resulting from
                                          casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and
                                          warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower
                                          rate than principal payments are made to the Class A
                                          certificates, the subordinated certificates are more likely to


                                                 S-20


                                          be exposed to any risks associated with changes in
                                          concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by                Mortgagors may prepay their mortgage loans in whole or in
Prepayments, Defaults and                 part at any time.  Principal payments also result from
Losses                                    repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A
                                          prepayment of a mortgage loan generally will result in a
                                          prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We
                                          cannot assure you that the actual prepayment rates of the
                                          mortgage loans included in the trust will conform to any
                                          historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies
                                          relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                                          If you purchase your certificates at a discount and
                                          principal is repaid slower than you anticipate, then your
                                          yield may be lower than you anticipate.

                                          If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                          The rate of prepayments on the mortgage loans will be
                                          sensitive to prevailing interest rates. Generally, if
                                          prevailing interest rates decline significantly below the
                                          interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if
                                          prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease. The mortgage loans may also suffer an increase in defaults and liquidations following
                                          upward adjustments of their interest rates, especially
                                          following their initial adjustments.

                                          As of the statistical calculation date, approximately 37.99%
                                          of the mortgage loans require the mortgagor to pay a
                                          prepayment premium in certain instances if the mortgagor
                                          prepays the mortgage loan during a stated period, which may be from six (6) months to five (5) years after the mortgage loan was originated. A prepayment premium may or may not
                                          discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                          The responsible parties (Countrywide Home Loans, Inc.,
                                          SunTrust Mortgage, Inc., First National Bank of Nevada,
                                          Goldman Sachs Mortgage Company, GreenPoint Mortgage Funding,
                                          Inc. and one additional mortgage loan seller) may


                                                 S-21


                                          be required to repurchase mortgage loans from the trust in the event certain breaches of their respective
                                          representations and warranties occur or certain material
                                          document defects occur, which in each case, and have not
                                          been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

                                          Avelo Mortgage, L.L.C., at its option, may purchase (or, if
                                          Avelo Mortgage, L.L.C. is no longer acting as a servicer of any of the mortgage loans, the depositor, at its option, may request the master servicer to solicit bids for the sale of)
                                          the mortgage loans and REO properties when the aggregate
                                          stated principal balance of all of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The master
                                          servicer will accommodate such request at its sole
                                          discretion.

                                          If the rate of default or the amount of losses on the
                                          mortgage loans is higher than you expect, then your yield
                                          may be lower than you expect.

                                          As a result of the absorption of realized losses on the
                                          mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier
                                          return of principal to the LIBOR certificates and will
                                          influence the yield on the LIBOR certificates in a manner
                                          similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR
                                          certificates.

                                          The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal
                                          distributions at any time that the overcollateralization
                                          provided by the mortgage loan pool falls below the required overcollateralization level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will
                                          influence the yield on the LIBOR certificates.

                                          The multiple class structure of the LIBOR certificates
                                          causes the yield of certain classes of the LIBOR
                                          certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because
                                          distributions of principal will be made to the classes of
                                          LIBOR certificates according to the priorities described in this prospectus supplement, the yield


                                                 S-22


                                          to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of
                                          principal distributions on those classes. In particular, the subordinated certificates (the Class M-1, Class M-2, Class
                                          M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2
                                          and Class B-3 certificates) do not receive any portion of
                                          the amount of principal payable to the LIBOR certificates
                                          prior to the distribution date in December 2009 (unless the aggregate certificate principal balance of the Class A
                                          certificates has been reduced to zero). Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the
                                          LIBOR certificates (unless the aggregate certificate
                                          principal balance of the Class A certificates has been
                                          reduced to zero). The weighted average lives of the
                                          subordinated certificates will therefore be longer than
                                          would otherwise be the case. The effect on the market value of the subordinated certificates of changes in market
                                          interest rates or market yields for similar securities may be greater than for the Class A certificates.

                                          The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                                          If the performance of the mortgage loans is substantially
                                          worse than assumed by the rating agencies, the ratings of
                                          any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. No
                                          one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the
                                          certificates.

                                          Newly originated mortgage loans may be more likely to
                                          default, which may cause losses on the offered certificates.

                                          Defaults on mortgage loans tend to occur at higher rates
                                          during the early years of the mortgage loans. Substantially all of the loans have been originated within eight (8)
                                          months prior to their sale to the trust. As a result, the
                                          trust may experience higher rates of default than if the
                                          mortgage loans had been outstanding for a longer period of time.

                                          The credit enhancement features may be inadequate to provide protection for the offered certificates.

                                          The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that
                                          holders of the Class A certificates, and to a limited
                                          extent, the holders of the Class M-1, Class M-2,


                                                 S-23


                                          Class M-3, Class M-4, Class M-5, and Class M-6 certificates, and, to a lesser degree, the holders of the Class B-1, Class
                                          B-2 and Class B-3 certificates, will receive regular
                                          payments of interest and principal. However, we cannot
                                          assure you that the applicable credit enhancement will
                                          adequately cover any shortfalls in cash available to pay
                                          your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the master servicer, each
                                          servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or
                                          defaulted mortgage loans if the advances are not likely to be recovered.

                                          If substantial losses occur as a result of defaults and
                                          delinquent payments on the mortgage loans, you may suffer
                                          losses.

Prepayments on the Mortgage               When a voluntary principal prepayment is made by the
Loans Could Lead to                       mortgagor on a mortgage loan (excluding any payments made
Shortfalls in the Distribution            upon liquidation of any mortgage loan), the mortgagor is
of Interest on Your Certificates          charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.
                                          However, principal prepayments will only be passed through to the certificateholders once a month on the distribution date that follows the prepayment period in which the
                                          prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full or in part would cause there to be less than one full month's
                                          interest, at the applicable net mortgage interest rates,
                                          available to be distributed to certificateholders with
                                          respect to the prepaid mortgage loans, the applicable
                                          servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the
                                          difference between the interest paid by a mortgagor in
                                          connection with those voluntary principal prepayments in
                                          full or in part and thirty (30) days' interest on the
                                          prepaid mortgage loan, but in the case of certain servicers, only to the extent of the applicable monthly servicing fee for the related distribution date or one-half of such
                                          servicing fee.

                                          If any servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on
                                          the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments will be available to cover prepayment
                                          interest shortfalls resulting from types of voluntary
                                          prepayments specified herein for which the applicable
                                          servicer is not required to make a compensating interest
                                          payment or involuntary payments. See "The
                                          Agreements--Prepayment


                                                 S-24


                                          Interest Shortfalls." Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Delay in Receipt of Liquidation           Substantial delays could be encountered in connection with
Proceeds; Liquidation                     the liquidation of delinquent mortgage loans in the trust.
the Mortgage Loan Balance                 Further, reimbursement of advances made on a mortgage
                                          loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation
                                          expenses may reduce the portion of liquidation proceeds
                                          payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Interest Generated by the                 The weighted average of the interest rates on the mortgage
Mortgage Loans May Be                     loans is expected to be higher than the pass-through rates
Insufficient to Maintain the              on the LIBOR certificates. Interest on the mortgage loans,
Required Level of                         after taking into account certain payments received or paid
Overcollateralization                     by the trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the LIBOR certificates (other than the
                                          residual certificates) and to pay certain fees and expenses of the trust. Any remaining interest generated by the
                                          mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest
                                          generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as
                                          described in this prospectus supplement. We cannot assure
                                          you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of
                                          overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will
                                          affect the amount of excess interest that the mortgage loans will generate.

                                          Every time a mortgage loan is prepaid in full, excess
                                          interest may be reduced because the mortgage loan will no
                                          longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be
                                          generating less interest.

                                          Every time a mortgage loan is liquidated or written off,
                                          excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                          If the rates of delinquencies, defaults or losses on the
                                          mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to



                                                 S-25


                                          compensate for any shortfalls in cash available to make
                                          required distributions on the LIBOR certificates.

                                          The weighted average of the pass-through rates for the LIBOR certificates may increase as a result of changes in the
                                          one-month LIBOR index on which the pass-through rate of each of the LIBOR certificates is determined, or as a result of increases in the pass-through rates for the LIBOR
                                          certificates after the first distribution date on which the optional clean-up call is exercisable. Any increase in the amount of interest required to be applied to pay interest on the LIBOR certificates will reduce the amount of excess
                                          interest available to absorb losses or to maintain the
                                          required level of overcollateralization.

                                          All of the mortgage loans have interest rates that adjust
                                          based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates.
                                          In addition, the first adjustment of the interest rates for the mortgage loans will occur after an initial period of: in the case of approximately 0.12% of the mortgage loans,
                                          approximately one (1) year after the date of origination, in the case of approximately 1.98% of the mortgage loans,
                                          approximately two (2) years after the date of origination;
                                          in the case of approximately 8.79% of the mortgage loans,
                                          approximately three (3) years after the date of origination;
                                          in the case of approximately 79.86% of the mortgage loans, approximately five (5) years after the date of origination;
                                          in the case of approximately 6.01% of the mortgage loans,
                                          approximately seven (7) years after the date of origination;
                                          and in the case of approximately 3.24% of the mortgage
                                          loans, approximately ten (10) years after the date of
                                          origination. As a result, the pass-through rates on the
                                          LIBOR certificates may increase relative to the weighted
                                          average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain
                                          constant as the weighted average of the interest rates on
                                          the mortgage loans declines. In either case, this would
                                          require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR
                                          certificates. The pass-through rates on the LIBOR
                                          certificates cannot exceed the weighted average interest
                                          rate of the mortgage loan pool less fees and expenses,
                                          adjusted for payments to or from the swap provider.

                                          If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest
                                          rates, the amount of excess interest generated by the
                                          mortgage loans will be less than would otherwise be the
                                          case.




                                                 S-26


                                          Investors in the offered certificates, and particularly the
                                          Class B-1, Class B-2 and Class B-3 certificates, should
                                          consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Interest Rates and              The LIBOR certificates accrue interest at pass-through rates
Other Factors on the                      based on the one-month LIBOR index plus specified margins,
Pass-Through Rates of the                 but are subject to certain limitations. Those limitations on
LIBOR Certificates                        the pass-through rates are based, in part, on the weighted average of the net interest rates on the mortgage loans
                                          adjusted for net payments to or from the swap provider.

                                          A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR
                                          certificates. Some of these factors are described below.

                                          As of the statistical calculation date, the interest rates on the mortgage loans are based on a six-month LIBOR index with respect to approximately 50.44% of the mortgage loans, a one-year LIBOR index with respect to approximately 49.35%
                                          of the mortgage loans or a one-year CMT index with respect to approximately 0.21% of the mortgage loans. All of these mortgage loans have periodic, minimum and maximum
                                          limitations on adjustments to their interest rates, and will have the first adjustment to their interest rates from one
                                          (1) year to ten (10) years after the origination of those
                                          mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, the LIBOR certificates may accrue less interest than they would accrue if their
                                          pass-through rates were based solely on one-month LIBOR plus the specified margins.

                                          The six-month LIBOR, one-year LIBOR, and one-year CMT
                                          indices may change at different times and in different
                                          amounts than one-month LIBOR. As a result, it is possible
                                          that interest rates on certain of the mortgage loans may
                                          decline while the pass-through rates on the LIBOR
                                          certificates are stable or rising. It is also possible that the interest rates on the mortgage loans and the
                                          pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on the LIBOR certificates may decline more slowly or increase more rapidly.

                                          The pass-through rates for the LIBOR certificates adjust
                                          monthly and are subject to maximum interest rate caps based on the weighted average net interest rate of the mortgage
                                          loans while the interest rates on the mortgage loans adjust less frequently. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit


                                                 S-27


                                          increases in the pass-through rates for those classes for
                                          extended periods in a rising interest rate environment.

                                          If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest
                                          rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                                          If the pass-through rates on the LIBOR certificates are
                                          limited for any distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans (adjusted for net payments to or from the swap provider), the resulting interest shortfalls may be
                                          recovered by the holders of these certificates on the same distribution date or on future distribution dates on a
                                          subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR
                                          certificates and the payment of certain fees and expenses of the trust. However, we cannot assure you that these funds
                                          will be sufficient to fully cover these shortfalls.

                                          See "Description of the Certificates--Distributions of
                                          Interest and Principal," "--Supplemental Interest Trust" and
                                          "--Interest Rate Swap Agreement" in this prospectus
                                          supplement.

Risks Relating to the                     The Class A-3-B certificates are entitled to receive Class
Subordination of the                      distributions of interest and principal concurrently with
A-3-B Certificates to the Class           the Class A-3-A certificates on a pro rata basis. However,
A-3-A Certificates                        the Class A-3-B certificates will not receive any principal distributions until the certificate principal balance of the
                                          Class A-3-A certificates, has been reduced to zero, in the following applicable circumstances:

                                                o      if, on any distribution date before the 37th
                                                       distribution date, the aggregate amount of
                                                       losses suffered by all of the mortgage loans
                                                       from the cut-off date through the last day of
                                                       the preceding month exceeds 0.60% of the
                                                       aggregated stated principal balance of the
                                                       mortgage loans as of the cut-off date; or

                                                o      if, on any Distribution Date on or after the
                                                       37th Distribution Date, a Trigger Event is in
                                                       effect.

                                          The allocations described above will increase the risk that shortfalls in principal on the mortgage loans will be borne by the Class A-3-B certificates.



                                                 S-28

                                          If such shortfalls are borne by the Class A-3-B certificates the yield to investors on those certificates will be
                                          adversely affected.

Delinquent Mortgage Loans in              As of the statistical calculation date, all of the mortgage
the Trust Could Increase the              loans were current. If mortgage loans become delinquent the
Possibility of Losses Suffered            loan pool may bear more risk than a pool of mortgage loans
by the Trust                              without any delinquencies but with otherwise comparable
                                          characteristics. It is possible that a delinquent mortgage loan will never become current or, if it does become
                                          current, that the mortgagor may become delinquent again.

                                          As a result of these factors, the mortgage loans may have
                                          increased delinquencies and losses as compared to other
                                          mortgage pools. To the extent not otherwise covered by
                                          credit enhancement, such increased delinquencies and losses may result in the reduction of amounts available for
                                          distribution on your certificates.

High Loan-to-Value Ratios                 Mortgage loans with higher original loan-to-value ratios may
Increase Risk of Loss                     present a greater risk of loss than mortgage loans with
                                          original loan-to-value ratios of 80% or below. Approximately
                                          4.72% of the mortgage loans had loan-to-value ratios in
                                          excess of 80%. Although 78.06% of the mortgage loans with
                                          loan-to-value ratios of in excess of 80% have primary
                                          mortgage insurance, we cannot assure you that the primary
                                          mortgage insurance coverage will be adequate to cover any
                                          losses that might be experienced by those mortgage loans.

                                          Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were
                                          obtained.

Your Yield Will be Affected by            Approximately 0.11%, 8.01% and 78.72% of the mortgage loans
the Interest-Only Feature of              have an initial interest-only period of 3, 5 and 10 years,
Some of the Mortgage Loans                respectively. During this period, the payment made by the
                                          related mortgagor will be less than it would be if the
                                          principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be
                                          reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the LIBOR certificates with respect to these mortgage loans during their interest-only period
                                          unless there is a principal prepayment.

                                          After the initial interest-only period, the scheduled
                                          monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related
                                          mortgagors,


                                                 S-29


                                          particularly if interest rates have increased and the
                                          mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these
                                          mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage
                                          loan is relatively small during the first few years after
                                          the origination of a mortgage loan, in the aggregate the
                                          amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the LIBOR certificates in reverse order of
                                          seniority.

                                          The use of mortgage loans with an initial interest-only
                                          period have increased in popularity in the mortgage
                                          marketplace, but historical performance data for
                                          interest-only mortgage loans is limited as compared to
                                          performance data for mortgage loans that amortize from
                                          origination. The performance of these mortgage loans may be significantly different from mortgage loans that amortize
                                          from origination. In particular, there may be a higher
                                          expectation by these mortgagors of refinancing their
                                          mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in
                                          higher or lower prepayment speeds than would otherwise be
                                          the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the
                                          delinquency, loss and prepayment experience with respect to these mortgage loans.

Violation of Various Federal,             There has been an increased focus by state and federal
State and Local Laws May                  banking regulatory agencies, state attorneys general offices,
Result in Losses on the                   the Federal Trade Commission, the U.S. Department of
Mortgage Loans                            Justice, the U.S. Department of Housing and Urban
                                          Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending"
                                          practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor's credit risk
                                          warrants and failing to adequately disclose the material
                                          terms of loans to the mortgagors.

                                          Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and
                                          general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt
                                          collection practices


                                                 S-30


                                          may apply to the origination, servicing and collection of
                                          the mortgage loans.

                                          The mortgage loans are also subject to federal laws,
                                          including:

                                          o     the Federal Truth in Lending Act and Regulation Z
                                                promulgated under that Act, which require certain
                                                disclosures to the mortgagors regarding the terms of
                                                the mortgage loans;

                                          o     the Equal Credit Opportunity Act and Regulation B
                                                promulgated under that Act, which prohibit
                                                discrimination on the basis of age, race, color, sex,
                                                religion, marital status, national origin, receipt of
                                                public assistance or the exercise of any right under
                                                the Consumer Credit Protection Act, in the extension
                                                of credit; and

                                          o     the Fair Credit Reporting Act, which regulates the use
                                                and reporting of information related to the
                                                mortgagor's credit experience.

                                          Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the
                                          mortgage loans and in addition could subject the trust to
                                          damages and administrative enforcement (including
                                          disgorgement of prior interest and fees paid). In
                                          particular, an originator's failure to comply with certain requirements of federal and state laws could subject the
                                          trust (and other assignees of the mortgage loans) to
                                          monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent
                                          holders of the mortgage loans.

                                          Each of the responsible parties has represented that each
                                          mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and
                                          regulations. In addition, each of the responsible parties
                                          has also represented to the effect that none of the mortgage loans is considered (a) a "high cost" mortgage loan under
                                          the Home Ownership and Equity Protection Act of 1994, or (b)
                                          a "high cost home," "threshold," "predatory" or "covered"
                                          loan (excluding "covered home loans" as defined under clause
                                          (1) of the definition of "covered home loans" in the New
                                          Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws. In the event of a breach of
                                          any of such representations, the applicable responsible
                                          party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the trust will be
                                          reimbursed for any and all costs, losses and damages
                                          associated with


                                                 S-31


                                          any violation of applicable state, federal or local
                                          anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this prospectus
                                          supplement.

The Responsible Parties May               Each of the responsible parties has made various
Not Be Able to Repurchase                 representations and warranties related to the mortgage
Defective Mortgage Loans                  loans. Those representations are summarized in
                                          "Description of the Certificates--Representations and
                                          Warranties Relating to the Mortgage Loans" in this
                                          prospectus supplement.

                                          If a responsible party fails to cure a material breach of
                                          its representations and warranties with respect to any
                                          mortgage loan in a timely manner, then such responsible
                                          party would be required to repurchase the defective mortgage loan. It is possible that the responsible parties may not be capable of repurchasing any defective mortgage loans, for
                                          financial or other reasons. The inability of any responsible party to repurchase defective mortgage loans would likely
                                          cause the mortgage loans to experience higher rates of
                                          delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The Transfer of Servicing                 As of the closing date, Avelo Mortgage, L.L.C. will be
May Result in Higher                      servicing a portion of the mortgage loans for which they
Delinquencies and Defaults                will be ultimately responsible for servicing. All transfers
Which May Adversely Affect                of the remaining mortgage loans are expected to be completed
the Yield on Your Certificates            as of November 27, 2006 (the "transfer date"). Prior to the transfer date, the mortgage loans will be serviced by
                                          various mortgage loan servicers on an interim basis.
                                          Although the transfer of servicing with respect to the
                                          mortgage loans to Avelo Mortgage, L.L.C. will be completed on the transfer date, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system
                                          incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this
                                          servicing transfer or any delays associated with the
                                          transfer, the rate of delinquencies and defaults could
                                          increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the
                                          transfer of servicing or that, if there are disruptions,
                                          they will not adversely affect the yield on your
                                          certificates.



                                                 S-32


An Interest Rate Swap                     The certificates represent an interest in a supplemental
Agreement is Subject to                   interest trust which contains an interest rate swap agreement
Counterparty Risk                         that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received under the interest rate swap agreement, the receipt of those payments on such
                                          certificates will be subject to the credit risk of the swap provider. See "Description of the Certificates--Interest
                                          Rate Swap Agreement" in this prospectus supplement.

The Credit Rating of the Swap             The swap provider under the interest rate swap agreement
Provider Could Affect the                 will have, as of the closing date, the ratings set forth under
Rating of the Offered                     "Description of the Certificates--Interest Rate Swap
Certificates                              Agreement" in this prospectus supplement.  The ratings on
                                          the offered certificates are dependent in part upon the
                                          credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or
                                          withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See
                                          "Description of the Certificates--Interest Rate Swap
                                          Agreement" in this prospectus supplement.

Effect on Yields Due to Rapid             Any payment payable to the swap provider under the terms
Prepayments; No Assurance                 of the interest rate swap agreement will reduce amounts
of Amounts Received Under                 available for distribution to certificateholders, and may
the Interest Rate Swap                    reduce the pass-through rates on the LIBOR certificates.
Agreement                                 If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be
                                          applied to make net swap payment amounts to the swap
                                          provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the
                                          yields on the offered certificates. In addition, certain
                                          swap termination payments arising under the interest rate
                                          swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for
                                          distribution to certificateholders. Under the terms of the interest rate swap agreement, the supplemental interest
                                          trust may owe a termination payment to the swap provider
                                          even if the supplemental interest trust is not the
                                          defaulting party.

                                          Any amounts received under the interest rate swap agreement will be applied as described in this prospectus


                                                 S-33


                                          supplement to pay interest shortfalls, maintain
                                          overcollateralization and cover losses. However, no swap
                                          related payments will remain in the supplemental interest
                                          trust unless the floating payment owed by the swap provider for a distribution date exceeds the payment owed to the swap provider for that distribution date. This will not occur
                                          except in a period where one-month LIBOR (as determined
                                          pursuant to the interest rate swap agreement) exceeds the
                                          per annum rate (adjusted monthly as set forth on Annex II to this prospectus supplement). We cannot assure you that any amounts will be received under the interest rate swap
                                          agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required
                                          overcollateralization.

External Events May Increase              In response to previously executed and threatened terrorist
the Risk of Loss on the                   attacks in the United States and foreign countries, the United
Mortgage Loans                            States has initiated military operations and has placed a
                                          substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible
                                          that the number of reservists and members of the National
                                          Guard placed on active duty status in the near future may
                                          increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who
                                          are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the
                                          Servicemembers Civil Relief Act and any comparable state
                                          law, will apply. Substantially all of the mortgage loans
                                          have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated first to
                                          excess interest on the mortgage loans for the related
                                          distribution date, and thereafter to reduce the accrued
                                          interest on the LIBOR certificates on a pro rata basis. Any such allocation to the accrued interest on your certificates will result in a reduction in the yield on your
                                          certificates. None of the depositor, the sponsor, the
                                          underwriter, any responsible party, the master servicer, any servicer, the trustee, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal Aspects of the Mortgage
                                          Loans--Servicemembers Civil Relief Act and the California
                                          Military and Veterans Code" in the prospectus.

The Certificates Are                      The certificates will not represent an interest in or
Obligations of the Trust Only             obligation of the depositor, the sponsor, the underwriter, the servicers, the master servicer, the trustee, the
                                          responsible parties, the securities administrator or any of their respective affiliates. Neither the certificates nor
                                          the underlying mortgage loans will be guaranteed or insured by any governmental agency


                                                 S-34


                                          or instrumentality or by the depositor, the sponsor, the
                                          underwriter, the master servicer, the securities
                                          administrator, the servicers, the trustee or any of their
                                          respective affiliates. Proceeds of the assets included in
                                          the trust will be the sole source of payments on the
                                          certificates, and there will be no recourse to the
                                          depositor, the sponsor, the underwriter, the servicers, the trustee, the responsible parties or any other entity in the event that such proceeds are insufficient or otherwise
                                          unavailable to make all payments provided for under the
                                          certificates.

Your Investment May Not Be                The underwriter intends to make a secondary market in the
Liquid                                    LIBOR certificates, but it will have no obligation to do so.
                                          We cannot assure you that such a secondary market will
                                          develop or, if it develops, that it will continue.
                                          Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your
                                          desired yield. The market values of the certificates are
                                          likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                          The secondary markets for asset-backed securities have
                                          experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be
                                          any purchasers for the certificates you may purchase.
                                          Although any class of certificates may experience
                                          illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest
                                          rate risk or that have been structured to meet the
                                          investment requirements of limited categories of investors, will experience illiquidity. You should consider that
                                          illiquidity may also result from legal or regulatory
                                          changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

                                          The Class M-6, Class B-1, Class B-2 and Class B-3
                                          certificates will not constitute "mortgage related
                                          securities" for purposes of the Secondary Mortgage Market
                                          Enhancement Act of 1984, as amended. Accordingly, many
                                          institutions that lack the legal authority to invest in
                                          securities that do not constitute "mortgage related
                                          securities" will not be able to invest in those
                                          certificates, thereby limiting the market for those
                                          certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital
                                          requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class
                                          M-6, Class B-1, Class B-2 and Class B-3 certificates. See
                                          "Legal Investment" in this prospectus supplement and in the prospectus.




                                                 S-35


                                          You should consult your own tax, accounting, legal and
                                          financial advisors for assistance in determining the
                                          suitability of and consequences to you of the purchase,
                                          ownership, and sale of those certificates.

Increased Use of New                      In recent years, borrowers have increasingly financed their
Mortgage Loan Products by                 homes with new mortgage loan products, which in many
Borrowers May Result in a                 cases have allowed them to purchase homes that they might
Decline in Real Estate Values             otherwise have been unable to afford.  Many of these new
Generally                                 products feature low monthly payments during the initial
                                          years of the loan that can increase (in some cases,
                                          significantly) over the loan term. There is little
                                          historical data with respect to these new mortgage loan
                                          products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions
                                          such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed
                                          anticipated levels. In that event, the certificates, and
                                          your investment in the securities, may not perform as you
                                          anticipate.

The Ratings on Your                       Each rating agency rating the offered certificates may
Certificates Could Be                     change or withdraw its initial ratings at any time in
Reduced or Withdrawn                      the future if, in its judgment, circumstances warrant a
                                          change. No person or entity is obligated to maintain the
                                          ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the
                                          offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Value of Collateral Securing              Certain of the mortgage loans may be cooperative loans.
Cooperative Loans May                     The cooperative (1) owns all the real property that comprises
Diminish in Value                         the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2)
                                          leases the land generally by a long term ground lease and
                                          owns the apartment building. The cooperative is directly
                                          responsible for project management and, in most cases,
                                          payment of real estate taxes and hazard and liability
                                          insurance. If there is a blanket mortgage on the property
                                          and/or underlying land, as is generally the case, the
                                          cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the
                                          cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment
                                          building. The interest of the occupants under proprietary
                                          leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the
                                          holder of the blanket mortgage in that building. If the
                                          cooperative is unable to meet the payment obligations
                                          arising under its blanket


                                                 S-36


                                          mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate
                                          proprietary leases and occupancy agreements. In addition,
                                          the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to
                                          refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the
                                          mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual
                                          tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral
                                          securing the cooperative loans. See "Legal Aspects of the
                                          Mortgage Loans - General - Cooperative Loans" in the
                                          prospectus.

Bankruptcy of the Depositor               The depositor and the sponsor may be eligible to become a
or the Sponsor may Delay or               debtor under the United States Bankruptcy Code.  If the
Reduce Collections on the                 depositor or the sponsor were to become a debtor under the
Loans                                     United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or
                                          whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage
                                          assets constitute property of the estate of the debtor,
                                          there could be delays in payments to the certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the
                                          mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity (the
                                          "Transfers") are treated as true sales, rather than pledges, of the mortgage assets.

                                          The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the Transfers should be treated as true
                                          sales, and not as pledges. The mortgage assets should
                                          accordingly be treated as property of the related issuing
                                          entity and not as part of the bankruptcy estate of the
                                          depositor or the sponsor. In addition, the depositor is
                                          operated in a manner that should make it unlikely that it
                                          would become the subject of a bankruptcy filing.

                                          However, there can be no assurance that a bankruptcy court would not recharacterize the Transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage
                                          assets. Any request by the debtor (or any of its creditors)
                                          for




                                                 S-37


                                          such a recharacterization of the Transfers, if successful, could result in delays in payments of collections on the
                                          mortgage assets and/or reductions in the amount of the
                                          payments paid to certificateholders, which could result in losses on the certificates. Even if a request to
                                          recharacterize the Transfers were to be denied, delays in
                                          payments on the mortgage assets and resulting delays or
                                          losses on the certificates could result.

Servicing Fee May be                      Because the fee payable to the master servicer and each
Insufficient to Engage                    servicer may be based on a fee rate that is a percentage of
Replacement Master Servicers              the outstanding mortgage loan balances, no assurance can
or Servicers                              be made that such fee rate in the future will be sufficient to attract a replacement master servicer or replacement
                                          servicers to accept a successor appointment.

The Offered Certificates May              The offered certificates are not suitable investments for any
Not Be Suitable Investments               investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The
                                          offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to
                                          analyze the prepayment, reinvestment, default and market
                                          risk, the tax consequences of an investment and the
                                          interaction of these factors.

Risks Related to the Class R,             The holders of the residual certificates must include the
Class RC and Class RX                     taxable income or loss of the related REMIC in determining
Certificates                              their federal taxable income.  Prospective investors are
                                          cautioned that the residual certificateholders' REMIC
                                          taxable income and the tax liability associated with the
                                          residual certificates may be substantial during certain
                                          periods, in which event the holders of the residual
                                          certificates must have sufficient sources of funds to pay
                                          such tax liability. Other than an initial distribution on
                                          the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the trust.

                                          Furthermore, it is anticipated that all or a substantial
                                          portion of the taxable income of the related REMIC
                                          includible by the holders of the residual certificates will be treated as "excess inclusion" income, resulting in (i)
                                          the inability of those holders to use net operating losses to offset such income, (ii) the treatment of such income as
                                          "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such
                                          income as subject to 30% withholding tax to certain non-U.S.
                                          investors, with no exemption or treaty reduction.

                                          Under the provisions of the Internal Revenue Code of 1986
                                          relating to REMICs, it is likely that the Class R
                                          certificates


                                                 S-38


                                          will be considered to be "non-economic residual interests,"
                                          with the result that transfers of them would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, the transferee affidavit used for
                                          transfers of both classes of residual certificates will
                                          require the transferee to affirm that it (i) historically
                                          has paid its debts as they come due and intends to do so in the future, (ii) understands that it may incur tax
                                          liabilities with respect to the residual certificates in
                                          excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign
                                          permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any
                                          other U.S. person and (v) will not transfer the residual
                                          certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the securities administrator that, as of the date of
                                          transfer, it had no knowledge or reason to know that the
                                          affirmations made by the transferee pursuant to the
                                          preceding sentence were false. In addition, Treasury
                                          regulations provide alternatives for either paying the
                                          transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income on those residual certificates is effectively
                                          connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the securities administrator with an effective Internal Revenue Service
                                          Form W-8ECI. See "Federal Income Tax Consequences--Tax
                                          Treatment of REMIC Residual Interests--Non-Recognition of
                                          Certain Transfers for Federal Income Tax Purposes" in the
                                          prospectus.

                                          An individual, trust or estate that holds residual
                                          certificates (whether the residual certificates are held
                                          directly or indirectly through certain pass-through
                                          entities) also may have additional gross income with respect to such residual certificates but may be subject to
                                          limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly
                                          allocable to such residual certificates in computing such
                                          holder's regular tax liability, and may not be able to
                                          deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The master
                                          servicing and trust agreement will require that any such
                                          gross income and such fees and expenses will be allocable to holders of the residual


                                                 S-39


                                          certificates in proportion to their respective ownership
                                          interests. See "Federal Income Tax Consequences--Tax
                                          Treatment of REMIC Residual Interests" and "--Special
                                          Considerations for Certain Types of Investors--Individuals
                                          and Pass-Through Entities" in the prospectus. In addition, some portion of the purchaser's basis, if any, in residual certificates may not be recovered until termination of the trust fund. Furthermore, Treasury regulations have been
                                          issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates. Any transferee of residual certificates
                                          receiving such consideration should consult its tax advisors regarding these regulations. See "Federal Income Tax
                                          Consequences--Special Considerations for Certain Types of
                                          Investors--Disposition of Residual Certificates" in the
                                          prospectus. Due to the special tax treatment of residual
                                          interests, the effective after-tax return of the residual
                                          certificates may be significantly lower than would be the
                                          case if the residual certificates were taxed as debt
                                          instruments and could be negative.






                    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


                                                 S-40


                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is October 1, 2006, unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of November 1, 2006. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

      The trust will primarily consist of approximately 2,241 conventional, Alt-A type, adjustable-rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $841,796,308 as of the statistical calculation date. As of the statistical calculation date, approximately 32.16% of the mortgage loans (the "Countrywide Mortgage Loans") were acquired by the sponsor, Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the Depositor, from Countrywide Home Loans, Inc. ("Countrywide Home Loans"), approximately 17.46% of the mortgage loans (the "SunTrust Mortgage Loans") were acquired by GSMC from SunTrust Mortgage, Inc. ("SunTrust"), approximately 17.17% of the mortgage loans (the "FNBN Mortgage Loans") were acquired by GSMC from First National Bank of Nevada ("FNBN"), approximately 16.06% of the mortgage loans (the "Conduit Mortgage Loans") were acquired by GSMC from various other mortgage loan sellers under the Goldman Sachs Mortgage Conduit Program (the "Conduit Program"), approximately 13.47% of the mortgage loans (the "GreenPoint Mortgage Loans") were acquired by GSMC from GreenPoint Mortgage Funding, Inc. ("GreenPoint") and approximately 3.66% of the mortgage loans were acquired by GSMC from the one additional mortgage loan seller.

      GSMC purchases mortgage loans from pre-approved counterparties on a periodic basis. If practicable, GSMC will select mortgage loans originated by a single originator for inclusion in a particular transaction. GSMC purchased mortgage loans from Countrywide Home Loans on September 28, 2006, from SunTrust on October 11, 2006, from FNBN on October 24, 2006, from GreenPoint on October 6, 2006 and from one other mortgage loan seller on September 26, 2006, after conducting due diligence on the mortgage loan portfolios offered. GSMC selected all of the mortgage loans that were purchased from such originators between June 2006 and October 2006 that had not been paid-off since such mortgage loans had been purchased for inclusion in the trust. GSMC purchases mortgage loans through the Conduit Program on a continuous basis.

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Countrywide Home Loans Underwriting Guidelines" and "--Goldman Sachs Mortgage Conduit Underwriting Guidelines" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

      All of the mortgage loans in the trust are adjustable-rate mortgage loans. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on a semi-annual or annual interest rate adjustment date (the "Adjustment Date") based on an index. The interest rates on the mortgage loans are based on a Six-Month LIBOR Loan Index, One-Year CMT Loan Index or One-Year LIBOR Loan Index (each, an "Index"). See "--The Indices" below. The first adjustment for approximately 0.12% of the mortgage loans will occur after an initial period of approximately one (1) year following origination; in the case of approximately 1.98% of the mortgage loans will occur after an initial period of approximately two (2) years following origination; in the case of approximately 8.79% of the mortgage loans will occur after an initial period of approximately three (3) years following origination; in the case of approximately 79.86% of the mortgage loans will occur after an initial period of approximately five (5) years following origination; in the case of approximately 6.01% of the mortgage loans will occur after an initial period of approximately seven (7) years following origination; and in the case of approximately 3.24% of the mortgage loans will occur after an initial period of approximately ten (10) years following origination. On each Adjustment Date for a mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Index and a fixed percentage amount (the "Gross Margin"). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of the mortgage loan (the "Minimum Rate"). The Periodic Caps for the adjustable-rate mortgage loans are:

      o     1.000% for approximately 38.99% of the mortgage loans; and

      o     2.000% for approximately 61.01% of the mortgage loans.

      The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"), which range from 2.00% to 6.00% for all of the mortgage loans. Effective with the first monthly payment due on each mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

      Each mortgage loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

      All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a townhouse, cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 4.72% of the mortgage loans had loan-to-value ratios in excess of 80%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. Approximately 78.06% of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance (sometimes referred to as "PMI"). PMI will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. As of the statistical calculation date, the mortgage insurance policies for the mortgage loans are provided by Republic (approximately 1.48%), PMI Mortgage Insurance Co. (approximately 1.08%), MGIC (approximately 0.28%), UGIC (approximately 0.22%), CMAC (approximately 0.19%), Radian (approximately 0.19%), GEMICO (approximately 0.17%) and Triad (approximately 0.08%). Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and each servicer is required to pay all related premiums, at its own expense, until such time as the insurance expires.

      Except for approximately 0.59% of the mortgage loans that are balloon loans, all of the mortgage loans are fully amortizing.

      Approximately 86.84% of the mortgage loans provide for payments of interest-only ranging from three (3) to ten (10) years following origination.

Mortgage Loans

The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

              Scheduled Principal Balance:                                          $841,796,308
              Number of Mortgage Loans:                                                    2,241
              Average Scheduled Principal Balance:                                      $375,634
              Percentage of Interest-Only Mortgage Loans:                                 86.84%
              Weighted Average Gross Interest Rate:                                       7.203%
              Weighted Average Net Interest Rate(2):                                      6.913%
              Non-Zero Weighted Average FICO Score:                                          708
              Weighted Average Original LTV Ratio:                                        76.78%
              Weighted Average Combined Original LTV Ratio:                               87.18%
              Weighted Average Stated Remaining Term (months):                               359
              Weighted Average Seasoning (months):                                             1
              Weighted Average Months to Roll:                                                59
              Weighted Average Gross Margin:                                              2.497%
              Weighted Average Initial Rate Cap:                                           5.14%
              Weighted Average Periodic Rate Cap:                                          1.61%
              Weighted Average Gross Maximum Lifetime Rate:                               12.58%
              Percentage of Loans with Silent Seconds:                                    61.15%
              Non-Zero Weighted Average Debt-to-Income Ratio:                             38.12%
              Percentage of Loans with Mortgage Insurance:                                 3.69%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.
(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.

      The scheduled principal balances of the mortgage loans range from approximately $21,992 to approximately $2,000,000. The mortgage loans had an average scheduled principal balance of approximately $375,634.

      The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 76.78% and approximately 4.72% of the mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the mortgage loans are secured by first liens.

      No more than approximately 0.40% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the statistical calculation date, none of the mortgage loans were 30 to 59 days delinquent. A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

      The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

      Under the terms of the related mortgage notes, as of the statistical calculation date, approximately 37.99% of the mortgage loans by aggregate unpaid principal balance, provide for payment by the mortgagor of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six (6) months to five (5) years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five (5) years. Prepayment Premiums collected from mortgagors, other than any Prepayment Premiums waived or retained by any servicer as permitted by the applicable servicing agreement, will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

      The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the trust or prior to such mortgage loan becoming subject to a reconstitution agreement. The Master Servicer may not waive, modify or vary any term of any mortgage loan.

The Indices

      Each mortgage loan has an interest rate that adjusts based on an Index. The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "One-Year LIBOR Loan Index"). The Six-Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "Six-Month LIBOR Loan Index"). The One-Year CMT Loan Index is the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year (the "One-Year CMT Loan Index"). The One-Year CMT Loan Index will be generally determined forty-five days before the applicable Adjustment Date. In the event an Index is no longer available, the servicer will select a substitute Index in accordance with the applicable mortgage loan.

Countrywide Home Loans, Inc.

      Information relating to the underwriting guidelines of Countrywide Home Loans from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by Countrywide Home Loans.

Countrywide Home Loans Underwriting Guidelines

      The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale; or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Standards--General".

      With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program:

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

      o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

      General

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

      As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

      Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

      Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

      For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

      Standard Underwriting Guidelines

      Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

      Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative

Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

      The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

      The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

      Expanded Underwriting Guidelines

      Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

      Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

      Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

      In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

      The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

      Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

      Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Goldman Sachs Mortgage Conduit Program

      General

      The information set forth below has been provided by GSMC.

      GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

      Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Goldman Sachs Mortgage Conduit Underwriting Guidelines

      The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

      Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

      Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the loan-to-value ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

      In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

      The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

      Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 24 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

      Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

      The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:


                                                Full Documentation

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
     Minimum          Maximum           Maximum         Maximum         Maximum          Maximum         Maximum
   FICO Score          LTV(1)           CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
       700                97%             100%              95%            100%              90%             100%
       680                97              100               95             100               90              100
       660                95              100               95             100               90              100
       640                95              100               95             100               90              100
       620                90              100               80             100               80              100
       600                75               80               75              80               75               80
       580               N/A              N/A              N/A             N/A              N/A              N/A
       560               N/A              N/A              N/A             N/A              N/A              N/A
       540               N/A              N/A              N/A             N/A              N/A              N/A

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types and loan amount.

                                            Alternative Documentation

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
     Minimum          Maximum           Maximum         Maximum         Maximum          Maximum         Maximum
   FICO Score          LTV(1)           CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
       700                97%             100%              95%            100%              90%             100%
       680                97              100               95             100               90              100
       660                95              100               95             100               90              100
       640                95              100               95             100               90              100
       620                90              100               80             100               80              100
       600                75               80               75              80               75               80
       580               N/A              N/A              N/A             N/A              N/A              N/A
       560               N/A              N/A              N/A             N/A              N/A              N/A
       540               N/A              N/A              N/A             N/A              N/A              N/A

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

                             Stated Income / Stated Income Stated Asset Documentation

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
     Minimum          Maximum           Maximum         Maximum         Maximum          Maximum         Maximum
   FICO Score          LTV(1)           CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
       700                95%             100%              80%            100%              85%             100%
       680                95              100               80             100               85              100
       660                90              100               80             100               85              100
       640                90              100               80             100               80              100
       620                90              100               80             100               80              100
       600               N/A              N/A              N/A             N/A              N/A              N/A
       580               N/A              N/A              N/A             N/A              N/A              N/A
       560               N/A              N/A              N/A             N/A              N/A              N/A

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

                                                 No Documentation

                            Owner Occupied                      2nd Home                    Non-Owner Occupied
     Minimum          Maximum           Maximum         Maximum         Maximum          Maximum         Maximum
   FICO Score          LTV(1)           CLTV(1)           LTV(1)         CLTV(1)          LTV(1)          CLTV(1)
       700                90%              95%              80%             95%              80%              95%
       680                80               95               80              95               80               95
       660                80               95               80              95               80               95
       640                80               95               80              95              N/A              N/A
       620                80               95               80              95              N/A              N/A
       600               N/A              N/A              N/A             N/A              N/A              N/A
       580               N/A              N/A              N/A             N/A              N/A              N/A
       560               N/A              N/A              N/A             N/A              N/A              N/A
       540               N/A              N/A              N/A             N/A              N/A              N/A

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

      An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of

Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.


Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the mortgagor's probability of default. The Credit Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., a mortgagor with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the mortgagor. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                               THE MASTER SERVICER

General

      The information below has been provided by Wells Fargo Bank, National Association ("Wells Fargo"). None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers or the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

      Wells Fargo will act as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") under the master servicing and trust agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo acts as Master Servicer pursuant to the master servicing and trust agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on data provided by each servicer, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the master servicing and trust agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as Master Servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

      Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      For information, with respect to the Master Servicer's liability under the master servicing and trust agreement and any indemnification that the Master Servicer will be entitled to from the trust, see "--Indemnification and Third Party Claims" in this prospectus supplement.


                          THE SECURITIES ADMINISTRATOR

General

      The information below has been provided by Wells Fargo. None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers, the Custodians, the Trustee or any of their respective affiliates has made any independent investigation of such information.

      Under the terms of the master servicing and trust agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo was acting as securities administrator with respect to more than $ 894,773,136,436 of outstanding residential mortgage-backed securities.

      Wells Fargo will also act as paying agent and certificate registrar for the certificates and will be responsible for executing on behalf of the Supplemental Interest Trust any interest rate swap agreement.

Compensation of the Master Servicer and the Securities Administrator

      As compensation for its activities as Master Servicer under the master servicing and trust agreement, the Master Servicer will be entitled to receive the master servicing fee which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicing float period (as defined in the master servicing and trust agreement) and paid to the Master Servicer as compensation for its activities under the master servicing and trust agreement. In the event the Master Servicer assumes the duties of any servicer under the applicable servicing agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such servicer under the related servicing agreement.

      Under the terms of the master servicing and trust agreement, the Securities Administrator may withdraw from the distribution account: (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or the servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, as applicable, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims"; and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

      The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related servicing agreement or master servicing and trust agreement. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer, and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

      The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the master servicing and trust agreement. The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the trust constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

      The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement. The Depositor, the Securities Administrator and the Trustee will be required to immediately notify the Master Servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the Depositor, the Securities Administrator, the Trustee or the trust to indemnification by the Master Servicer under the master servicing and trust agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

      The trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the mortgage loan purchase agreements assigned to the trust, any agreement assigning any of the servicing agreements to the trust or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the master servicing and trust agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefore or from other sources described in "--Compensation of the Master Servicer and the Securities Administrator" above.

Limitation on Liability of the Master Servicer

      Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee, the trust, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment. However, the Master Servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the Master Servicer, may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the

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legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

      The Master Servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

      The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consent shall not be unreasonably withheld) and upon delivery to the Trustee and the Depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

      Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto. However, the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee. No such resignation will become effective until the Trustee assumes, or a successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer's responsibilities and obligations under the master servicing and trust agreement.

Master Servicer Events of Default; Waiver; Termination

      Under the terms of the master servicing and trust agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master
Servicer:

(a) the failure by the Master Servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer;

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(b) the failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of certificates evidencing at least 25% of the voting rights;

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e) the Master Servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days;

(f) except as otherwise set forth in the master servicing and trust agreement, the Master Servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the Trustee, the Securities Administrator and the Depositor; or

(g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

      By written notice, the Trustee may, with the consent of a majority of certificateholders, and shall if directed by a majority of certificateholders, waive any default by the Master Servicer in the performance of its obligations under the master servicing and trust agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

      So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause. Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

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Assumption of Master Servicing by Trustee

      In the event the Master Servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the Trustee shall become the successor master servicer and assume all of the rights and obligations of the Master Servicer under the master servicing and trust agreement and under each servicing agreement under which the Master Servicer is acting as servicer. The Trustee, as successor master servicer, or any other successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the master servicing and trust agreement pursuant to which the Master Servicer has assumed the duties of a servicer, to the same extent as if such agreements had been assigned to the Trustee, as successor master servicer, or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement. To the extent the terminated Master Servicer fails to reimburse the Trustee for all such costs and expenses incurred as a result of the Trustee's assumption of the Master Servicer's obligations, duties and responsibilities under the master servicing and trust agreement, the Trustee will be entitled to be reimbursed from the trust fund and the Master Servicer shall reimburse the trust fund to the same extent.

      If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

                                  THE SERVICERS

General

      Based on the aggregate scheduled principal balance as of the statistical calculation date, Avelo Mortgage, L.L.C. ("Avelo") will act as servicer for approximately 36.56% of the mortgage loans, Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as servicer for approximately 32.16% of the mortgage loans, SunTrust Mortgage, Inc. ("SunTrust") will act as servicer for approximately 17.46% of the mortgage loans, GreenPoint Mortgage Funding, Inc. ("GreenPoint") will act as servicer for approximately 13.47% of the mortgage loans and one other servicer will act as servicer for approximately 0.33% of the mortgage loans. No servicer will have any custodial responsibility for the trust assets.

      If a servicer is terminated pursuant to the master servicing and trust agreement, the terminated servicer will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or the Securities Administrator will pay such costs from the trust fund.

      The information contained in this prospectus supplement with regard to the servicers has been provided by them. None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the underwriter, the Custodians or the Trustee or any of their respective affiliates has made any independent investigation of such information. The servicers will be required to service the mortgage loans in accordance with the applicable servicing agreement, each of which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement.

      We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for each of the servicers, if any. The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

      The information below has been provided by Countrywide Servicing.

Countrywide Home Loans Servicing LP

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide

Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

      Countrywide Home Loans

      Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed- or adjustable-rate mortgage loans secured by single-family residences.

      Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

      Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated:

                                                                  Consolidated Mortgage Loan Production
                                         -----------------------------------------------------------------------------------

                                          Ten Months                                                            Nine Months
                                            Ended                      Years Ended December 31,                    Ended
                                          December 31, ------------------------------------------------------  September 30,
                                             2001           2002         2003          2004          2005           2006
                                         ------------- ------------- ------------ ------------- -------------  -------------
                                                  (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................     504,975       999,448     1,517,743       846,395      809,630        559,501
  Volume of Loans....................... $    76,432   $   150,110   $   235,868   $   138,845  $   167,675    $   109,872
     Percent of Total Dollar Volume.....       61.7%         59.6%         54.2%         38.2%        34.1%          32.9%
Conventional Non-conforming Loans
  Number of Loans.......................     137,593       277,626       554,571       509,711      826,178        479,627
  Volume of Loans....................... $    22,209   $    61,627   $   136,664   $   140,580  $   225,217    $   148,652
     Percent of Total Dollar Volume.....       17.9%         24.5%         31.4%         38.7%        45.9%          44.5%
FHA/VA Loans
  Number of Loans.......................     118,734       157,626       196,063       105,562       80,528         65,618
  Volume of Loans....................... $    14,109   $    19,093   $    24,402   $    13,247  $    10,712    $     9,436
     Percent of Total Dollar Volume.....       11.4%          7.6%          5.6%          3.6%         2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................     164,503       316,049       453,817       587,046      683,887        519,895
  Volume of Loans....................... $     5,639   $    11,650   $    18,103   $    30,893  $    42,706    $    35,229
     Percent of Total Dollar Volume.....        4.5%          4.6%          4.2%          8.5%         8.7%          10.6%
Nonprime Mortgage Loans
  Number of Loans.......................      43,359        63,195       124,205       250,030      278,112        188,558
  Volume of Loans....................... $     5,580   $     9,421   $    19,827   $    39,441  $    44,637    $    30,545
     Percent of Total Dollar Volume.....        4.5%          3.7%          4.6%         11.0%         9.1%           9.2%
Total Loans
  Number of Loans.......................     969,164     1,813,944     2,846,399     2,298,744    2,678,335      1,813,199
  Volume of Loans....................... $   123,969   $   251,901   $   434,864   $   363,006  $   490,947    $   333,734
  Average Loan Amount................... $   128,000   $   139,000   $   153,000   $   158,000  $   183,000    $   184,000
  Non-Purchase Transactions(1)..........        63%           66%           72%           51%          53%            53%
  Adjustable-Rate Loans(1)..............        12%           14%           21%           52%          52%            48%

(1)   Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.


Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

            (a) collecting, aggregating and remitting mortgage loan payments;

            (b) accounting for principal and interest;

            (c) holding escrow (impound) funds for payment of taxes and insurance;

            (d) making inspections as required of the mortgaged properties;

            (e) preparation of tax related information in connection with the mortgage loans;

            (f) supervision of delinquent mortgage loans;

            (g) loss mitigation efforts;

            (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            (i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

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      Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Avelo Mortgage, L.L.C.

      General

      Avelo will be required to service the mortgage loans in accordance with the flow servicing agreement which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "The Agreements" in this prospectus supplement. Avelo has provided the information below.

      History

      Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor, the Swap Provider, and the sponsor. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

      Currently, Avelo's servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

      The REALServicing system is Avelo's core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo's related systems such as its customer service interactive voice response unit and customer service website.

      All mortgage loans are serviced according to Avelo's life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers;
(iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. This contact is tailored to reflect the borrower's payment habits, loan risk profile, and loan status.

      Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

      During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

      A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo's goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

      Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

      Size, Composition and Growth of Avelo's Portfolio of Serviced Assets

      Currently, Avelo's servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second lien conventional mortgage loans. Avelo's servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of October 31, 2006, Avelo is servicing approximately $6,002,733,157 of mortgage loans.

Avelo Rating Information

      Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody's. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

      Changes to Avelo's Policies and Procedures

      Avelo has formulated and will continue to update its servicer policies and procedures. Avelo's servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

                                   THE SPONSOR

      The sponsor is GSMC, a New York limited partnership. GSMC is the parent of the Depositor and an affiliate of the underwriter, the Swap Provider and Avelo. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

      GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

      As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, "scratch and dent" and re-performing loans, among others.

      GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by GSMC since 2002.


                       Year         Approximate Volume
                       ----         ------------------
                       2002          $4.6 billion
                       2003          $2.4 billion
                       2004          $3.8 billion
                       2005          $10.4 billion

      GSMC acquires residential mortgage loans in two contexts:

      (1) through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

      (2)   through conduit purchases.

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      Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

      The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

      Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                             STATIC POOL INFORMATION

      Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable-rate Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.gs.com/staticpoolinfo. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five (5) years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five (5) years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

      In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

      The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the sponsor, and is an affiliate of the underwriter, the Swap Provider and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, GSAA Home Equity Trust 2006-19, the issuing entity, will be formed by the Depositor on the closing date pursuant to the master servicing and trust agreement. The issuing entity will be a New York common law trust and the U.S. Bank National Association ("U.S. Bank") will serve as Trustee of the issuing entity and act on behalf of the issuing entity as required under the master servicing and trust agreement as the issuing entity will not have any directors, officers or employees and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                 THE CUSTODIANS

      Deutsche Bank National Trust Company ("Deutsche Bank"), U.S. Bank and The Bank of New York Trust Company, N.A. ("BNY") will each act as a custodian for the mortgage loans under the master servicing and trust agreement.

      The office of Deutsche Bank in its capacity as custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number
(714) 247-6000.

      The principal office of U.S. Bank in its capacity as a custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

      The principal office of BNY in its capacity as a custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number
(972) 785-5205.

      Each of the above Custodians will act as a custodian of the mortgage loan files pursuant to the master servicing and trust agreement. Each custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee.

      Deutsche Bank shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody. Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank's custody but they will be kept in shared facilities. However, Deutsche Bank's proprietary document tracking system will show the location within Deutsche Bank's facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the trust.

      U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. U.S. Bank has provided corporate trust services since 1924.

      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

      On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

      As Custodian, U.S. Bank is responsible for holding the 376 mortgage files on behalf of the Trustee. U.S. Bank will hold substantially all of the mortgage files in one of its custodial vaults, which are located in St. Paul, Minnesota. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the master servicer and trust agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the mortgage files held on behalf of the Trustee. As of September 5, 2006, U.S. Bank holds approximately 6,632,000 document files for approximately 980 entities and has been acting as a custodian for approximately 20 years.

      BNY segregates files for which it acts as custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

      For further information regarding the activities of the Custodians, see "Description of the Certificates--Delivery of Mortgage Loan Documents" in this prospectus supplement.

                                   THE TRUSTEE

      U.S. Bank will act as the trustee under the terms of the master servicing and trust agreement. U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The master servicing and trust agreement will be administered from U.S. Bank's corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005.

      U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of approximately $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

      On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

      The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement. The trustee's duties are limited solely to its express obligations under the master servicing and trust agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) executing any interest rate swap agreement; (iii) appointing any co-trustee or separate trustee; (iv) executing and delivering to the applicable servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by such servicer); (v) terminating any custodian; (vi) providing any notifications of default; (vii) waiving any permitted defaults; and (viii) all other administrative functions as set forth under the master servicing and trust agreement. See "The Agreements" in this prospectus supplement.


                         DESCRIPTION OF THE CERTIFICATES

      On the closing date, the trust will be created and the Depositor will cause the trust to issue the certificates. The certificates will be issued in eighteen classes, the Class A-1, Class A-2, Class A-3-A, Class A-3-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class X, Class P, Class R, Class RC and Class RX certificates. Each of the above certificates (other than the Class X and Class P) (collectively, the "Offered Certificates") will be offered under this prospectus supplement. The Class R, Class RC and Class RX certificates are referred to as the "Residual Certificates" in this prospectus supplement. The Offered Certificates (other than the Residual Certificates) are sometimes referred to as the "LIBOR Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the asset pool created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

      The asset pool will consist of:

            o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the Cut-off Date;

            o such assets as from time to time are identified as REO property and related collections and proceeds;

            o assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement; and

            o     an interest rate swap agreement.

      The Class R, Class RC and Class RX certificates each will be issued as a single certificate in definitive form in a principal amount of $100.

      The LIBOR Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000. For information regarding the issuance of certificates in book-entry form, see "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

      Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by Goldman, Sachs & Co.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:

                 A | -------------------    ^
                 c | |                 |    |
                 c | |    Class R,     |    |
                 r | |   Class RC,     |    |
                 u | |   Class RX*     |    |
                 e | -------------------    |
                 d | |                 |    |
                   | |   Class A-1     |    |
                 c | -------------------    |
                 e | |                 |    |
                 r | |   Class A-2     |    |
                 t | -------------------    |
                 i | |   Class A-3A    |    |
                 f | |   Class A-3B**  |    |
                 i | -------------------    |
                 c | |                 |    |
                 a | |   Class M-1     |    |  L
                 t | -------------------    |  o
                 e | |                 |    |  s
                   | |   Class M-2     |    |  s
                 i | -------------------    |  e
                 n | |                 |    |  s
                 t | |   Class M-3     |    |
                 e | -------------------    |
                 r | |                 |    |
                 e | |   Class M-4     |    |
                 s | -------------------    |
                 t | |                 |    |
                 , | |   Class M-5     |    |
                   | -------------------    |
                 t | |                 |    |
                 h | |                 |    |
                 e | |   Class M-6     |    |
                 n | -------------------    |
                   | |                 |    |
                 p | |                 |    |
                 r | |   Class B-1     |    |
                 i | -------------------    |
                 n | -------------------    |
                 c | |                 |    |
                 i | |  Class B-2      |    |
                 p | -------------------    |
                 a | |                 |    |
                 l | |                 |    |
                   | |   Class B-3     |    |
                   | -------------------    |
                   | |                 |    |
                   | |  Non-Offered    |    |
                   | |  Certificates   |    |
                   v -------------------    |

* Principal distributions to the Class R, Class RC and Class RX certificates will be distributed concurrently. The residual classes will not be entitled to any distributions of interest.

** Principal distributions to the Class A-3-A certificates and the Class A-3-B certificates will be distributed pro rata based on their respective certificate principal balances until their respective certificate balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B certificates will be allocated first to the Class A-3-A certificates until their certificate principal balance has been reduced to zero, and then to the Class A-3-B certificates until their certificate principal balance has been reduced to zero.

Book-Entry Registration

      The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book-entry certificates will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the certificates. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate or note representing such certificate. Unless and until physical certificates are issued, it is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

      An owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

      Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each certificate ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the certificates, except in the event that use of book-entry system for the certificates is discontinued.

      Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator, or a paying agent on behalf of the Trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Securities Administrator, Trustee or any paying agent as holders of the certificates, and Beneficial Owners will be permitted to exercise the rights of the holders of the certificates only indirectly through DTC and its Direct Participants.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices shall be sent to DTC. If less than all of the certificates within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the certificates unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry certificates from the Securities Administrator through DTC and DTC Direct Participants. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the certificates. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to the certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the certificates.

      Beneficial Owners will not receive or be entitled to receive physical certificates for the certificates referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of the certificates only through Direct Participants and Indirect Participants by instructing such Direct Participants and

Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the "Terms and Conditions") and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The Securities Administrator is responsible for making payments and distributions on the book entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

      Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the Securities Administrator or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book entry securities, may be limited due to the lack of physical securities for such book entry securities. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

      Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the master servicing and trust agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

      Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

      o we (or DTC) advise the Trustee and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the Securities Administrator is unable to locate a qualified successor, or

      o we notify the Trustee, the Securities Administrator and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any of the events specified in the related agreement, the Securities Administrator will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the certificates, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as certificateholders. Thereafter, distributions of principal of and interest on the certificates will be made by the Securities Administrator or a paying agent on behalf of the Securities Administrator directly to certificateholders in accordance with the procedures listed in this prospectus supplement and in the master servicing and trust agreement. The final distribution of any security (whether physical certificates or certificates registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      The Master Servicer, the Securities Administrator, the trust and the Trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The Residual Certificates will be issued as definitive certificates.

      The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the Securities Administrator designates the offices of its agent located in Columbus, Ohio for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

      Pursuant to certain agreements described below, each of Countrywide Home Loans, SunTrust, FNBN and GreenPoint sold their respective mortgage loans, without recourse, to GSMC. In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date. Pursuant to the master servicing and trust agreement, the Depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the Cut-off Date.

      GSMC will also convey to the Depositor:

      o certain rights of GSMC with respect to the Countrywide Mortgage Loans under the master mortgage loan purchase agreement between Countrywide Home Loans and GSMC and certain rights of GSMC under the servicing agreement between Countrywide and GSMC, pursuant to an assignment, assumption and recognition agreement;

      o certain rights of GSMC with respect to the SunTrust Mortgage Loans under the amended and restated flow seller's warranties & servicing agreement, between SunTrust and GSMC, pursuant to an assignment, assumption and recognition agreement;

      o certain rights of GSMC with respect to the FNBN Mortgage Loans under the second amended and restated master mortgage loan purchase and interim servicing agreement, between FNBN and GSMC, pursuant to an assignment, assumption and recognition agreement;

      o certain rights of GSMC with respect to the GreenPoint Mortgage Loans under the amended and restated master mortgage loan purchase agreement, between the GreenPoint and GSMC and certain rights of GSMC under the amended and restated servicing agreement between GreenPoint and GSMC, pursuant to an assignment, assumption and recognition agreement; and

      o certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement.

Delivery of Mortgage Loan Documents

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the Depositor will cause to be delivered to the Custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan, which documents constitute the mortgage file. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

          (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

          (b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

          (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company or closing attorney;

          (d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

          (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

          (f) originals, or certified copies in the case of the Conduit Mortgage Loans, of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

          (g) an original or duplicate lender's title insurance policy; and

          (h) except with respect to any Countrywide Mortgage Loans, any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the master servicing and trust agreement, each custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

o all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o each mortgage note has been endorsed as provided in the master servicing and trust agreement.

      If a custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such custodian is required to promptly notify the applicable servicer and the Depositor in writing. The Depositor will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the applicable custodian. If, however, within the time period specified in the related agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the Depositor of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law. The obligations of the responsible party to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the applicable mortgage loan purchase agreement or seller's warranties and servicing agreement, each of the responsible parties made certain representations and warranties to GSMC as of the Original Sale Date regarding the mortgage loans transferred by it, which are summarized below. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the trust, as of the closing date. The representations and warranties relating to the mortgage loans include, but are not limited to:

            (1) None of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

            (2) To the best of the responsible party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

            (4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

            (5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

            (6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

            (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

            (8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

            (A) the lien of current real property taxes and assessments not yet due and payable;

            (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

            (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

            (9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

            (10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

            (11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach or event which would permit acceleration;

            (12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

            (13) To the best of the responsible party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

            (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

            (15) To the best of the responsible party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

            (16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, the mortgage loan was underwritten pursuant to one of Countrywide's streamline documentation programs);

            (17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

            (18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

            (19) The origination and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

      Upon the discovery by a servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trust in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety (90) days (sixty (60) days or thirty (30) in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

o use its best efforts to promptly cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

      Pursuant to the applicable mortgage loan purchase agreement or seller's warranties and servicing agreement, as applicable, each responsible party may be required to repurchase any mortgage loan within ten (10) days of written notification of a mortgagor "early payment default"

(that, if applicable, the mortgagor failed to make its first or, if so specified in the related master loan purchase agreement or seller's warranties and servicing agreement, the second payment after the date that mortgage loan was purchased by GSMC from the related originator). It is possible that a mortgagor with respect to a mortgage loan transferred to the trust might have failed to make its first two payments after the date GSMC purchased that mortgage loan from such responsible party. In that circumstance, the Securities Administrator on behalf of the trust, may direct such responsible party to repurchase that mortgage loan from the trust at the repurchase price described above.

      The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related servicer and the Trustee for any third party claims arising out of a breach by such applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable servicer, the Master Servicer, the Securities Administrator and the Trustee.

      In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Payments on the Mortgage Loans

      Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution. The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days (48 hours in the case of certain servicers) after receipt, amounts representing the payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date. Such amounts include, but are not limited to:

o all payments on account of principal, including prepayments of principal on the related mortgage loans;

o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

      No servicer will be permitted to commingle funds in the collection account with any other funds or assets.

      Pursuant to the master servicing and trust agreement, the Master Servicer will be obligated to establish a custodial account for the benefit of the certificateholders. The amounts remitted by the Servicers to the Master Servicer on each Servicer Remittance Date shall be credited to the Master Servicer Account within two (2) Business Days (48 hours in the case of certain servicers) once the amounts are identified as a remittance in connection with the Trust and reconciled to the reports provided by the Servicer.

      The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

o any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

      but excluding the following:

            (1) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

            (2) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (3) for such Servicer Remittance Date, the aggregate servicing fee;

            (4) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

            (5) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

            (6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

            (7) certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

            (8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (1) through (8) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

Administration Fees

      As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee and trustee fee payable on each mortgage loan. On each Distribution Date, the Master Servicer, the servicers, the Custodians, the Trustee, and any others receiving payment of fees or expenses, will be entitled to their fee and expenses prior to the certificateholders receiving any distributions. The master servicing fee, servicing fee and trustee fee for any Distribution Date for any mortgage loan will be an amount equal to the master servicing fee rate, the servicing fee rates or the trustee fee, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee and the trustee fee as of the cut-off date:


                        Fee                           Per Annum Fee Rate
         -------------------------------        --------------------------------
             Master Servicing Fee                 The investment income earned
                                                  on amounts on deposit in the
                                                  Distribution Account during
                                                  the Master Servicer Float
                                                  Period  (as described in the
                                                  master servicing and trust
                                                  agreement)

             Servicing Fee                        0.250%, 0.250% (increasing to
                                                  0.375% with respect to certain
                                                  mortgage loans) and 0.375%

             Trustee Fee                          An amount remitted to the
                                                  trustee by Wells Fargo from
                                                  compensation received in its
                                                  capacity as Master Servicer
                                                  and Securities Administrator

Distributions

      Distributions on the certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by wire transfer by authorized personnel in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the Securities Administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for these purposes

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

            (1) to the Supplemental Interest Trust, Net Swap Payment Amounts and any Swap Termination Payments owed to the swap provider other than a Defaulted Swap Termination Payment;

            (2) to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (3) to principal on the classes of LIBOR Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (4) to unpaid interest on the classes of LIBOR Certificates in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (5) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount;

            (6) any Defaulted Swap Termination Payment to the Supplemental Interest Trust;

            (7) certain amounts of interest and principal to the Class X certificates;

            (8) any remaining amounts to the Residual Certificates; and

            in each case, subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

      For any Distribution Date, the "Pass-Through Rate" for each class of LIBOR Certificates will be a per annum rate as set forth below:

      (a) for the Class A-1 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (b) for the Class A-2 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (c) for the Class A-3-A certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (d) for the Class A-3-B certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (e) for the Class M-1 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (f) for the Class M-2 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (g) for the Class M-3 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (h) for the Class M-4 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (i) for the Class M-5 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (j) for the Class M-6 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (k) for the Class B-1 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

      (l) for the Class B-2 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below); and

      (m) for the Class B-3 certificates equal to the lesser of (i) One-Month LIBOR plus [___]% ([___]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below).

      The "WAC Cap" for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the mortgage loans (in each case, less the Expense Fee Rate) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

      On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

            (i) to the holders of each class of LIBOR Certificates and to the Supplemental Interest Trust in the following order of priority:

                  (a) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

                  (b) from the Interest Remittance Amounts, pro rata (based on the accrued and unpaid interest distributable to each class of Class A Certificates), to each of Class A Certificates, the related Accrued Certificate Interest and any Unpaid Interest Amount for each class of the Class A Certificates from prior Distribution Dates;

                  (c) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

                  (d) from any remaining Interest Remittance Amounts to the Class B Certificates sequentially, in ascending numerical order, their Accrued Certificate Interest.

            (ii) (A) on each Distribution Date (x) prior to the Stepdown Date or
(y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) concurrently to the Class R, Class RC and Class RX certificates, pro rata, until their respective Class Certificate Balances have been reduced to zero,

                  (b) to the Class A Certificates, in the following order of priority:

                           (1) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

                           (2) concurrently, to the Class A-3-A and Class A-3-B certificates, allocated pro rata among these certificates, until their respective Class Certificate Balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A certificates and Class A-3-B certificates will be allocated first, to the Class A-3-A certificates until their Class Certificate Balance has been reduced to zero, and then to the Class A-3-B certificates, until their Class Certificate Balance has been reduced to zero;

                  (c) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

      (B)on each Distribution Date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated in the following order of priority:

                  (1) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

                  (2) concurrently, to the Class A-3-A and Class A-3-B certificates, allocated pro rata among these certificates, until their respective Class Certificate Balances have been reduced to zero;

                  (b) to the Class M-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, and (y) the M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (c) to the Class M-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above and to the Class M-1 certificates in clause
                  (ii)(B)(b) above, and (y) the M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (d) to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above and to the Class M-2 certificates in clause
                  (ii)(B)(c) above, and (y) the M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (e) to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above and to the Class M-3 certificates in clause
                  (ii)(B)(d) above and (y) the M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (f) to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above and to the Class M-4 certificates in clause (ii)(B)(e) above and (y) the M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (g) to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above and to the Class M-5 certificates in clause
                  (ii)(B)(f) above and (y) the M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (h) to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, to the Class M-5 certificates in clause
                  (ii)(B)(f) above and to the Class M-6 certificates in clause
                  (ii)(B)(g) above and (y) the B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                  (i) to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, to the Class M-5 certificates in clause
                  (ii)(B)(f) above, to the Class M-6 certificates in clause
                  (ii)(B)(g) above and to the Class B-1 certificates in clause
                  (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (j) to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, to the Class M-5 certificates in clause
                  (ii)(B)(f) above, to the Class M-6 certificates in clause
                  (ii)(B)(g) above, to the Class B-1 certificates in clause
                  (ii)(B)(h) above and to the Class B-2 certificates in clause
                  (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                  (A) if and to the extent that the Interest Remittance Amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and

                  Class B Certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause
                  (i) above;

                  (B) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

                  (C) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

                  (D) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

                  (E) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

                  (F) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

                  (G) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

                  (H) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

                  (I) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

                  (J) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

                  (K) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipt Amounts) for that Distribution Date;

                  (L) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being allocated pro rata based on their Class Certificate Balances; provided that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

                  (M) to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

                  (N) to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

                  (O) to the holders of the Class Residual Certificates, any remaining amount as set forth in the master servicing and trust agreement.

      On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

      Notwithstanding the foregoing, in the event that the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances, except that so long as a Sequential Trigger Event is in effect, principal allocated to the Class A-3-A and Class A-3-B certificates will instead be allocated sequentially, to the Class A-3-A and Class A-3-B certificates, in that order, until their respective Class Certificate Balances have been reduced to zero.

      If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Trust to pay principal as described under "--Supplemental Interest Trust" below, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Supplemental Interest Trust

      On any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date will be deposited into a trust account established by the Securities Administrator and held by a separate trust (the "Supplemental Interest Trust") as part of the asset pool held under the master servicing and trust agreement. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

                   (A) to the Swap Provider, the sum of (x) all Net Swap Payment
               Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

                   (B) to the certificateholders, to pay Accrued Certificate
               Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) of "--Distributions of Interest and Principal" above, to the extent unpaid from other Available Funds;

                   (C) to the certificateholders, to pay principal as described in clause (ii)(A) and clause (ii)(B) of "--Distributions of Interest and Principal" above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

                   (D) to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in clauses
               (iii)(A) through (L) above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                   (E) to the Swap Provider, any Defaulted Swap Termination
               Payment owed to the Swap Provider for that Distribution Date; and

                   (F) to the holders of the Class X certificates, any remaining amounts.

      The Supplemental Interest Trust will not be an asset of any Trust REMIC.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates. The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

      The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

      If, on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based on the WAC Cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "Basis Risk Carry Forward Amount" for those classes of certificates.

      Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Account, with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

      In the event the Class Certificate Balance of any class of LIBOR Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery. The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Pursuant to the master servicing and trust agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, to be held in trust as part of the trust fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any Trust REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement. Holders of the LIBOR Certificates will be entitled to receive payments, to the extent described in this prospectus supplement, from the Excess Reserve Fund Account pursuant to the master servicing and trust agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Trust in the priority specified in "--Supplemental Interest Trust" above.

Interest Rate Swap Agreement

      On the closing date, the Supplemental Interest Trust will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P. (the "Swap Provider"). The Swap Provider is a Delaware limited partnership. The Swap Provider will have a counterparty rating of not less than "Aa3" from Moody's and a credit rating of not less than "AA-" from S&P (or has a guarantor that has such ratings).

      The Significance Percentage of the interest rate swap agreement will be less than 10% as of the Closing Date (as defined below). The Significance Percentage is calculated by reference to the "Significance Estimate" of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the mortgage loans.

      Under the interest rate swap agreement, with respect to the first sixty
(60) Distribution Dates, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at a rate of 5.140% (on an actual/360 basis) per annum, and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of One-Month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the scheduled notional amount set forth on Annex II to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first sixty (60) Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a "Net Swap Payment Amount") thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first sixty (60) Distribution Dates, the Swap Provider will owe a net payment to the Supplemental Interest Trust on the business day preceding such Distribution Date (each, a "Net Swap Receipt Amount") and the amount received by the Supplemental Interest Trust under the interest rate swap agreement will increase the amount available to make payments on the certificates.

      All net payments due to the Swap Provider under the interest rate swap agreement will be paid by the Supplemental Interest Trust, which will receive distributions from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under "--Distributions of Interest and Principal" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider will be paid by the Supplemental Interest Trust from distributions received from the securities administrator on a subordinated basis. However, to the extent any payments are received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the Master Servicer and Securities Administrator acting as the trustee of the Supplemental Interest Trust, and the Supplemental Interest Trust will pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal" above.

      A "Swap Termination Payment" is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the interest rate swap agreement as a result of an early termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

      o  failure to pay;

      o  bankruptcy and insolvency events; and

      o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

      Early termination events under the interest rate swap agreement include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable);

      o a tax event (which generally relates to the Swap Provider to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

      o a tax event upon merger (which generally relates to the Swap Provider receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger); and

      o  upon the exercise of the Optional Clean-up Call.

      "Defaulted Swap Termination Payment" means any termination payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

      In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor, if applicable) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor, if applicable) has a rating of at least "BBB-" or "A-3," by S&P and at least "A1" by Moody's or, S&P or Moody's withdraws its ratings of the Swap Provider; and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

      (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

      (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

      (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

      (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

      It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor, if applicable,) has a rating of less that BBB- or A-3, if applicable, by S&P or less than "A1" by Moody's and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "Substitution Event").

      Finally, it shall also be an additional termination event under the interest rate swap agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections229.1100-229.1123 ("Regulation AB"), to provide any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated swap provider. If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Provider Swap Termination Payment.

      If the Supplemental Interest Trust is unable to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in November 2011 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Provider.

Overcollateralization Provisions

      The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "Overcollateralized Amount" as of that Distribution Date. The master servicing and trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "Specified Overcollateralized Amount" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

      In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "Excess Overcollateralized Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and
(y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all net amounts required to be paid to the Swap Provider on that Distribution Date.

Reports to Certificateholders

      On each Distribution Date the Securities Administrator will be required to make available to the Depositor and each holder of a LIBOR Certificate a distribution report, based on information provided to the Securities Administrator by the master servicer and the servicers, containing the following information:

o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust on such Distribution Date;

o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust;

o the Class Certificate Balance of each class of certificates and the notional amount of the Class P certificates after giving effect to the distribution of principal on such Distribution Date;

o the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

o the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the Securities Administrator with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

o the amount of the expenses and fees paid to or retained by the servicers, the master servicer or the securities administrator with respect to such Distribution Date;

o the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

o the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by the servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

o     the number and aggregate outstanding principal balances of mortgage loans
      (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

o for each of the preceding twelve (12) calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the due dates in each such month and (B) delinquent sixty (60) days or more on each of the due dates in each such month;

o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition of the REO properties;

o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans sixty (60) or more days delinquent);

o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

o the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

o     the Overcollateralized Amount and Specified Overcollateralized Amount;

o     Prepayment Premiums collected by or paid by the servicers;

o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

o     the amount distributed on the Class X and Class P certificates;

o     the amount of any Subsequent Recoveries for such Distribution Date;

o     the Record Date for such Distribution Date;

o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

o material breaches of mortgage loan representations of warranties of which the Trustee, Master Servicer or any servicer has knowledge or received written notice; and

o material breaches of any covenants under the master servicing and trust agreement of which the Trustee, Master Servicer or any servicer has received written notice.

      The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-877-722-1095). The securities administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed by the securities administrator with respect to the trust through the EDGAR system. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

      Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Issuing Entity's annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d) may also be obtained at the Securities and Exchange Commission's internet site located at http://www.sec.gov. Such filings will be made under the name of the Issuing Entity and under the Securities and Exchange Commission file number 333-132809-[__].

      The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                                 THE AGREEMENTS

General

      This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "The Master Servicer" in this prospectus supplement.

Servicing Standard

      Avelo, Countrywide Servicing, SunTrust and GreenPoint will act as the primary servicers of the mortgage loans under the servicing agreements. In addition, as of the cut-off date, there will be one other servicer which will service the applicable mortgage loans under the related servicing agreement. See "The Servicers" in this prospectus supplement.

      In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the related servicing agreement and in accordance with the terms of the master servicing and trust agreement.

      Subservicers

      Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the master servicing and trust agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the master servicing and trust agreement, in the event that such servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

      Each servicer will remain obligated and primarily liable to the trust for the servicing and administering of the related mortgage loans in accordance with the provisions of the master servicing and trust agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such servicer alone were servicing and administering the mortgage loans. Each servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. As of the statistical calculation date, the servicing fee will be equal to 0.250% per annum with respect to approximately 48.93% of the mortgage loans; 0.250% per annum increasing to 0.375% per annum after the initial interest rate adjustment date with respect to approximately 32.16% of the mortgage loans and 0.375% per annum with respect to approximately 18.91% of the mortgage loans. See "Description of the Certificates - Administration Fees" in this prospectus supplement. In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items (other than Prepayment Premiums). Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

      As compensation for its activities as Trustee under the master servicing and trust agreement, the Trustee will be entitled to the trustee fee which will be remitted to the Trustee by the Securities Administrator in the manner and amount as set forth under the master servicing and trust agreement. The trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator. See "Description of the Certificates - Administration Fees" in this prospectus supplement.

P&I Advances and Servicing Advances

      Each servicer is required to make P&I Advances on the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the servicers fails to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement. Each servicer (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any REO property. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

      Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o the maintenance, preservation, restoration, inspection and protection of the mortgaged property;

o     enforcement or judicial proceedings, including foreclosures;

o the execution and recording of instruments of satisfaction, deeds of reconveyance or assignments of mortgage to the extent not recoverable from the related mortgagor; and

o     certain other customary amounts described in the servicing agreements.

      These servicing advances by the servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

      Each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

      The servicers (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) would not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if, in the reasonable good faith business judgment of the servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer's certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

      In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the Master Servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments. The amount of compensating interest payable by each servicer, other than SunTrust, ("Compensating Interest") will be equal to the lesser of (A) the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days' interest on the related mortgage loans and (B) (i) one-half the applicable monthly servicing fee received for the related Distribution Date, in the case of Avelo, Countrywide Servicing and GreenPoint or (ii) the applicable monthly servicing fee received for the related Distribution Date, in the case of one other servicer. SunTrust will provide Compensating Interest equal to the aggregate of the prepayment interest shortfalls on the mortgage loans for the related distribution date resulting from voluntary principal prepayments of the mortgage loans during the related prepayment period.

Servicer Reports

      As set forth in the related servicing agreement, the related assignment, assumption and recognition agreement and the master servicing and trust agreement, as applicable, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the Securities Administrator (or as set forth in the related assignment, assumption and recognition agreement or servicing agreement, as applicable) a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date. In addition, each servicer and the Master Servicer will be required to deliver to the Securities Administrator, the Trustee and the Depositor, an annual report relating to the mortgage loans and the mortgaged properties as well as an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable servicing agreement and the master servicing and trust agreement has been made under the supervision of the officer and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the applicable servicing agreement, assignment assumption and recognition agreement or master servicing and trust agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

      Each year, commencing in March 2007, on or prior to a date to be specified in the applicable servicing agreement or the master servicing and trust agreement, as applicable, each servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and the Custodians, for so long as the Depositor is required to file annual reports on Form 10-K on behalf of the issuing entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      You may obtain copies of these statements and reports without charge upon written request to the Depositor at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the related mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. If permitted under the applicable servicing agreement, a servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such servicer's reasonable and prudent determination such waiver is not materially adverse to the trust. Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

      Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the mortgagor of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

      Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated (or, if permitted in the applicable underlying servicing agreement, use its "best efforts") to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If the applicable servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by such servicer as additional servicing compensation.

      Certain of the servicers, in accordance with the applicable servicing agreement, will be required to foreclose upon, or otherwise reasonably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, such servicers will follow such practices as it deems necessary or advisable and as are in keeping with such servicer's general loan servicing activities and in accordance with the applicable servicing agreement. However, such servicer will not expend its own funds in connection with such foreclosure or other conversion or restoration of any property unless such servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such servicer.

Hazard Insurance

      Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable servicing agreement. As set forth above, all amounts collected by the servicers under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with the applicable servicer's normal servicing procedures or as further set forth in the applicable servicing agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the applicable collection account. The ability of each servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

      With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

      In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

      With respect to the Conduit Mortgage Loans, the applicable servicer shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

      The Depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

The Trustee, the Securities Administrator and the Custodians

      The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the master servicing and trust agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, or at such other address(es) as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the servicers. The master servicing and trust agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and each custodian arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement and interest rate swap agreement.

Servicer Events of Default

      An event of default ("Servicer Event of Default") under a servicing agreement will occur if:

            (1) the related servicer fails to remit any required payments under the servicing agreement, which failure continues unremedied for the period of time specified in the servicing agreement after the Securities Administrator or the Master Servicer notifies such servicer of such failure;

            (2) the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for a period of thirty (30) days (sixty (60) days with regard to certain of the mortgage loans) after the date on which notice of such failure, requiring the failure to be remedied, shall have been given to such servicer by the Master Servicer or the Securities Administrator (the date of delivery of such notice, the "Notice Date"); provided, however, that in the case of a failure that cannot be cured within thirty (30) days (or sixty (60) days, as applicable) after the Notice Date, where applicable the cure period may be extended if such servicer can demonstrate to the reasonable satisfaction of the Trustee, the Master Servicer or the Securities Administrator that the failure can be cured and such servicer is diligently pursuing remedial action;

            (3) the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of certain servicers, such failure continues unremedied for a period of thirty (30) days;

            (4) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving a servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of the applicable servicer sub-servicing the Conduit Mortgage Loans) or the related servicer takes certain actions indicating its insolvency;

            (5) the related servicer admits in writing its inability to pay its obligations as they become due (and in the case of certain servicers, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days);

            (6) the related servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located for more than thirty (30) days after receiving notice from any person thereof;

            (7) with respect to certain servicers under the applicable servicing agreement, any reduction, withdrawal or qualification of the servicing credit of any servicer by any rating agency which results in the inability of such servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any such rating agency;

            (8) the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in the applicable servicing agreement; or

            (9) with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles; or

            (10) the related servicer fails to provide certain annual certifications in accordance with, and as further described under, the applicable servicing agreement; or

            (11) the related servicer fails to deliver certain data in accordance with, and as further described under, the applicable servicing agreement.

Rights upon Servicer Event of Default

      So long as a Servicer Event of Default under any servicing agreement remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement. In the event any servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such servicer under the applicable servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to the related servicer under the applicable servicing agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to any servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

      Any successor to any servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as a servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

      The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

      The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the Trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Termination; Optional Clean-Up Call

      On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, Avelo, at its option, may purchase, or, if Avelo is no longer acting as a servicer of any of the Mortgage Loans, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of (such event, the "Auction Call"), the Mortgage Loans and all other property of the trust on a non-recourse basis with no representations or warranties of any nature whatsoever. The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee shall make reasonable efforts to sell all of the property of the trust fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Trustee, as directed by the Depositor or Master Servicer, will sell all of the property of the trust fund to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that,
(i) the sale price will not be less than Par Value as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three
(3) prospective purchasers (which may include the majority Class X certificateholder) and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such purchase or sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the purchase or sale over Par Value (such excess, the "Fair Market Value Excess") will be distributed to the holders of the LIBOR Certificates in accordance with the order of priorities set forth under "Distribution of the Certificates--Distributions" in this prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the master servicing and trust agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the trust fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

      Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the sale of the mortgage loans and REO properties as a result of the purchase by Avelo or the exercise by the Depositor of its option to request the Master Servicer to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date.

      The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I

Advances of same by any servicer); or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; provided, however, that in no event will the trust established by the master servicing and trust agreement terminate later than twenty-one (21) years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

      The master servicing and trust agreement requires the Securities Administrator to send a notice of final distribution to the applicable certificateholders in the event that there are no outstanding mortgage loans and no other funds or assets in the trust other than the funds in the collection account. The Securities Administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the record date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      Upon final deposit with respect to the trust and the receipt by the Securities Administrator and the Custodians of a request for release of the mortgage loan files, the Master Servicer will be required to direct the Custodians to promptly release the applicable mortgage loan files.

      Upon presentation and surrender of the certificates, the Securities Administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the master servicing and trust agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six (6) months after the date specified in the notice of final distribution, the Securities Administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six (6) months after the second notice all the applicable certificates have not been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust. If within one (1) year after the second notice all certificates have not been surrendered for cancellation, the Class RC certificateholders will be entitled to all unclaimed funds and other assets of the trust.

Certain Matters Regarding the Depositor and the Trustee

      The master servicing and trust agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

      The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

      Neither the Depositor nor the Trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the master servicing and trust agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and
(ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust.

Amendment

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, to add to the duties of the parties to the master servicing and trust agreement or to conform the master servicing and trust agreement to the prospectus and this prospectus supplement provided to investors with the initial offering of the certificates. The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Securities Administrator or the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66?% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause

(i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66?% of that class, or
(iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Servicers

      Except as set forth in the servicing agreements, no servicer may assign its servicing agreement or the servicing under such servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

      No servicer may resign from its obligations and duties under any servicing agreement except by mutual consent of such servicer and the Master Servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer. Any such determination permitting the resignation of a servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such servicer's responsibilities and obligations in the manner provided in the related servicing agreement.

      With respect to the Countrywide Mortgage Loans, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

      Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under that servicing agreement or delegates all or any portion of its duties under that servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate that servicing agreement upon notice to the related servicer.

      Except as described herein under "The Servicers--General", the Master Servicer is prohibited from terminating the Servicer without cause.

      Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the trust for any action taken or for refraining from taking any action in good faith pursuant to such servicing agreement, or for errors in judgment. However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the related servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the mortgage loans in accordance with the related servicing agreement and which in its opinion may involve it in any expense or liability. However, a servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it. In such event, that servicer will be entitled to reimbursement from the trust of the reasonable legal expenses and costs of such action. Additionally, the trust will be required to indemnify each servicer for certain liabilities, costs and expenses incurred by such servicer as set forth in the applicable servicing agreement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("Prepayment Assumption") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 30% per annum.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (the "Structuring Assumptions"):

o     the closing date for the certificates occurs on November 24, 2006;

o distributions on the certificates are made on the 25th day of each month, commencing in December 2006, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

o prepayments i nclude thirty (30) days' interest on the related mortgage loan;

o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed);

o the Specified Overcollateralized Amount is as specified in this prospectus supplement;

o (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the related Index (subject to the applicable periodic cap and applicable maximum rate), (b) the Six-Month LIBOR Loan Index remains constant at [____]%, the One-Year LIBOR Loan Index remains constant at [____]% and the One-Year CMT Loan Index remains constant at [____]% and (c) the scheduled monthly payment on the mortgage loans is adjusted in the month immediately following the next rate Adjustment Date to equal a fully amortizing payment (in some cases, following the interest-only period);

o     One-Month LIBOR remains constant at [____]%;

o     no Swap Termination Payments are paid or received by the trust;

o the Expense Fee Rate on the mortgage loans is as specified in this prospectus supplement;

o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

o the initial Class Certificate Balance of each class of offered certificates is as set forth on the cover page of this prospectus supplement;

o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

o the assumed mortgage loans have the approximate characteristics described below:







         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                                                               On and
                                                          Cut-off Date        After 1st        Remaining       Remaining
                     Cut-off Date     Cut-off Date Net     Servicing         Reset Date         Term to       Amortization
Principal           Gross Mortgage      Mortgage Rate         Fee            Servicing         Maturity           Term
Balance ($)           Rate (%)(2)          (%)(2)         Rate (%)(2)     Fee Rate (%)(2)     (Months)(2)    (Months)(1)(2)
-----------         --------------    ----------------    ------------    ---------------     -----------    --------------


































                    Original IO                  Original                Gross                    Gross Lifetime
Principal              Period     Loan Age      Prepayment               Margin     First Reset       Maximum        Gross Floor
Balance ($)         (Months)(2)  (Months)(2)   Term (Months)    Index    (%)(2)     (Months)(2)     Rate (%)(2)      Rate (%)(2)
-----------         -----------  -----------   -------------    -----    ------     -----------   --------------     -----------

































                                                 Rate
                  Initial                     Adjustment
Principal         Periodic      Periodic      Frequency
Balance ($)       Cap(%)(2)    Cap (%)(2)    (Months)(2)
-----------       ---------    ----------    -----------







                                                                               On and
                                                          Cut-off Date        After 1st        Remaining       Remaining
                     Cut-off Date     Cut-off Date Net     Servicing         Reset Date         Term to       Amortization
Principal           Gross Mortgage      Mortgage Rate         Fee            Servicing         Maturity           Term
Balance ($)           Rate (%)(2)          (%)(2)         Rate (%)(2)     Fee Rate (%)(2)     (Months)(2)    (Months)(1)(2)
-----------         --------------    ----------------    ------------    ---------------     -----------    --------------


































                    Original IO                  Original                Gross                    Gross Lifetime
Principal              Period     Loan Age      Prepayment               Margin     First Reset       Maximum        Gross Floor
Balance ($)         (Months)(2)  (Months)(2)   Term (Months)    Index    (%)(2)     (Months)(2)     Rate (%)(2)      Rate (%)(2)
-----------         -----------  -----------   -------------    -----    ------     -----------   --------------     -----------

































                                                 Rate
                  Initial                     Adjustment
Principal         Periodic      Periodic      Frequency
Balance ($)       Cap(%)(2)    Cap (%)(2)    (Months)(2)
-----------       ---------    ----------    -----------







                                                                               On and
                                                          Cut-off Date        After 1st        Remaining       Remaining
                     Cut-off Date     Cut-off Date Net     Servicing         Reset Date         Term to       Amortization
Principal           Gross Mortgage      Mortgage Rate         Fee            Servicing         Maturity           Term
Balance ($)           Rate (%)(2)          (%)(2)         Rate (%)(2)     Fee Rate (%)(2)     (Months)(2)    (Months)(1)(2)
-----------         --------------    ----------------    ------------    ---------------     -----------    --------------


































                    Original IO                  Original                Gross                    Gross Lifetime
Principal              Period     Loan Age      Prepayment               Margin     First Reset       Maximum        Gross Floor
Balance ($)         (Months)(2)  (Months)(2)   Term (Months)    Index    (%)(2)     (Months)(2)     Rate (%)(2)      Rate (%)(2)
-----------         -----------  -----------   -------------    -----    ------     -----------   --------------     -----------

































                                                 Rate
                  Initial                     Adjustment
Principal         Periodic      Periodic      Frequency
Balance ($)       Cap(%)(2)    Cap (%)(2)    (Months)(2)
-----------       ---------    ----------    -----------







                                                                               On and
                                                          Cut-off Date        After 1st        Remaining       Remaining
                     Cut-off Date     Cut-off Date Net     Servicing         Reset Date         Term to       Amortization
Principal           Gross Mortgage      Mortgage Rate         Fee            Servicing         Maturity           Term
Balance ($)           Rate (%)(2)          (%)(2)         Rate (%)(2)     Fee Rate (%)(2)     (Months)(2)    (Months)(1)(2)
-----------         --------------    ----------------    ------------    ---------------     -----------    --------------


































                    Original IO                  Original                Gross                    Gross Lifetime
Principal              Period     Loan Age      Prepayment               Margin     First Reset       Maximum        Gross Floor
Balance ($)         (Months)(2)  (Months)(2)   Term (Months)    Index    (%)(2)     (Months)(2)     Rate (%)(2)      Rate (%)(2)
-----------         -----------  -----------   -------------    -----    ------     -----------   --------------     -----------

































                                                 Rate
                  Initial                     Adjustment
Principal         Periodic      Periodic      Frequency
Balance ($)       Cap(%)(2)    Cap (%)(2)    (Months)(2)
-----------       ---------    ----------    -----------










                                                                               On and
                                                          Cut-off Date        After 1st        Remaining       Remaining
                     Cut-off Date     Cut-off Date Net     Servicing         Reset Date         Term to       Amortization
Principal           Gross Mortgage      Mortgage Rate         Fee            Servicing         Maturity           Term
Balance ($)           Rate (%)(2)          (%)(2)         Rate (%)(2)     Fee Rate (%)(2)     (Months)(2)    (Months)(1)(2)
-----------         --------------    ----------------    ------------    ---------------     -----------    --------------


































                    Original IO                  Original                Gross                    Gross Lifetime
Principal              Period     Loan Age      Prepayment               Margin     First Reset       Maximum        Gross Floor
Balance ($)         (Months)(2)  (Months)(2)   Term (Months)    Index    (%)(2)     (Months)(2)     Rate (%)(2)      Rate (%)(2)
-----------         -----------  -----------   -------------    -----    ------     -----------   --------------     -----------

































                                                 Rate
                  Initial                     Adjustment
Principal         Periodic      Periodic      Frequency
Balance ($)       Cap(%)(2)    Cap (%)(2)    (Months)(2)
-----------       ---------    ----------    -----------





-------------
(1) With respect to the assumed mortgage loans with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.
(2)   Weighted average.

Defaults in Delinquent Payments

      The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     Adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, ARMs may be subject to delinquency and loss experience because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, substantially all of the ARMs will not have their initial Adjustment Date until two (2) to ten (10) years after their origination. The prepayment experience of these adjustable mortgage loans may differ from that of the other ARMs. Such adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable mortgage loans as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter to the LIBOR Certificates, pro rata, according to the amount of interest to which each class of LIBOR Certificates would otherwise be entitled, in reduction of that amount.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net interest rates of the mortgage loans. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the applicable Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index, or the One-Year CMT Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the WAC Cap, the Pass-Through Rates on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payment Amounts and Net Swap Receipt Amounts. Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates and the Class A-3-B Certificates

      The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

      For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

      If a Sequential Trigger Event is in effect, the Class A-3-B certificates will not receive any principal distributions until the Class Certificate Balance of the Class A-3-A certificates have been reduced to zero. Thus, the Class A-3-B certificates may bear a disproportionate percentage of the shortfalls in principal on the mortgage loans.

Effect on Yields Due to Rapid Prepayments

      Any Net Swap Payment Amount payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates. This could adversely affect the yield to maturity on your certificates.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of LIBOR Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.


                                                     Prepayment Scenarios

                                      SCENARIO I       SCENARIO II       SCENARIO III     SCENARIO IV       SCENARIO V
                                      ----------       -----------       ------------     -----------       ----------
Percentage of Prepayment
Assumption......................         0%               75%               00%              125%             150%














                                 [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]




                                Percent of Initial Class Certificate Balance Outstanding(1)

                                                     Class A-1                                   Class A-2
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

                                Percent of Initial Class Certificate Balance Outstanding(1)


                                                    Class A-3-A                                 Class A-3-B
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

                                Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class M-1                                   Class M-2
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

                                Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class M-3                                   Class M-4
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

                                Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class M-5                                   Class M-6
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................


(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

                                Percent of Initial Class Certificate Balance Outstanding(1)

                                                    Class B-1                                   Class B-2
                                                PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                      ----------------------------------------    ---------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V        I       II       III      IV       V
                                      -----    -----    -----   -----    -----    -----    -----    -----   -----     ---
Initial Percentage..................   100      100      100     100      100      100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

          Percent of Initial Class Certificate Balance Outstanding(1)


                                                    Class B-3
                                                PREPAYMENT SCENARIO
                                      ----------------------------------------
DISTRIBUTION DATE                       I       II       III      IV       V
                                      -----    -----    -----   -----    -----
Initial Percentage..................   100      100      100     100      100
November 2007.......................
November 2008.......................
November 2009.......................
November 2010.......................
November 2011.......................
November 2012.......................
November 2013.......................
November 2014.......................
November 2015.......................
November 2016.......................
November 2017.......................
November 2018.......................
November 2019.......................
November 2020.......................
November 2021.......................
November 2022.......................
November 2023.......................
November 2024.......................
November 2025.......................
November 2026.......................
November 2027.......................
November 2028.......................
November 2029.......................
November 2030.......................
November 2031.......................
November 2032.......................
November 2033.......................
November 2034.......................
November 2035.......................
November 2036.......................
Weighted Average Life to Maturity
(years)(2)..........................
Weighted Average Life to Call
(years)(2)(3).......................

---------
(1)   Rounded to the nearest whole percentage.
(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

WAC Cap

      The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

      o One-Month LIBOR Loan Index, Six-Month LIBOR Loan Index, One-Year LIBOR Loan Index, and One-Year CMT Loan Index remain constant at 20.00%; and

      o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

      It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table. The following table is based on final marketing structure and spreads.







         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

           Distribution
               Date          WAC Cap (%)
         ---------------     -----------
         December 2006         21.01736
         January 2007          21.16264
         February 2007         20.87009
         March 2007            21.30002
         April 2007            20.30189
         May 2007              20.24904
         June 2007             19.75785
         July 2007             19.71564
         August 2007           19.23237
         September 2007        18.97719
         October 2007          18.95001
         November 2007         18.48144
         December 2007         18.46375
         January 2008          18.00451
         February 2008         17.77284
         March 2008            18.00714
         April 2008            17.32267
         May 2008              17.32703
         June 2008             16.89056
         July 2008             16.90312
         August 2008           16.48081
         September 2008        16.31740
         October 2008          16.35593
         November 2008         15.93561
         December 2008         15.96912
         January 2009          15.55596
         February 2009         15.37383
         March 2009            15.93092
         April 2009            15.03096
         May 2009              15.08201
         June 2009             14.68599
         July 2009             14.74619
         August 2009           14.35768
         September 2009        14.34219
         October 2009          14.63971
         November 2009         14.25027
         December 2009         14.33456
         January 2010          13.99026
         February 2010         13.84544
         March 2010            14.51618
         April 2010            13.65743
         May 2010              13.76501
         June 2010             13.38696
         July 2010             13.49389
         August 2010           13.11922
         September 2010        13.00963
         October 2010          13.13871
         November 2010         12.77489
         December 2010         12.89407
         January 2011          12.52865
         February 2011         12.40849
         March 2011            13.08148
         April 2011            12.18537
         May 2011              12.31443
         June 2011             11.95911
         July 2011             12.09363
         August 2011           11.75879
         September 2011        12.59381
         October 2011          15.89293
         November 2011         15.49822
         December 2011         11.77166
         January 2012          11.39197
         February 2012         11.39202
         March 2012            12.18032
         April 2012            11.39454
         May 2012              11.77440
         June 2012             11.39462
         July 2012             11.77449
         August 2012           11.39471
         September 2012        11.40602
         October 2012          11.78626
         November 2012         11.40610
         December 2012         11.78635
         January 2013          11.40619
         February 2013         11.40623
         March 2013            12.62837
         April 2013            11.40632
         May 2013              11.78657
         June 2013             11.40640
         July 2013             11.78666
         August 2013           11.41223
         September 2013        11.68533
         October 2013          12.08246
         November 2013         11.69477
         December 2013         12.08463
         January 2014          11.69484
         February 2014         11.69488
         March 2014            12.94794
         April 2014            11.69495
         May 2014              12.08482
         June 2014             11.69502
         July 2014             12.08490
         August 2014           11.69510
         September 2014        11.69973
         October 2014          12.08976
         November 2014         11.69980
         December 2014         12.08983
         January 2015          11.69987
         February 2015         11.69991
         March 2015            12.95351
         April 2015            11.69998
         May 2015              12.09002
         June 2015             11.70006
         July 2015             12.09010
         August 2015           11.70013
         September 2015        11.70017
         October 2015          12.09021
         November 2015         11.70024
         December 2015         12.09029
         January 2016          11.70032
         February 2016         11.70035
         March 2016            12.50732
         April 2016            11.70043
         May 2016              12.09048
         June 2016             11.70051
         July 2016             12.09056
         August 2016           11.72830
         September 2016        11.85282
         October 2016          12.25046
         November 2016         11.85534

Last Scheduled Distribution Date

      The last scheduled Distribution Date is the Distribution Date in December 2036. The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.


General

      The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates and the Class X certificates represent (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in the upper-tier REMIC, the Class RC certificates will represent ownership of the sole class of residual interest in each lower-tier REMIC and the Class RX certificates will represent ownership of the sole class of residual interest in a separate Trust REMIC. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the LIBOR Certificates, Sidley Austin LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.


Taxation of Regular Interests

      A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the WAC Cap, computed for this purpose without regard to any Net Swap Receipt Amounts and adjusting the Net Swap Payment Amounts to the amount that would have been paid pursuant to the interest rate swap agreement if its notional balance were limited to the principal balance of the loans (the "REMIC Cap"), (ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the WAC Cap over the REMIC Cap, and (iii) any Swap Termination Payment, and any excess of the REMIC Cap over the WAC Cap, will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

      A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the LIBOR Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition".

      Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to

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100% of the related Prepayment Assumption, as set forth under "Prepayment and
Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.


Status of the LIBOR Certificates

      The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.


The Basis Risk Contract Components

      The following discussion assumes that the rights of the holders of the LIBOR Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the LIBOR Certificates who are non-U.S. Persons. Prospective investors in the LIBOR Certificates should consult their tax advisors regarding their appropriate tax treatment.

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

      Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments, or as a result of the REMIC Cap exceeding the WAC Cap, will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.


Other Matters

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.


Residual Certificates

      The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related
REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Nevertheless, both classes of Residual Certificates are subject to certain restrictions on transfer. See "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments," and "--Tax Treatment of REMIC Residual Interests" in the prospectus.

      An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates in respect of the residual interest in the Lower Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests--Non-Recognition of Certain Transfers for Federal Income Tax Purposes," and "--Tax Treatment of REMIC Residual Interests" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Tax Treatment of REMIC Residual Interests" in the prospectus.


                              STATE AND LOCAL TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.


                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption ("PTE") 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765
(2000) and PTE 2002-41, Exemption

Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

      (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's or S&P;

      (3) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the master servicing and trust agreement, and reimbursement of the servicer's reasonable expenses in connection with its services; and

      (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the Depositor, the underwriter, the Trustee, any of the servicers, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      Except as provided below with respect to the interest rate swap agreement, the Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption and has not been included in the trust, and consequently an interest in the interest rate swap agreement is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of ERISA Eligible Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers") or a similar exemption (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the ERISA Eligible Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement and Supplemental Interest Trust are in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

      The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan. Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.

                                LEGAL INVESTMENT

      The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class R, Class RC and Class RX certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, or S&P or another nationally recognized statistical rating organization. The Class M-6, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      Except as to the status of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class R, Class RC and Class RX certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.


                             METHOD OF DISTRIBUTION

      The Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the Depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $[___] million will be approximately [___]% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

      The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

      The Depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

      The underwriter is an affiliate of GSMC, the Depositor, the Swap Provider and Avelo.


                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriter by Sidley Austin LLP, New York, New York.


                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"):

                    Class                   S&P              Moody's
          ------------------------     ------------   ---------------------
          A-1.....................          AAA                Aaa
          A-2.....................          AAA                Aaa
          A-3-A...................          AAA                Aaa
          A-3-B...................          AAA                Aaa
          M-1.....................          AA+                Aa1
          M-2.....................          AA+                Aa2
          M-3.....................           AA                Aa3
          M-4.....................           AA                A1
          M-5.....................          AA-                A2
          M-6.....................           A+                A3
          B-1.....................           A                Baa1
          B-2.....................          BBB+              Baa3
          B-3.....................          BBB-               Ba2
          R.......................          AAA                NR
          RC......................          AAA                NR
          RX......................          AAA                NR

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.

The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.









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                                    S-148

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement.

      "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "ARM" means an adjustable-rate mortgage loan.

      "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the servicers, the Securities Administrator, the Custodians and the Trustee payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date,
(v) any Net Swap Receipt Amounts for such Distribution Date and (vi) all proceeds received with respect to any Optional Clean-Up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the trust in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

      "Avelo" means Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors.

      "Basic Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

      "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

      "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Class A Certificates" means the Class A-1, Class A-2, Class A-3-A and Class A-3-B certificates, collectively.

      "Class A Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 85.80% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class B" means the Class B-1, Class B-2 and Class B-3 certificates, collectively.

      "Class B-1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the Class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Certificate Principal Balance of the Class B-1 certificates immediately prior to such Distribution Date, over
(y) the lesser of: (A) the product of (i) 96.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class B-2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the Class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1

Principal Distribution Amount on such Distribution Date) and (I) the Certificate Principal Balance of the Class B-2 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class B-3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Certificate Principal Balance of the Class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Certificate Principal Balance of the Class B-2 certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Certificate Principal Balance of the Class B-3 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 98.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

o all amounts previously distributed to holders of certificates of that class as payments of principal; and

o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

      "Class M" means the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates, collectively.

      "Class M-1 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of

(i) 88.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class M-2 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 91.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class M-3 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and
(D) the Certificate Principal Balance of the Class M-3 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 92.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class M-4 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 93.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class M-5 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution

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Date) and (F) the Certificate Principal Balance of the Class M-5 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 94.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Class M-6 Principal Distribution Amount" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (G) the Certificate Principal Balance of the Class M-6 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "Code" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

      "Compensating Interest" has the meaning set forth in "The Agreements --Prepayment Interest Shortfalls" in this prospectus supplement.

      "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "Conduit Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC through the GSMC mortgage conduit program.

      "Countrywide Home Loans" means Countrywide Home Loans, Inc., a New York corporation, and its successors.

      "Countrywide Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from Countrywide.

      "Countrywide Servicing" means Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors.

      "Credit Enhancement Percentage" means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal

Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Determination Date" means, with respect to each Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date.

      "Distribution Date" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "ERISA Eligible Certificate" means the Offered Certificates, other than the Residual Certificates.

      "Excess Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the applicable servicing fee rate and any lender-paid mortgage insurance.

      "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

      "Fair Market Value Excess" has the meaning set forth in "The Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

      "FNBN" means First National Bank of Nevada, a national banking association, and its successors.

      "FNBN Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from FNBN.

      "GreenPoint" means GreenPoint Mortgage Funding, Inc., a New York corporation, and its successors.

      "GreenPoint Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from GreenPoint.

      "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership, and its successors.

      "Index" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Initial Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

      "Interest Accrual Period" means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

      "Interest Remittance Amount" means, with respect to any Distribution Date and the mortgage loans, that portion of Available Funds attributable to interest relating to such mortgage loans and any Net Swap Receipt Amounts attributable to such mortgage loans for that Distribution Date, net of any Net Swap Payment Amounts made with respect to that Distribution Date.

      "LIBOR Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Lifetime Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "Master Servicer" has the meaning set forth in "Summary Information" in this prospectus supplement.

      "MERS Designated Mortgage Loan" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the Trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

      "Moody's" has the meaning set forth in "Ratings" in this prospectus supplement.

      "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Net Swap Payment Amount" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Net Swap Receipt Amount" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "One-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "One-Month LIBOR Loan Index" will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date.

      "One-Year CMT Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "One-Year LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "Optional Clean-Up Call" has the meaning set forth in "The
Agreements--Termination; Optional Clean-Up Call" in this prospectus supplement.

      "Original Sale Date" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Overcollateralized Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Overcollateralization Floor" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

      "Overcollateralization Reduction Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "P&I Advances" means advances made by the servicers or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) acting as back-up servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicing fee, as applicable.

      "Par Value" means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO properties), (2) interest accrued and unpaid on the mortgage loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider and (5) with respect to any REO Property, the lesser of
(x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each mortgage loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Certificate Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider.

      "Pass-Through Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Plans" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "PMI" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Prepayment Assumption" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "Prepayment Period" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date; (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

      "PTCE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the Trustee, the Master Servicer, the Depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

      "Rating Agencies" Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

      "Record Date" means the last business day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

      "Reference Banks" means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "REIT" has the meaning set forth in "Federal Income Tax
Consequences--Status of the LIBOR Certificates" in this prospectus supplement.

      "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

      "Residual Certificates" means the Class R, Class RC and Class RX certificates.

      "Responsible Parties" Countrywide Home Loans, Inc., a New York corporation, SunTrust Mortgage, Inc., a Virginia corporation, First National Bank of Nevada, a national banking association, GreenPoint Mortgage Funding, Inc., a New York corporation and Goldman Sachs Mortgage Company, a New York limited partnership.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "S&P" has the meaning set forth in "Ratings" in this prospectus supplement.

      "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

      "Senior Specified Enhancement Percentage" on any date of determination is approximately 14.20%.

      "Sequential Trigger Event" means, if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.60% or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

      "Servicer Remittance Date" means, with respect to any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately preceding business day.

      "Significance Estimate" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Significance Percentage" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "Specified Overcollateralized Amount" means, prior to the Stepdown Date, an amount equal to 0.60% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 1.20% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

      "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or advanced prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment

Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in December 2009 and (ii) the first Distribution Date following the Distribution Date on which the Credit Enhancement Percentage for the Class A certificates is greater than or equal to the Senior Specified Enhancement Percentage for that Distribution Date after giving effect to the distribution on such Distribution Date.

      "Structuring Assumptions" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

      "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 certificates.

      "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Substitute Mortgage Loan" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution: (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan; (iv) be of the same type as the deleted mortgage loan (i.e., adjustable rate with the same periodic cap, lifetime rate cap, and index); and
(v) comply with each representation and warranty made by the applicable responsible party.

      "Substitution Adjustment Amount" means with respect to any mortgage loan, the amount remitted by a servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

      "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "SunTrust" means SunTrust Mortgage, Inc., a Virginia corporation, and its successors.

      "SunTrust Mortgage Loans" means the mortgage loans in the trust that were acquired by GSMC from SunTrust.

      "Supplemental Interest Trust" has the meaning set forth in "Description of the Certificates--Supplemental Interest Trust" in this prospectus supplement.

      "Swap Provider" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Swap Termination Payments" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Total Monthly Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by a servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and plus Net Swap Receipt Amounts and less Net Swap Payment Amounts for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i)(b) through (d) of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

      "Trigger Event" means with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are sixty (60) days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

              Distribution Date Occurring in                             Cumulative Realized Loss Percentage
              ------------------------------                             -----------------------------------

               December 2008 - November 2009                  0.250% for the first month, plus an additional 1/12th of
                                                                0.350% for each month thereafter (e.g., approximately
                                                                               0.279% in January 2009)

               December 2009 - November 2010                  0.600% for the first month, plus an additional 1/12th of
                                                                0.400% for each month thereafter (e.g., approximately
                                                                               0.633% in January 2010)

               December 2010 - November 2011                  1.000% for the first month, plus an additional 1/12th of
                                                                0.450% for each month thereafter (e.g., approximately
                                                                               1.038% in January 2011)

               December 2011 - November 2012                  1.450% for the first month, plus an additional 1/12th of
                                                                0.250% for each month thereafter (e.g., approximately
                                                                               1.471% in January 2012)

               December 2012 and thereafter                                            1.700%

      "Trust REMIC" has the meaning set forth in "Federal Income Tax Consequences--General" in this prospectus supplement.

      "Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Countrywide Home Loans Underwriting Guidelines" and "The Mortgage Loan Pool --Goldman Sachs Mortgage Conduit Program Underwriting Guidelines" in this prospectus supplement.

      "Unpaid Interest Amount" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.




         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                    ANNEX I

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


      A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.


The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                                   ANNEX II

                              INTEREST RATE SWAP
                     NOTIONAL AMOUNT AMORTIZATION SCHEDULE


  Distribution            Distribution             Interest Rate Swap Notional
 Period (months)              Date                    Amount ($)
------------------   ------------------------    -------------------------------
         1                December 2006                    807,358,000
         2                January 2007                     791,581,000
         3                February 2007                    752,790,000
         4                March 2007                       715,887,000
         5                April 2007                       680,780,000
         6                May 2007                         647,383,000
         7                June 2007                        615,611,000
         8                July 2007                        585,387,000
         9                August 2007                      556,634,000
         10               September 2007                   529,281,000
         11               October 2007                     503,260,000
         12               November 2007                    478,505,000
         13               December 2007                    454,956,000
         14               January 2008                     432,554,000
         15               February 2008                    411,242,000
         16               March 2008                       390,968,000
         17               April 2008                       371,682,000
         18               May 2008                         353,334,000
         19               June 2008                        335,880,000
         20               July 2008                        319,275,000
         21               August 2008                      303,480,000
         22               September 2008                   288,453,000
         23               October 2008                     274,158,000
         24               November 2008                    260,559,000
         25               December 2008                    247,623,000
         26               January 2009                     235,316,000
         27               February 2009                    223,609,000
         28               March 2009                       212,472,000
         29               April 2009                       201,877,000
         30               May 2009                         191,798,000
         31               June 2009                        182,210,000
         32               July 2009                        173,089,000
         33               August 2009                      164,412,000
         34               September 2009                   156,158,000
         35               October 2009                     148,306,000
         36               November 2009                    140,836,000
         37               December 2009                    133,730,000
         38               January 2010                     127,807,000
         39               February 2010                    121,377,000
         40               March 2010                       115,259,000
         41               April 2010                       109,440,000
         42               May 2010                         103,904,000
         43               June 2010                        98,638,000
         44               July 2010                        93,628,000
         45               August 2010                      88,862,000

  Distribution            Distribution             Interest Rate Swap Notional
 Period (months)              Date                    Amount ($)
------------------   ------------------------    -------------------------------
         46               September 2010                   84,328,000
         47               October 2010                     80,015,000
         48               November 2010                    75,913,000
         49               December 2010                    72,010,000
         50               January 2011                     68,297,000
         51               February 2011                    64,765,000
         52               March 2011                       61,405,000
         53               April 2011                       58,209,000
         54               May 2011                         55,168,000
         55               June 2011                        52,276,000
         56               July 2011                        49,524,000
         57               August 2011                      46,907,000
         58               September 2011                   44,417,000
         59               October 2011                     42,045,000
         60               November 2011                    39,788,000
                       December 2011 and
         61                 thereafter                        0.00







         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

=========================================================    =========================================================
You should rely only on the information contained in or                            $832,357,300
incorporated by reference into this prospectus                                   (Approximate)(1)
supplement or the prospectus.  We have not authorized                     GSAA Home Equity Trust 2006-19
anyone to give you different information.  We do not
claim the accuracy of the information in this                                 $455,658,000 Class A-1
prospectus supplement or the prospectus as of any date                      Variable Rate Certificates
other than the date stated on the cover page.  We are
not offering the securities in any state or other                             $129,887,000 Class A-2
jurisdiction where it is not permitted.                                     Variable Rate Certificates
                     ______________
                                                                             $173,143,000 Class A-3-A
             GSAA Home Equity Trust 2006-19                                 Variable Rate Certificates
                     Issuing Entity
                                                                             $19,239,000 Class A-3-B
              GS Mortgage Securities Corp.                                  Variable Rate Certificates
                       Depositor
                                                                              $11,305,000 Class M-1
             Goldman Sachs Mortgage Company                                 Variable Rate Certificates
                        Sponsor
                                                                              $10,467,000 Class M-2
         Wells Fargo Bank, National Association                             Variable Rate Certificates
                  Master Servicer and
                Securities Administrator                                       $6,280,000 Class M-3
                                                                            Variable Rate Certificates

                 Avelo Mortgage, L.L.C.                                        $4,606,000 Class M-4
          Countrywide Home Loans Servicing LP                               Variable Rate Certificates
           GreenPoint Mortgage Funding, Inc.
                SunTrust Mortgage, Inc.                                        $4,187,000 Class M-5
                       Servicers                                            Variable Rate Certificates

                                                                               $4,187,000 Class M-6
                     --------------
                                                                               $4,187,000 Class B-1
                                                                            Variable Rate Certificates

                                                                               $5,024,000 Class B-2
                                                                            Variable Rate Certificates

                                                                               $4,187,000 Class B-3
                                                                            Variable Rate Certificates
Dealer Prospectus Delivery Obligation. Until February
Variable Rate Certificates [__], 2007 (90 days after the                          $100 Class R
date of this prospectus supplement), all dealers that                        Residual Certificates
effect transactions in these securities, whether or not
participating in the offering, may be required to deliver                         $100 Class RC
a prospectus. This is in addition to the dealer's                             Residual Certificates
obligation to deliver a prospectus when acting as
underwriter and with respect to unsold allotments or                              $100 Class RX
subscriptions.                                                                Residual Certificates
                                                                                 --------------

                                                                              PROSPECTUS SUPPLEMENT
                                                                                  --------------

                                                                               Goldman, Sachs & Co.


=========================================================    =========================================================

------------------
(1)   Subject to a variance of +/-5%.

                SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET

                                  $832,357,000
                                  (Approximate)
                         GSAA Home Equity Trust 2006-19
                     GS Mortgage Securities Corp., Depositor
                            Asset-Backed Certificates


Overview of the Offered Certificates
------------------------------------
------------   -----------   -----------   -------------    ------------   ---------   ------------   -----------
               Approximate                   Expected         Initial      Estimated    Principal     S&P/Moody's
                Principal    Certificate      Credit        Pass-Through   Avg. Life     Payment       Expected
Certificates   Balance(1)       Type       Support(2)(6)      Rate(3)      (yrs)(4)    Window(4)(5)     Ratings
------------   -----------   -----------   -------------    ------------   ---------   ------------   -----------
A-1            $455,658,000      Sr                 7.10%   LIBOR + [ ]%        1.00   12/06 - 2/09    AAA / Aaa
A-2            $129,887,000      Sr                 7.10%   LIBOR + [ ]%        2.85   2/09 - 8/10     AAA / Aaa
A-3-A          $173,143,000      Sr                16.39%   LIBOR + [ ]%        5.48   8/10 - 5/13     AAA / Aaa
A-3-B          $19,239,000       Sr                 7.10%   LIBOR + [ ]%        5.48   8/10 - 5/13     AAA / Aaa
M-1            $11,305,000       Sub                5.75%   LIBOR + [ ]%        4.47   2/10 - 5/13     AA+ / Aa1
M-2            $10,467,000       Sub                4.50%   LIBOR + [ ]%        4.44   1/10 - 5/13     AA+ / Aa2
M-3             $6,280,000       Sub                3.75%   LIBOR + [ ]%        4.44   1/10 - 5/13     AA / Aa3
M-4             $4,606,000       Sub                3.20%   LIBOR + [ ]%        4.44   1/10 - 5/13      AA / A1
M-5             $4,187,000       Sub                2.70%   LIBOR + [ ]%        4.42   12/09 - 5/13    AA- / A2
M-6             $4,187,000       Sub                2.20%   LIBOR + [ ]%        4.39   12/09 - 5/13     A+ / A3
B-1             $4,187,000       Sub                1.70%   LIBOR + [ ]%        4.24   12/09 - 12/12   A / Baa1
B-2             $5,024,000       Sub                1.10%   LIBOR + [ ]%        3.95   12/09 - 4/12   BBB+ / Baa3
B-3             $4,187,000       Sub                0.60%   LIBOR + [ ]%        3.33   12/09 - 1/11   BBB- / Ba2
------------   -----------   -----------   -------------    ------------   ---------   ------------   -----------
TOTAL          $832,357,000
-----------------------------------------------------------------------------------------------------------------

(1) The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Principal Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.
(2)   Fully funded overcollateralization of approximately 0.60%.
(3) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through-Rates of the Principal Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.
(5) The stated final maturity date for the certificates is the Distribution Date in December 2036.
(6) The additional credit support calculated on A-3-A is derived from the Sequential Trigger Event and not the initial overcollateralization amount.



Selected Mortgage Pool Data(7)
------------------------------
-----------------------------------------------------------------------
                                                           Aggregate
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Scheduled Principal Balance:                             841,796,308
Number of Mortgage Loans:                                      2,241
Average Scheduled Principal Balance:                        $375,634
Percentage of Interest Only Loans:                            86.84%
Weighted Average Gross Coupon:                                7.203%
Weighted Average Net Coupon(8):                               6.913%
Non-Zero Weighted Average FICO Score:                            708
Weighted Average Original LTV Ratio:                          76.78%
Weighted Average Combined Original LTV Ratio:                 87.18%
Weighted Average Stated Remaining Term (months):                 359
Weighted Average Seasoning (months):                               1
Weighted Average Months to Roll:                                  59
Weighted Average Gross Margin:                                2.497%
Weighted Average Gross Maximum Lifetime Rate:                 12.58%
Percentage of Loans with Silent Seconds:                      61.15%
Non-Zero Weighted Average Debt-to-Income Percentage:          38.12%
Percentage of Loans with Mortgage Insurance:                   3.69%
-----------------------------------------------------------------------

(7) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet
--------------------------------------------------------------------------------


Features of the Transaction(1)
------------------------------

|X| The mortgage loans in the transaction consist of Alt-A type, adjustable-rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Countrywide Home Loans, Inc. ("Countrywide") (32.16%), SunTrust Mortgage, Inc. ("SunTrust") (17.46%), First National Bank of Nevada ("FNBN") (17.17%), Goldman Sachs Mortgage Conduit ("GS Mortgage Conduit") (16.06%), GreenPoint Mortgage Funding, Inc. ("GreenPoint") (13.47%) and Ameriquest Mortgage Company ("Ameriquest") (3.66%) as of the Statistical Calculation Date.

|X| The Mortgage Loans will be serviced by Avelo Mortgage, L.L.C. ("Avelo") (36.56%), Countrywide Home Loans Servicing LP ("Countrywide Servicing") (32.16%), SunTrust (17.46%), GreenPoint (13.47%) and Wachovia Servicing Corporation ("Wachovia") (0.33%) as of the Statistical Calculation Date.

|X| Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 0.60%, excess spread and mortgage insurance.

|X| None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

|X| None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

|X| The transaction will be modeled on INTEX as GSAA0619 and on Bloomberg as GSAA 06-19.

|X| This transaction will contain a swap agreement with an initial swap notional amount of approximately $807,358,000. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 5.140% (on an actual/360 basis) on the swap notional amount to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page A-22 for swap agreement details.

|X| The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

(1)   Percentages may not add up to 100% due to rounding.


Time Table
----------

Expected Closing Date:            November 24, 2006

Cut-off Date:                     November 1, 2006

Statistical Calculation Date:     October 1, 2006

Expected Pricing Date:            On or before November 17, 2006

First Distribution Date:          December 26, 2006

Key Terms
---------

Offered Certificates:             Class A, Class M, Class B Certificates

Non-Offered Certificates:         Class X and the Residual Certificates

LIBOR Certificates:               Class A, Class M and Class B Certificates

Principal Certificates:           Class A, Class M and Class B Certificates

Class A Certificates:             Class A-1, Class A-2, Class A-3-A and Class
                                  A-3-B Certificates

Class M Certificates:             Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5 and Class M-6 Certificates

Class B Certificates:             Class B-1, Class B-2 and Class B-3
                                  Certificates

Residual Certificates:            Class R, Class RC and Class RX Certificates.
                                  The Residual Certificates are not being
                                  offered hereby.

Depositor:                        GS Mortgage Securities Corp.

Subordinate Certificates:         Class M and Class B Certificates

Underwriter:                      Goldman, Sachs & Co.



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------



Servicers:                        Avelo, Countrywide Servicing, SunTrust,
                                  GreenPoint and Wachovia

Trustee:                          U.S. Bank National Association ("US Bank")

Securities Administrator:         Wells Fargo Bank, National Association ("Wells
                                  Fargo")

Master Servicer:                  Wells Fargo

Custodians:                       Deutsche Bank National Trust Company, US Bank
                                  and The Bank of New York Trust Company, N.A.

Swap Provider:                    Goldman Sachs Mitsui Marine Derivative
                                  Products, L.P.

Servicing Fee Rate:               25.0 bps (48.93%)
                                  25.0 bps, increasing to 37.5 bps after the initial interest rate adjustment date (32.16%)
                                  37.5 bps (18.91%)

Expense Fee Rate:                 The Servicing Fee Rate, any lender-paid and
                                  any trust-paid mortgage insurance

Distribution Date:                25th day of the month or the next Business Day

Record Date:                      For any Distribution Date, the last Business
                                  Day of the Interest Accrual Period.

Delay Days:                       0 day delay on all certificates

Day Count:                        Actual/360 basis for all certificates

Prepayment Period:                The calendar month prior to the Distribution
                                  Date

Due Period:                       The period commencing on the second day of the
                                  calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Interest Accrual Period:          For all certificates, from the prior
                                  Distribution Date to the day immediately preceding the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

Pricing Prepayment Assumption:    30% CPR

Excess Spread:                    The initial weighted average net coupon of the
                                  mortgage pool will be greater than the
                                  interest payments on the Principal
                                  Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical
                                  Calculation Date rolled one month at 6% CPR:

                                  Initial Gross WAC(1):                                                 7.20349%

                                       Less Fees & Expenses(2):                                         0.29032%
                                                                                                    ----------------
                                  Net WAC(1):                                                           6.91317%

                                       Less Initial Principal Certificate Coupon (Approx.)(1)(3):       5.45055%

                                       Less Initial Swap Outflow(3):                                   -0.18135%
                                                                                                    ----------------
                                  Initial Excess Spread(1):                                             1.64397%

                                   (1)  This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                   (2)  Includes the Expense Fee Rate.

                                   (3)  Assumes one-month LIBOR equal to 5.32809% and initial marketing spreads. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Principal Certificates as well as any changes in day count.

Servicer Advancing:               Yes, as to principal and interest, subject to
                                  recoverability.

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Compensating Interest:            Each Servicer, other than SunTrust, shall
                                  provide compensating interest equal to the lesser of (A) the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days' interest on the related mortgage loans and (B) (i) one-half the applicable monthly servicing fee received for the related Distribution Date, in the case of Avelo, Countrywide Servicing and GreenPoint or (ii) the applicable monthly servicing fee received for the related
                                  Distribution Date, in the case of Wachovia.
                                  SunTrust will provide Compensating Interest equal to the aggregate of the prepayment interest shortfalls on the mortgage loans for the related distribution date resulting from voluntary principal prepayments of the mortgage loans during the related prepayment period.

Optional Clean-up Call:           The transaction has a 10% optional clean-up
                                  call.

Rating Agencies:                  Standard & Poor's Ratings Services, a division
                                  of The McGraw-Hill Companies, Inc., and
                                  Moody's Investors Service, Inc.

Minimum Denomination:             $50,000 with regard to each of the Offered
                                  Certificates.

Legal Investment:                 It is anticipated that the Class A, Class M-1,
                                  Class M-2, Class M-3, Class M-4, Class M-5 and the Residual Certificates will be SMMEA eligible.

ERISA Eligibility:                Underwriter's exemption is expected to apply
                                  to the Offered Certificates. However, for so long as the Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions.
                                  Prospective purchasers should consult their own counsel.

Tax Treatment:                    All Principal Certificates represent REMIC
                                  regular interests subject to certain rights and obligations in respect to the swap agreement; the Trustee will treat the rights and obligations in respect of the swap agreement as a position in a notional principal contract. The Class R, Class RC and
                                  Class RX Certificates each represent the residual interest in a REMIC.

Prospectus:                       The Offered Certificates will be offered
                                  pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                  "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                  Certificates may not be consummated unless the purchaser has received the Prospectus.

                                  PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                  FOR A DESCRIPTION OF INFORMATION THAT SHOULD
                                  BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------


Structure of the Certificates
-----------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition "Principal Distributions on the Principal Certificates". Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and the Non-Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates and the Non-Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) and not covered by compensating interest will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered and Non-Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on these certificates for that Distribution Date. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 0.60% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.20% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, 78.06% of the unpaid principal balance of the Mortgage Loans with original LTVs greater than 80% is expected to be covered by borrower-, lender- or trust-paid mortgage insurance.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(A)   the Distribution Date occurring in December 2009; and
(B) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 14.20%.

---------------------------------------------------------------------------
                               Initial               Step-Down
                            Subordination              Date
         Class                Percentage             Percentage
---------------------------------------------------------------------------
           A                    7.10%                  14.20%
---------------------------------------------------------------------------
          M-1                   5.75%                  11.50%
---------------------------------------------------------------------------
          M-2                   4.50%                  9.00%
---------------------------------------------------------------------------
          M-3                   3.75%                  7.50%
---------------------------------------------------------------------------
          M-4                   3.20%                  6.40%
---------------------------------------------------------------------------
          M-5                   2.70%                  5.40%
---------------------------------------------------------------------------
          M-6                   2.20%                  4.40%
---------------------------------------------------------------------------
          B-1                   1.70%                  3.40%
---------------------------------------------------------------------------
          B-2                   1.10%                  2.20%
---------------------------------------------------------------------------
          B-3                   0.60%                  1.20%
---------------------------------------------------------------------------

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:


--------------------------------------------------------------------------------------------------------------------------
           Distribution Date                                   Cumulative Realized Loss Percentage:
--------------------------------------------------------------------------------------------------------------------------
     December 2008 - November 2009          0.250% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.279% in January 2009)
--------------------------------------------------------------------------------------------------------------------------
     December 2009 - November 2010          0.600% for the first month, plus an additional 1/12th of 0.400% for each month thereafter (e.g., approximately 0.633% in January 2010)
--------------------------------------------------------------------------------------------------------------------------
     December 2010 - November 2011         1.000 % for the first month, plus an additional 1/12th of 0.450% for each month thereafter (e.g., approximately 1.038% in January 2011)
--------------------------------------------------------------------------------------------------------------------------
     December 2011 - November 2012          1.450% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 1.471% in January 2012)
--------------------------------------------------------------------------------------------------------------------------
     December 2012 and thereafter                                            1.700%
--------------------------------------------------------------------------------------------------------------------------

Sequential Trigger Event. A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds 0.600%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

Step-Up Coupons. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3-A Pass-Through Rate. The Class A-3-A Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3-B Pass-Through Rate. The Class A-3-B Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest Accrual Period and
(ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, and
(B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the Swap Provider.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap Provider, if any;

(ii) from the Interest Remittance Amount, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), to each class of the Class A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class A Certificates from prior Distribution Dates;


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

(iii) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

(iv) from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap Provider, if any, if not already paid according to (i) of "Interest Distributions on the Principal Certificates";

(ii) concurrently, to the Class R, Class RC and Class RX Certificates, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(iii) concurrently, to the Class A Certificates, the Principal Distribution Amount, in the following order of priority:

      (A) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective certificate principal balances have been reduced to zero; and

      (B) concurrently, to the Class A-3-A and Class A-3-B Certificates, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B Certificates will be allocated sequentially, to the Class A-3-A and Class A-3-B Certificates, in that order, until their respective class certificate principal balances have been reduced to zero;

(iv) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (i) and (ii) will be distributed in the following order of priority:

      (A) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

      (B) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swap Provider, if any, if not already paid according to (i) of "Interest Distributions on the Principal Certificates";

(ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated in the following order of priority:

      (A) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective certificate principal balances have been reduced to zero; and

      (B) concurrently, to the Class A-3-A and Class A-3-B Certificates, allocated pro rata among these certificates, until their respective certificate principal balances have been reduced to zero;

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

(iii) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (A) and (B) will be distributed sequentially in the following order of priority:

      (A) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

      (B) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3
Certificates and the certificate principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata among the Class A-1, Class A-2, Class A-3-A and Class A-3-B Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class A-3-A and Class A-3-B Certificates will be allocated sequentially to the Class A-3-A and Class A-3-B
Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the "Interest Distributions on the Principal Certificates" section, above,
      (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

(ii) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates, any Class A-3-A Basis Risk Carry Forward Amount to the Class A-3-A Certificates, any Class A-3-B Basis Risk Carry Forward Amount to the Class A-3-B Certificates, pro rata based on their respective certificate principal balances, provided that, if for any distribution date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(v) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

(vi)  to the holders of the Class X certificates, any remaining amounts.

Supplemental  Interest Trust.  Funds deposited into the Supplemental
Interest Trust on a Distribution Date will include: the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental
Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any swap payments and certain swap termination payments (other than termination payments where the Swap Provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)  to the certificateholders, to pay interest according to sections (ii),
      (iii) and (iv) of the "Interest Distributions on the Principal Certificates" section, to the extent unpaid from other available funds;


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Principal Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid from other available funds;

(v) to the Swap Provider, any termination payments where the Swap Provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(vi)  to the holders of the Class X certificates, any remaining amounts.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority: (i) to the excess cash flow; (ii) in reduction of the overcollateralization amount; and (iii) sequentially, to the Class
B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

Once Realized Losses are allocated sequentially to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates. Notwithstanding the foregoing, if after a Realized Loss is allocated to reduce the certificate principal balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "subsequent recovery"), the certificate principal balance of each class of certificates that has been previously reduced by the applied Realized Loss amount will be increased, in order of seniority, by the amount of the subsequent recoveries (but not in excess of the Realized Loss amount allocated to the applicable class of certificates).

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

Basic Principal Distribution Amount.  On any Distribution Date, the excess of
(i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
(ii) the Extra Principal Distribution Amount.

Principal Remittance Amount.  On any Distribution Date, the sum of:

(i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date;

(ii) the principal portion of all partial and full prepayments received during the related prepayment period;

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

      (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date;

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off
Date.

Class M-1 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and
(B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 88.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution
Date, over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of
(i) 92.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 93.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 94.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal
Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.60% and
(ii) the aggregate scheduled principal balance of the Mortgage
Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal
Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.60 % and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal
Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
(H) the certificate principal



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Distribution Amount.  An amount equal to the excess of:
(x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal
Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date),
(H) the certificate principal balance of the Class B-1
Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (J) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

           Remaining Prepayment Penalty Term by Product Type(1)(2)(3)
           ----------------------------------------------------------

  Product      No Penalty    0-12 Months   13-24 Months    25-36 Months   37-48 Months   49-60 Months      Total
-----------   ------------  ------------  --------------  -------------   ------------  -------------  ------------
1-Year ARM      $1,027,500            $0              $0             $0             $0             $0    $1,027,500
2-Year ARM       6,013,501     2,958,515       5,755,455      1,954,882              0              0    16,682,352
3-Year ARM      38,274,749     8,030,568         233,336     27,306,108        168,000              0    74,012,761
5-Year ARM     400,409,855   117,913,719      14,876,109    119,799,548      1,483,831     17,746,405   672,229,468
7-Year ARM      49,432,150       392,120               0        729,557              0              0    50,553,827
10-Year ARM     26,854,323       244,000               0        192,077              0              0    27,290,400
-----------   ------------  ------------  --------------  -------------   ------------  -------------  ------------
Total:        $522,012,078  $129,538,922     $20,864,900   $149,982.172     $1,651,831    $17,746,405  $841,796,308
===========   ============  ============  ==============  =============   ============  =============  ============


  Product      No Penalty    0-12 Months   13-24 Months    25-36 Months   37-48 Months   49-60 Months      Total
-----------   ------------  ------------  --------------  -------------   ------------  -------------  ------------
1-Year ARM           0.12%         0.00%           0.00%          0.00%          0.00%          0.00%         0.12%
2-Year ARM           0.71          0.35            0.68           0.23              0              0          1.98
3-Year ARM           4.55          0.95            0.03           3.24           0.02              0          8.79
5-Year ARM          47.57         14.01            1.77          14.23           0.18           2.11         79.86
7-Year ARM           5.87          0.05               0           0.09              0              0          6.01
10-Year ARM          3.19          0.03               0           0.02              0              0          3.24
-----------   ------------  ------------  --------------  -------------   ------------  -------------  ------------
Total:              62.01%        15.39%           2.48%         17.82%          0.20%          2.11%       100.00%
===========   ============  ============  ==============  =============   ============  =============  ============


(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.
(3)   Columns may not add up due to rounding.

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Breakeven CDR Table for the Subordinate Certificates
----------------------------------------------------

The assumptions for the breakeven CDR table below are as follows:

  o The Pricing Prepayment Assumption (as defined on page A-3 above) is applied.
  o   33% loss severity, 100% advancing of principal and interest.
  o   There is a 6-month lag in recoveries.
  o Priced to call with collateral losses calculated through the life of the applicable bond.
  o All Offered Certificates are priced at par except B-3, which is priced at 85.0070.
  o 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT curves (as of close on November 8, 2006) are used.
  o Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR.

------------------------------------------------------------------------------------------------------------------------------
                                         First Dollar of Loss                  Flat LIBOR                     0% Return
------------------------------------------------------------------------------------------------------------------------------
  Class M-1      CDR (%)                                    12.77                        12.80                          13.40
                 Yield (%)                                 5.2918                       5.0526                         0.0461
                 WAL (years)                                 4.84                         4.84                           4.67
                 Modified Duration                           4.22                         4.22                           4.22
                 Principal Window                   Sep11 - Sep11                Sep11 - Sep11                  Aug11 - Aug11
                 Principal Writedown             9,790.59 (0.09%)           156,497.65 (1.38%)          2,787,498.85 (24.66%)
                 Total Collat Loss          67,989,838.39 (8.12%)        68,126,245.21 (8.14%)          70,450,748.59 (8.41%)
------------------------------------------------------------------------------------------------------------------------------
  Class M-2      CDR (%)                                    10.61                        10.63                          11.13
                 Yield (%)                                 5.2822                       5.1067                         0.0643
                 WAL (years)                                 5.00                         5.00                           4.89
                 Modified Duration                           4.35                         4.35                           4.41
                 Principal Window                   Nov11 - Nov11                Nov11 - Nov11                  Nov11 - Nov11
                 Principal Writedown            22,795.86 (0.22%)           126,439.78 (1.21%)          2,701,554.54 (25.81%)
                 Total Collat Loss          58,550,730.17 (6.99%)        58,647,195.17 (7.00%)          61,043,236.31 (7.29%)
------------------------------------------------------------------------------------------------------------------------------
  Class M-3      CDR (%)                                     9.36                         9.37                           9.67
                 Yield (%)                                 5.2690                       5.1229                         0.0694
                 WAL (years)                                 5.17                         5.17                           5.07
                 Modified Duration                           4.47                         4.47                           4.53
                 Principal Window                   Jan12 - Jan12                Jan12 - Jan12                  Jan12 - Jan12
                 Principal Writedown            24,110.45 (0.38%)            77,826.93 (1.24%)          1,684,375.39 (26.82%)
                 Total Collat Loss          52,984,904.90 (6.33%)        53,035,006.94 (6.33%)          54,532,103.40 (6.51%)
------------------------------------------------------------------------------------------------------------------------------
  Class M-4      CDR (%)                                     8.49                         8.50                           8.71
                 Yield (%)                                 5.2937                       5.0930                         0.2401
                 WAL (years)                                 5.25                         5.25                           5.17
                 Modified Duration                           4.53                         4.53                           4.58
                 Principal Window                   Feb12 - Feb12                Feb12 - Feb12                  Feb12 - Feb12
                 Principal Writedown            31,389.15 (0.68%)            86,411.36 (1.88%)          1,239,287.83 (26.91%)
                 Total Collat Loss          48,826,260.74 (5.83%)        48,877,668.81 (5.84%)          49,954,154.37 (5.97%)
------------------------------------------------------------------------------------------------------------------------------
  Class M-5      CDR (%)                                     7.72                         7.73                           7.92
                 Yield (%)                                 5.3430                       5.1218                         0.2515
                 WAL (years)                                 5.34                         5.34                           5.23
                 Modified Duration                           4.58                         4.59                           4.64
                 Principal Window                   Mar12 - Mar12                Mar12 - Mar12                  Mar12 - Mar12
                 Principal Writedown            22,071.81 (0.53%)            78,199.45 (1.87%)          1,142,984.14 (27.30%)
                 Total Collat Loss          45,054,518.71 (5.38%)        45,107,151.26 (5.39%)          46,104,537.61 (5.51%)
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
  Class M-6      CDR (%)                                     6.97                         6.98                           7.17
                 Yield (%)                                 5.2896                       5.0677                         0.1304
                 WAL (years)                                 5.42                         5.42                           5.28
                 Modified Duration                           4.64                         4.64                           4.69
                 Principal Window                   Apr12 - Apr12                Apr12 - Apr12                  Apr12 - Apr12
                 Principal Writedown            52,680.65 (1.26%)           109,637.64 (2.62%)          1,191,417.12 (28.46%)
                 Total Collat Loss          41,272,276.19 (4.93%)        41,326,153.68 (4.94%)          42,347,096.20 (5.06%)
------------------------------------------------------------------------------------------------------------------------------
  Class B-1      CDR (%)                                     6.22                         6.24                           6.44
                 Yield (%)                                 5.6500                       5.2157                         0.1950
                 WAL (years)                                 5.59                         5.58                           5.30
                 Modified Duration                           4.71                         4.71                           4.70
                 Principal Window                   Jun12 - Jun12                Jun12 - Jun12                  May12 - May12
                 Principal Writedown            55,306.30 (1.32%)           170,464.34 (4.07%)          1,262,662.16 (30.16%)
                 Total Collat Loss          37,550,007.52 (4.48%)        37,660,726.62 (4.50%)          38,583,616.44 (4.61%)
------------------------------------------------------------------------------------------------------------------------------
  Class B-2      CDR (%)                                     5.35                         5.44                           5.65
                 Yield (%)                                 6.8702                       5.1478                         0.1376
                 WAL (years)                                 5.67                         5.61                           5.20
                 Modified Duration                           4.62                         4.63                           4.61
                 Principal Window                   Jul12 - Jul12                Jul12 - Jul12                  Jun12 - Jun12
                 Principal Writedown             5,810.05 (0.12%)          546,994.01 (10.89%)          1,763,318.66 (35.10%)
                 Total Collat Loss          32,827,834.43 (3.92%)        33,339,477.85 (3.98%)          34,368,857.72 (4.10%)
------------------------------------------------------------------------------------------------------------------------------
  Class B-3      CDR (%)                                     4.70                         4.87                           4.99
                 Yield (%)                                10.2355                       5.0657                         0.3022
                 WAL (years)                                 5.75                         5.38                           4.96
                 Modified Duration                           4.50                         4.52                           4.56
                 Principal Window                   Aug12 - Aug12                Aug12 - Aug12                  Aug12 - Aug12
                 Principal Writedown            57,025.35 (1.36%)        1,230,342.51 (29.38%)          2,006,608.62 (47.92%)
                 Total Collat Loss          29,228,959.53 (3.49%)        30,215,561.01 (3.61%)          30,909,152.74 (3.69%)
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Maturity
----------------------------------------------------

The assumptions for the sensitivity table below are as follows:
  o The Pricing Prepayment Assumptions (as defined on page A-3 above) are applied.
  o   1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT remain static.
  o   10% Optional Clean-up Call is not exercised.

------------------------------------------------------------------------------------------------------------------
                  Pricing Speed           50%         75%          100%         125%        150%            175%
------------------------------------------------------------------------------------------------------------------
            WAL                            2.13        1.38          1.00         0.77         0.62          0.50
   A-1      Principal Window Begin            1           1             1            1            1             1
            Principal Window End             59          38            27           21           16            13
------------------------------------------------------------------------------------------------------------------
            WAL                            6.36        4.09          2.85         2.12         1.68          1.36
   A-2      Principal Window Begin           59          38            27           21           16            13
            Principal Window End             97          62            45           31           25            20
------------------------------------------------------------------------------------------------------------------
            WAL                           13.14        8.81          6.38         4.79         3.62          2.71
  A-3-A     Principal Window Begin           97          62            45           31           25            20
            Principal Window End            310         233           174          134          106            86
------------------------------------------------------------------------------------------------------------------
            WAL                           13.14        8.81          6.38         4.79         3.62          2.71
  A-3-B     Principal Window Begin           97          62            45           31           25            20
            Principal Window End            310         233           174          134          106            86
------------------------------------------------------------------------------------------------------------------
            WAL                            9.58        6.32          4.80         4.11         3.89          4.13
   M-1      Principal Window Begin           51          37            39           40           43            47
            Principal Window End            224         154           112           86           67            54
------------------------------------------------------------------------------------------------------------------
            WAL                            9.48        6.25          4.72         4.02         3.74          3.81
   M-2      Principal Window Begin           51          37            38           39           41            44
            Principal Window End            212         145           105           80           63            51
------------------------------------------------------------------------------------------------------------------
            WAL                            9.37        6.17          4.65         3.93         3.63          3.61
   M-3      Principal Window Begin           51          37            38           39           40            42
            Principal Window End            198         134            97           74           58            47
------------------------------------------------------------------------------------------------------------------
            WAL                            9.26        6.09          4.59         3.87         3.56          3.49
   M-4      Principal Window Begin           51          37            38           38           39            41
            Principal Window End            187         126            91           69           55            44
------------------------------------------------------------------------------------------------------------------
            WAL                            9.13        5.99          4.50         3.78         3.46          3.39
   M-5      Principal Window Begin           51          37            37           38           39            40
            Principal Window End            177         119            86           65           52            42
------------------------------------------------------------------------------------------------------------------
            WAL                            8.95        5.86          4.39         3.71         3.39          3.32
   M-6      Principal Window Begin           51          37            37           38           38            39
            Principal Window End            167         112            80           61           48            40
------------------------------------------------------------------------------------------------------------------
            WAL                            8.67        5.65          4.24         3.59         3.25          3.24
   B-1      Principal Window Begin           51          37            37           37           38            38
            Principal Window End            154         102            73           56           44            39
------------------------------------------------------------------------------------------------------------------
            WAL                            8.10        5.24          3.95         3.33         3.14          3.16
   B-2      Principal Window Begin           51          37            37           37           37            37
            Principal Window End            138          90            65           49           39            38
------------------------------------------------------------------------------------------------------------------
            WAL                            6.66        4.30          3.33         3.09         3.09          3.09
   B-3      Principal Window Begin           51          37            37           37           37            37
            Principal Window End            108          70            50           38           37            37
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Sensitivity Table for the Certificates - To Call
------------------------------------------------

The assumptions for the sensitivity table below are as follows:
  o The Pricing Prepayment Assumptions (as defined on page A-3 above) are applied.
  o   1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT remain static.
  o   10% Optional Clean-up Call is exercised on the first possible date.

------------------------------------------------------------------------------------------------------------------
                  Pricing Speed           50%         75%          100%         125%        150%            175%
------------------------------------------------------------------------------------------------------------------
            WAL                            2.13        1.38          1.00         0.77         0.62          0.50
   A-1      Principal Window Begin            1           1             1            1            1             1
            Principal Window End             59          38            27           21           16            13
------------------------------------------------------------------------------------------------------------------
            WAL                            6.36        4.09          2.85         2.12         1.68          1.36
   A-2      Principal Window Begin           59          38            27           21           16            13
            Principal Window End             97          62            45           31           25            20
------------------------------------------------------------------------------------------------------------------
            WAL                           11.57        7.61          5.48         4.08         3.08          2.38
  A-3-A     Principal Window Begin           97          62            45           31           25            20
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                           11.57        7.61          5.48         4.08         3.08          2.38
  A-3-B     Principal Window Begin           97          62            45           31           25            20
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.97        5.88          4.47         3.85         3.70          3.17
   M-1      Principal Window Begin           51          37            39           40           43            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.97        5.88          4.44         3.80         3.58          3.17
   M-2      Principal Window Begin           51          37            38           39           41            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.97        5.88          4.44         3.76         3.50          3.17
   M-3      Principal Window Begin           51          37            38           39           40            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.97        5.87          4.44         3.75         3.47          3.17
   M-4      Principal Window Begin           51          37            38           38           39            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.97        5.88          4.42         3.72         3.41          3.17
   M-5      Principal Window Begin           51          37            37           38           39            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.93        5.84          4.39         3.70         3.39          3.17
   M-6      Principal Window Begin           51          37            37           38           38            38
            Principal Window End            162         108            78           59           47            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.67        5.65          4.24         3.59         3.25          3.17
   B-1      Principal Window Begin           51          37            37           37           38            38
            Principal Window End            154         102            73           56           44            38
------------------------------------------------------------------------------------------------------------------
            WAL                            8.10        5.24          3.95         3.33         3.14          3.16
   B-2      Principal Window Begin           51          37            37           37           37            37
            Principal Window End            138          90            65           49           39            38
------------------------------------------------------------------------------------------------------------------
            WAL                            6.66        4.30          3.33         3.09         3.09          3.09
   B-3      Principal Window Begin           51          37            37           37           37            37
            Principal Window End            108          70            50           38           37            37
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and 1-year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied, and (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table. This table is based on initial marketing structure and spreads.

                Period         Distribution Date          WAC Cap (%)
                ------         -----------------          -----------
                  1                12/25/2006              21.01736
                  2                1/25/2007               21.16264
                  3                2/25/2007               20.87009
                  4                3/25/2007               21.30002
                  5                4/25/2007               20.30189
                  6                5/25/2007               20.24904
                  7                6/25/2007               19.75785
                  8                7/25/2007               19.71564
                  9                8/25/2007               19.23237
                  10               9/25/2007               18.97719
                  11               10/25/2007              18.95001
                  12               11/25/2007              18.48144
                  13               12/25/2007              18.46375
                  14               1/25/2008               18.00451
                  15               2/25/2008               17.77284
                  16               3/25/2008               18.00714
                  17               4/25/2008               17.32267
                  18               5/25/2008               17.32703
                  19               6/25/2008               16.89056
                  20               7/25/2008               16.90312
                  21               8/25/2008               16.48081
                  22               9/25/2008               16.31740
                  23               10/25/2008              16.35593
                  24               11/25/2008              15.93561
                  25               12/25/2008              15.96912
                  26               1/25/2009               15.55596
                  27               2/25/2009               15.37383
                  28               3/25/2009               15.93092
                  29               4/25/2009               15.03096
                  30               5/25/2009               15.08201
                  31               6/25/2009               14.68599
                  32               7/25/2009               14.74619
                  33               8/25/2009               14.35768
                  34               9/25/2009               14.34219
                  35               10/25/2009              14.63971
                  36               11/25/2009              14.25027
                  37               12/25/2009              14.33456
                  38               1/25/2010               13.99026
                  39               2/25/2010               13.84544
                  40               3/25/2010               14.51618
                  41               4/25/2010               13.65743
                  42               5/25/2010               13.76501
                  43               6/25/2010               13.38696
                  44               7/25/2010               13.49389
                  45               8/25/2010               13.11922
                  46               9/25/2010               13.00963
                  47               10/25/2010              13.13871
                  48               11/25/2010              12.77489
                  49               12/25/2010              12.89407


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------


                Period         Distribution Date          WAC Cap (%)
                ------         -----------------          -----------
                  50               1/25/2011               12.52865
                  51               2/25/2011               12.40849
                  52               3/25/2011               13.08148
                  53               4/25/2011               12.18537
                  54               5/25/2011               12.31443
                  55               6/25/2011               11.95911
                  56               7/25/2011               12.09363
                  57               8/25/2011               11.75879
                  58               9/25/2011               12.59381
                  59               10/25/2011              15.89293
                  60               11/25/2011              15.49822
                  61               12/25/2011              11.77166
                  62               1/25/2012               11.39197
                  63               2/25/2012               11.39202
                  64               3/25/2012               12.18032
                  65               4/25/2012               11.39454
                  66               5/25/2012               11.77440
                  67               6/25/2012               11.39462
                  68               7/25/2012               11.77449
                  69               8/25/2012               11.39471
                  70               9/25/2012               11.40602
                  71               10/25/2012              11.78626
                  72               11/25/2012              11.40610
                  73               12/25/2012              11.78635
                  74               1/25/2013               11.40619
                  75               2/25/2013               11.40623
                  76               3/25/2013               12.62837
                  77               4/25/2013               11.40632
                  78               5/25/2013               11.78657
                  79               6/25/2013               11.40640
                  80               7/25/2013               11.78666
                  81               8/25/2013               11.41223
                  82               9/25/2013               11.68533
                  83               10/25/2013              12.08246
                  84               11/25/2013              11.69477
                  85               12/25/2013              12.08463
                  86               1/25/2014               11.69484
                  87               2/25/2014               11.69488
                  88               3/25/2014               12.94794
                  89               4/25/2014               11.69495
                  90               5/25/2014               12.08482
                  91               6/25/2014               11.69502
                  92               7/25/2014               12.08490
                  93               8/25/2014               11.69510
                  94               9/25/2014               11.69973
                  95               10/25/2014              12.08976
                  96               11/25/2014              11.69980
                  97               12/25/2014              12.08983
                  98               1/25/2015               11.69987
                  99               2/25/2015               11.69991


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------


                Period         Distribution Date          WAC Cap (%)
                ------         -----------------          -----------
                 100               3/25/2015               12.95351
                 101               4/25/2015               11.69998
                 102               5/25/2015               12.09002
                 103               6/25/2015               11.70006
                 104               7/25/2015               12.09010
                 105               8/25/2015               11.70013
                 106               9/25/2015               11.70017
                 107               10/25/2015              12.09021
                 108               11/25/2015              11.70024
                 109               12/25/2015              12.09029
                 110               1/25/2016               11.70032
                 111               2/25/2016               11.70035
                 112               3/25/2016               12.50732
                 113               4/25/2016               11.70043
                 114               5/25/2016               12.09048
                 115               6/25/2016               11.70051
                 116               7/25/2016               12.09056
                 117               8/25/2016               11.72830
                 118               9/25/2016               11.85282
                 119               10/25/2016              12.25046
                 120               11/25/2016              11.85534


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of approximately $807,358,000. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider a fixed amount equal to the per annum rate (on an actual/360 basis) indicated on the attached schedule, on the swap notional amount from the swap provider.

                                            Swap Schedule

          Distribution    Swap Notional                                Distribution        Swap Notional
Period         Date         Amount ($)    SWAP Strike %    Period          Date               Amount        SWAP Strike %
-------   -------------   ------------    -------------   ---------    ------------        -------------    -------------
   1       12/25/2006      807,358,000       5.140           38          1/25/2010          127,807,000        5.140
   2       1/25/2007       791,581,000       5.140           39          2/25/2010          121,377,000        5.140
   3       2/25/2007       752,790,000       5.140           40          3/25/2010          115,259,000        5.140
   4       3/25/2007       715,887,000       5.140           41          4/25/2010          109,440,000        5.140
   5       4/25/2007       680,780,000       5.140           42          5/25/2010          103,904,000        5.140
   6       5/25/2007       647,383,000       5.140           43          6/25/2010           98,638,000        5.140
   7       6/25/2007       615,611,000       5.140           44          7/25/2010           93,628,000        5.140
   8       7/25/2007       585,387,000       5.140           45          8/25/2010           88,862,000        5.140
   9       8/25/2007       556,634,000       5.140           46          9/25/2010           84,328,000        5.140
  10       9/25/2007       529,281,000       5.140           47          10/25/2010          80,015,000        5.140
  11       10/25/2007      503,260,000       5.140           48          11/25/2010          75,913,000        5.140
  12       11/25/2007      478,505,000       5.140           49          12/25/2010          72,010,000        5.140
  13       12/25/2007      454,956,000       5.140           50          1/25/2011           68,297,000        5.140
  14       1/25/2008       432,554,000       5.140           51          2/25/2011           64,765,000        5.140
  15       2/25/2008       411,242,000       5.140           52          3/25/2011           61,405,000        5.140
  16       3/25/2008       390,968,000       5.140           53          4/25/2011           58,209,000        5.140
  17       4/25/2008       371,682,000       5.140           54          5/25/2011           55,168,000        5.140
  18       5/25/2008       353,334,000       5.140           55          6/25/2011           52,276,000        5.140
  19       6/25/2008       335,880,000       5.140           56          7/25/2011           49,524,000        5.140
  20       7/25/2008       319,275,000       5.140           57          8/25/2011           46,907,000        5.140
  21       8/25/2008       303,480,000       5.140           58          9/25/2011           44,417,000        5.140
  22       9/25/2008       288,453,000       5.140           59          10/25/2011          42,045,000        5.140
  23       10/25/2008      274,158,000       5.140           60          11/25/2011          39,788,000        5.140
  24       11/25/2008      260,559,000       5.140           61       12/25/2011 and              0
  25       12/25/2008      247,623,000       5.140                      thereafter
  26       1/25/2009       235,316,000       5.140
  27       2/25/2009       223,609,000       5.140
  28       3/25/2009       212,472,000       5.140
  29       4/25/2009       201,877,000       5.140
  30       5/25/2009       191,798,000       5.140
  31       6/25/2009       182,210,000       5.140
  32       7/25/2009       173,089,000       5.140
  33       8/25/2009       164,412,000       5.140
  34       9/25/2009       156,158,000       5.140
  35       10/25/2009      148,306,000       5.140
  36       11/25/2009      140,836,000       5.140
  37       12/25/2009      133,730,000       5.140

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

Selected Mortgage Loan Data(1)
------------------------------

                      The Mortgage Loans - All Collateral

  Scheduled Principal Balance:                                   $841,796,308
  Number of Mortgage Loans:                                             2,241
  Average Scheduled Balance:                                         $375,634
  Percentage of Interest Only Loans:                                   86.84%
  Weighted Average Gross Coupon:                                       7.203%
  Weighted Average Net Coupon(2):                                      6.913%
  Nonzero Weighted Average FICO Score:                                    708
  Weighted Average Original LTV Ratio:                                 76.78%
  Weighted Average Combined Original LTV Ratio:                        87.18%
  Weighted Average Stated Remaining Term (months):                        359
  Weighted Average Seasoning (months):                                      1
  Weighted Average Months to Roll:                                         59
  Weighted Average Gross Margin:                                       2.497%
  Weighted Average Initial Cap:                                         5.14%
  Weighted Average Periodic Rate Cap:                                   1.61%
  Weighted Average Gross Maximum Lifetime Rate:                        12.58%
  Percentage of Mortgage Loans with Silent Seconds:                    61.15%
  Nonzero Weighted Average Debt-to-Income Ratio:                       38.12%
  Percentage of Loans with Mortgage Insurance:                          3.69%

      (1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

      (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


                   Distribution by Current Principal Balance

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Current Principal     Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Balance                   Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
$50,000 & Below              10       $370,261      0.04%     8.102%       701    $37,026     75.18%      86.99%   15.20%     5.94%
$50,001 - $75,000            33      2,014,677      0.24      7.967        706     61,051     76.43       85.64    17.61     37.56
$75,001 - $100,000           58      5,095,624      0.61      7.478        706     87,856     75.99       85.25    35.24     41.44
$100,001 - $125,000          76      8,714,310      1.04      7.532        706    114,662     78.37       88.65    32.19     53.66
$125,001 - $150,000         122     16,794,366      2.00      7.418        710    137,659     77.49       89.87    16.15     60.72
$150,001 - $200,000         276     49,056,323      5.83      7.403        709    177,740     78.19       90.50    14.43     58.90
$200,001 - $250,000         275     61,372,955      7.29      7.280        709    223,174     78.19       91.41    12.58     63.46
$250,001 - $300,000         235     64,987,822      7.72      7.272        701    276,544     79.07       91.15    14.01     77.60
$300,001 - $350,000         137     44,485,134      5.28      7.324        701    324,709     77.60       88.60     9.40     74.22
$350,001 - $400,000         104     39,260,715      4.66      7.139        702    377,507     78.34       90.06     7.62     78.72
$400,001 - $450,000         169     72,716,682      8.64      7.098        706    430,276     78.07       88.60    45.93     82.89
$450,001 - $500,000         184     87,723,519     10.42      7.133        712    476,758     77.98       87.98    50.54     78.30
$500,001 - $550,000         137     71,930,682      8.54      7.133        712    525,041     78.58       89.45    53.91     79.25
$550,001 - $600,000         108     62,276,475      7.40      7.212        705    576,634     77.17       86.93    50.08     77.84
$600,001 - $650,000         107     67,647,835      8.04      7.080        709    632,223     75.90       86.52    54.22     75.68
$650,001 - $700,000          41     27,762,066      3.30      7.131        713    677,124     73.77       81.52    58.78     83.14
$700,001 - $750,000          33     23,862,223      2.83      7.152        734    723,098     76.33       85.78    54.61     81.72
$750,001 - $800,000          30     23,309,929      2.77      7.239        704    776,998     75.33       82.49    56.60     73.70
$800,001 - $850,000          12     10,014,715      1.19      7.480        690    834,560     75.96       84.75    91.76     66.43
$850,001 - $900,000          16     14,057,493      1.67      6.652        717    878,593     76.77       79.44    74.91     68.97
$900,001 - $950,000           7      6,448,800      0.77      7.462        691    921,257     68.16       77.84    28.51     85.81
$950,001 - $1,000,000        36     35,668,289      4.24      7.076        707    990,786     69.72       80.97    69.55     77.84
$1,000,001 & Above           35     46,225,412      5.49      7.321        716  1,320,726     70.89       77.05    70.83     86.19
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                          Distribution by Current Rate

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Current Rate              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
4.50% & Below                 2     $1,497,184      0.18%     4.175%       764   $748,592     80.00%      85.97%    0.00%   100.00%
4.51 - 5.00%                  3      1,014,922      0.12      4.964        724    338,307     80.00       83.73     0.00     71.23
5.01 - 5.50%                 11      5,822,657      0.69      5.385        695    529,332     75.45       87.94    86.16     87.81
5.51 - 6.00%                 32     14,748,144      1.75      5.922        725    460,879     74.07       80.85    87.67     94.06
6.01 - 6.50%                222     99,600,265     11.83      6.393        721    448,650     75.30       84.12    72.48     88.06
6.51 - 7.00%                645    264,404,895     31.41      6.836        714    409,930     75.45       84.46    55.17     82.15
7.01 - 7.50%                675    234,876,760     27.90      7.319        706    347,966     77.22       88.89    28.55     76.74
7.51 - 8.00%                413    138,122,603     16.41      7.794        696    334,437     78.70       89.40    21.90     64.14
8.01 - 8.50%                163     53,254,591      6.33      8.326        695    326,715     78.09       90.87    17.22     48.70
8.51 - 9.00%                 60     26,247,834      3.12      8.751        705    437,464     79.23       94.43     8.11     47.16
9.01 - 9.50%                  8        885,635      0.11      9.321        678    110,704     92.90       93.86    24.46     63.00
9.51 - 10.00%                 6      1,264,811      0.15      9.719        668    210,802     92.82       96.98     0.00     74.77
10.01% & Above                1         56,008      0.01      10.750       739     56,008     95.00       95.00     0.00    100.00
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                              Distribution by FICO

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
FICO                      Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
801 - 820                    37    $16,166,677      1.92%     6.836%       806   $436,937     69.72%      76.51%   52.79%    68.57%
781 - 800                   109     47,720,742      5.67      6.961        789    437,805     75.09       86.01    53.36     69.29
761 - 780                   165     65,571,841      7.79      7.038        770    397,405     74.77       84.47    49.51     67.44
741 - 760                   265     92,940,722     11.04      7.104        750    350,720     76.57       87.64    39.92     62.69
721 - 740                   266     98,260,239     11.67      7.206        730    369,399     78.00       89.72    35.30     70.14
701 - 720                   327    126,364,755     15.01      7.225        710    386,437     77.10       88.30    44.10     75.27
681 - 700                   377    138,701,172     16.48      7.242        690    367,908     78.09       87.97    40.30     74.73
661 - 680                   364    130,224,533     15.47      7.298        671    357,760     76.74       87.14    32.98     79.57
641 - 660                   223     80,130,536      9.52      7.348        650    359,330     77.42       88.07    37.23     91.33
621 - 640                   104     44,883,982      5.33      7.310        629    431,577     75.88       82.55    49.44     95.99
620 & Below                   4        831,109      0.10      8.061        619    207,777     73.64       87.61     0.00     77.49
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                          Distribution by Original LTV

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Original LTV              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
30.00% & Below                4     $2,774,948      0.33%     6.628%       763   $693,737     20.84%      33.56%   72.07%   100.00%
30.01 - 40.00%               18      5,238,110      0.62      6.882        758    291,006     38.09       38.09    60.23     50.95
40.01 - 50.00%               33     11,756,552      1.40      6.909        711    356,259     45.13       46.19    46.88     71.74
50.01 - 60.00%               49     23,248,069      2.76      6.768        714    474,450     56.23       58.76    53.47     76.87
60.01 - 70.00%              200     86,927,026     10.33      7.254        710    434,635     66.94       74.07    38.90     65.66
70.01 - 80.00%            1,790    672,089,697     79.84      7.207        708    375,469     78.94       90.88    40.59     76.46
80.01 - 85.00%               19      5,248,765      0.62      7.180        690    276,251     84.07       84.54    33.73     71.97
85.01 - 90.00%               60     17,522,008      2.08      7.254        700    292,033     89.43       89.43    48.65     79.37
90.01 - 95.00%               31      8,150,527      0.97      7.589        705    262,920     94.68       94.68    28.76     73.01
95.01 - 100.00%              37      8,840,606      1.05      7.932        715    238,935    100.00      100.00    28.41     96.36
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                          Distribution by Combined LTV

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Combined LTV              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
30.00% & Below                2       $774,947      0.09%     6.960%       784   $387,474     18.23%      25.00%    0.00%   100.00%
30.01 - 40.00%               19      6,238,111      0.74      6.881        756    328,322     36.70       36.93    66.61     58.81
40.01 - 50.00%               33     12,491,552      1.48      6.855        715    378,532     42.75       45.04    52.12     75.53
50.01 - 60.00%               44     20,823,069      2.47      6.738        714    473,252     56.31       56.39    51.77     79.41
60.01 - 70.00%              127     55,321,900      6.57      7.101        709    435,606     66.25       66.54    41.11     70.27
70.01 - 80.00%              457    210,254,163     24.98      7.067        705    460,075     77.44       78.09    53.37     66.97
80.01 - 85.00%               51     19,843,927      2.36      7.125        702    389,097     76.01       83.85    38.87     79.96
85.01 - 90.00%              384    146,953,277     17.46      7.314        703    382,691     79.22       89.62    42.33     60.67
90.01 - 95.00%              244     81,470,674      9.68      7.468        709    333,896     79.94       94.72    34.24     66.60
95.01 - 100.00%             880    287,624,688     34.17      7.253        712    326,846     80.22       99.95    31.51     92.30
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                         Distribution by Document Type

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Document Type             Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Full/Alt Doc                690   $344,834,862     40.96%     6.914%       712   $499,761     76.00%      84.75%   100.00%   78.32%
No Doc/NINA                 130     38,734,464      4.60      7.557        713    297,957     70.60       76.54     0.00     71.04
No Ratio                    422    174,780,945     20.76      7.434        710    414,173     77.38       87.93     0.00     77.64
SISA                        351    101,796,800     12.09      7.460        700    290,019     76.71       86.82     0.00     65.31
SIVA                        648    181,649,236     21.58      7.312        705    280,323     79.03       93.52     0.00     74.37
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                          Distribution by Loan Purpose

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Loan Purpose              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Cashout Refi                550   $223,346,035     26.53%     7.144%       701   $406,084     72.51%      76.73%   48.51%    82.26%
Purchase                  1,453    528,073,277     62.73      7.244        714    363,437     79.08       92.45    37.83     72.58
Rate/Term Refi              238     90,376,995     10.74      7.114        696    379,735     73.90       82.19    40.62     75.05
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========

                        Distribution by Occupancy Status

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Occupancy             Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Status                    Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Investor                    545   $155,909,226     18.52%     7.614%       723   $286,072     75.61%      83.76%   31.33%     0.00%
Owner Occupied            1,578    634,847,118     75.42      7.107        704    402,311     77.06       88.31    42.54    100.00
Second Home                 118     51,039,964      6.06      7.148        722    432,542     76.87       83.53    50.79      0.00
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========





------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                         Distribution by Property Type

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Property Type             Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
2-4 Family                  160    $58,823,828      6.99%     7.442%       723   $367,649     75.68%      86.54%   19.85%    56.19%
Condo                       267     86,903,448     10.32      7.259        715    325,481     78.05       87.53    42.86     55.78
Single Family/PUD         1,814    696,069,031     82.69      7.176        706    383,721     76.71       87.18    42.51     79.49
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                             Distribution by State

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
State                     Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
CA-S                        379   $190,004,282     22.57%     7.111%       709   $501,331     75.92%      86.54%   58.11%    78.07%
FL                          310    116,271,582     13.81      7.361        706    375,070     75.60       84.09    34.93     61.13
CA-N                        219    105,821,325     12.57      7.090        704    483,202     76.30       86.48    45.33     84.54
AZ                          195     55,219,453      6.56      7.292        713    283,177     78.20       88.84    25.19     73.61
VA                          111     50,339,674      5.98      7.005        716    453,511     76.11       86.83    40.83     85.44
NV                          140     42,881,081      5.09      7.291        705    306,293     79.79       92.42    20.56     73.71
MD                          101     39,034,872      4.64      7.051        704    386,484     78.41       87.77    36.59     85.46
NY                           63     24,761,305      2.94      7.307        721    393,037     78.60       90.94    13.99     87.73
GA                           67     23,725,153      2.82      7.117        706    354,107     78.32       90.02    42.33     86.88
NJ                           53     20,212,393      2.40      7.225        707    381,366     77.55       88.69    33.33     92.82
Other                       603    173,525,187     20.61      7.306        709    287,770     76.87       87.40    39.20     66.99
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                            Distribution by Zip Code

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Zip Code                  Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
89149                        14     $3,348,470      0.40%     7.045%       698   $239,176     78.44%      91.55%    0.00%    80.85%
34242                         3      3,249,999      0.39      7.071        714  1,083,333     61.00       69.54    46.15    100.00
95076                         6      3,118,150      0.37      6.751        673    519,692     73.97       82.66    67.96     85.89
85253                         3      3,037,500      0.36      7.466        698  1,012,500     64.81       78.66    54.32     78.60
85338                         7      3,013,581      0.36      7.115        730    430,512     77.70       93.75     0.00     90.95
34228                         3      2,952,247      0.35      6.764        729    984,082     66.79       66.79    77.52     44.25
89521                         7      2,788,600      0.33      6.849        704    398,371     79.04       85.33    32.79    100.00
33180                         3      2,723,200      0.32      7.650        710    907,733     65.76       71.07     0.00    100.00
95111                         6      2,718,523      0.32      7.320        704    453,087     77.34       86.62    38.33    100.00
92562                         5      2,687,352      0.32      8.031        727    537,470     80.00       96.98     0.00     39.59
Other                     2,184    812,158,687     96.48      7.204        708    371,868     76.94       87.36    41.29     75.17
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                  Distribution by Remaining Months to Maturity

                                                  Pct. Of             Weighted              Weighted    Weighted
Remaining                                         Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Months To             Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Maturity                  Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
301 - 360                 2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                       Distribution by Amortization Type


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Amortization          Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Type                      Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
1-Year ARM                    2     $1,027,500      0.12%     7.396%       709   $513,750     76.46%      85.40%    0.00%   100.00%
2-Year ARM                   55     16,682,352      1.98      7.500        701    303,315     77.01       92.20     2.88     66.44
3-Year ARM                  261     74,012,761      8.79      7.479        699    283,574     78.42       89.08    10.94     66.14
5-Year ARM                1,788    672,229,468     79.86      7.196        709    375,967     76.70       87.46    43.31     77.86
7-Year ARM                   84     50,553,827      6.01      6.966        712    601,831     75.49       81.44    57.83     61.63
10-Year ARM                  51     27,290,400      3.24      6.903        722    535,106     76.51       82.63    58.12     70.44
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                     Distribution by Prepayment Term Months

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Prepayment            Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Term Month                Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
                    0     1,265   $522,012,078     62.01%     7.220%       710   $412,658     76.40%      85.80%   41.52%    74.64%
                    6         9      4,155,870      0.49      7.285        722    461,763     71.49       83.18    36.09     67.50
                    7         3        756,549      0.09      7.105        713    252,183     78.15       88.64    58.16     81.53
                   12       321    124,626,503     14.80      7.049        706    388,245     77.24       89.13    55.84     85.27
                   24        68     20,864,900      2.48      7.232        702    306,837     77.43       92.95    10.09     84.52
                   36       534    149,982,172     17.82      7.289        706    280,865     77.94       90.17    26.69     69.11
                   42         7      1,651,831      0.20      7.688        685    235,976     80.00       91.89    16.95     33.18
                   60        34     17,746,405      2.11      6.972        694    521,953     74.91       82.32    79.61     77.14
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                      Distribution by Months to Rate Reset

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Months To             Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Rate Reset                Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
10 & Below                    1       $727,500      0.09%     7.250%       702   $727,500     75.00%      87.63%    0.00%   100.00%
11 - 20                       5      1,505,549      0.18      7.267        663    301,110     80.00       87.21     0.00    100.00
21 - 30                      51     15,476,803      1.84      7.528        706    303,467     76.78       92.45     3.10     63.82
31 - 40                     261     74,012,761      8.79      7.479        699    283,574     78.42       89.08    10.94     66.14
41 - 50                       1        234,350      0.03      7.000        717    234,350     79.99       89.97     0.00      0.00
51 - 60                   1,787    671,995,118     79.83      7.196        709    376,047     76.70       87.46    43.33     77.89
71 - 80                      14      6,986,244      0.83      6.831        714    499,017     80.00       87.46    64.72     42.77
81 - 90                      70     43,567,583      5.18      6.988        711    622,394     74.77       80.47    56.73     64.65
111 - 120                    51     27,290,400      3.24      6.903        722    535,106     76.51       82.63    58.12     70.44
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                     Distribution by Maximum Lifetime Rate


                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Maximum               Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Lifetime Rate             Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
9.49% & Below                 1       $604,000      0.07%     4.250%       775   $604,000     80.00%      80.00%    0.00%   100.00%
9.50 - 9.99%                  1        291,992      0.03      4.875        787    291,992     80.00       80.00     0.00      0.00
10.00 - 10.49%                9      4,735,366      0.56      5.023        724    526,152     77.05       87.23    54.28    100.00
10.50 - 10.99%               14      8,353,966      0.99      5.719        705    596,712     71.85       83.03    91.12     94.58
11.00 - 11.49%               86     49,230,044      5.85      6.259        711    572,442     75.71       83.40    89.29     94.30
11.50 - 11.99%              309    167,899,409     19.95      6.730        719    543,364     74.43       82.42    77.77     82.21
12.00 - 12.49%              330    135,563,436     16.10      7.102        708    410,798     76.80       85.96    48.08     76.26
12.50 - 12.99%              577    195,107,703     23.18      7.249        708    338,142     77.36       87.61    30.02     74.25
13.00 - 13.49%              463    138,910,002     16.50      7.452        708    300,022     77.63       91.45    15.54     70.15
13.50 - 13.99%              319    104,431,232     12.41      7.952        698    327,371     77.70       90.48    12.56     65.17
14.00 - 14.49%               83     24,146,376      2.87      8.156        680    290,920     79.45       90.70     4.45     68.24
14.50% & Above               49     12,522,783      1.49      8.844        691    255,567     83.80       93.49     4.75     55.44
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========



                     Distribution by Minimum Lifetime Rate


                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Minimum               Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Lifetime Rate             Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
2.00 - 2.49%                938   $481,404,608     57.19%     7.057%       712   $513,225     75.88%      85.31%   61.95%    79.45%
2.50 - 2.99%                937    263,940,351     31.35      7.317        702    281,687     77.78       89.56    12.32     71.59
3.00 - 3.49%                 79     19,394,946      2.30      8.147        704    245,506     79.15       91.01     8.39     42.45
3.50 - 3.99%                 30      7,136,538      0.85      8.186        697    237,885     81.09       89.08    12.09     56.52
4.00 - 4.49%                  9      3,070,074      0.36      8.182        686    341,119     81.70       85.03     2.76     59.40
4.50 - 4.99%                  6      1,216,127      0.14      9.098        668    202,688     89.35       96.07    23.07     57.83
5.00 - 5.49%                  2        744,634      0.09      8.210        669    372,317     80.00       91.81     0.00     59.06
5.50 - 5.99%                  7      1,153,697      0.14      6.208        757    164,814     74.22       76.43    95.15     66.14
6.00 - 6.49%                 11      2,450,246      0.29      6.461        746    222,750     70.01       73.27    70.40    100.00
6.50 - 6.99%                 62     16,024,614      1.90      6.760        708    258,462     77.71       86.98    39.92     89.19
7.00% & Above               160     45,260,474      5.38      7.628        711    282,878     78.13       92.05     4.40     67.72
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========



                             Distribution by Margin

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Margin                    Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
2.00 - 2.49%              1,044   $510,817,889     60.68%     7.086%       712   $489,289     76.02%      85.84%   58.98%    78.71%
2.50 - 2.99%              1,118    308,369,315     36.63      7.345        703    275,822     77.67       89.05    13.56     70.58
3.00 - 3.49%                 13      3,177,642      0.38      7.784        717    244,434     86.93       94.69    24.96     71.69
3.50 - 3.99%                 12      3,438,165      0.41      7.877        704    286,514     83.27       84.68    18.83     69.58
4.00 - 4.49%                  7      2,859,360      0.34      8.105        686    408,480     81.39       84.67     0.00     59.37
4.50 - 4.99%                  4      1,008,720      0.12      8.697        685    252,180     94.64       97.52    27.81     80.79
5.00 - 5.49%                 32      8,621,637      1.02      8.043        704    269,426     78.84       95.37     0.00     51.78
5.50% & Above                11      3,503,580      0.42      7.434        710    318,507     79.91       91.10     0.00    100.00
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 2006-19       Preliminary Structural and Collateral Term Sheet

--------------------------------------------------------------------------------

                      Distribution by First Adjustment Cap

                                                  Pct. Of             Weighted              Weighted    Weighted
First                                             Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Adjustment            Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Cap                       Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
2.00% & Below                85    $24,645,426      2.93%     7.289%       716   $289,946     80.10%      89.47%   30.08%    75.14%
2.51 - 3.00%                 57     17,141,729      2.04      7.486        702    300,732     77.03       92.41     4.17     64.70
4.51 - 5.00%              1,307    573,916,292     68.18      7.200        709    439,110     76.39       85.99    52.22     72.70
5.51 - 6.00%                792    226,092,860     26.86      7.181        707    285,471     77.38       89.55    16.36     83.16
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                          Distribution by Periodic Cap

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
                      Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Periodic Cap              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
1.00 - 1.49%              1,217   $328,256,407     38.99%     7.418%       702   $269,726     77.94%      90.75%   11.26%    72.55%
2.00 - 2.49%              1,024    513,539,901     61.01      7.066        712    501,504     76.04       84.89    59.95     77.25
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                     Distribution by Periodic Lifetime Cap

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Periodic              Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Lifetime Cap              Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
4.51 - 5.00%              1,139   $523,857,234     62.23%     7.166%       710   $459,927     76.27%      85.79%   56.76%    73.65%
5.51 - 6.00%              1,102    317,939,074     37.77      7.265        705    288,511     77.62       89.46    14.94     78.33
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                      Distribution by Interest Only Loans


                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Interest              Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Only Loans                Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
No                          394   $110,756,061     13.16%     7.284%       707   $281,107     77.15%      85.44%   30.41%    70.39%
Yes                       1,847    731,040,246     86.84      7.191        709    395,799     76.72       87.44    42.56     76.18
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


                       Distribution by Interest Only Term

                                                  Pct. Of             Weighted              Weighted    Weighted
                                                  Pool By   Weighted      Avg.       Avg.       Avg.        Avg.     Pct.      Pct.
Interest              Number Of      Principal  Principal  Avg.Gross   Current  Principal   Original    Combined     Full     Owner
Only Term                 Loans        Balance    Balance     Coupon      FICO    Balance        LTV         LTV      Doc  Occupied
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
                    0       394   $110,756,061     13.16%     7.284%       707   $281,107     77.15%      85.44%   30.41%    70.39%
                   36         1        893,184      0.11      4.125        757    893,184     80.00       90.00     0.00    100.00
                   60       178     67,466,190      8.01      7.056        708    379,024     76.79       84.48    41.99     87.61
                  120     1,668    662,680,872     78.72      7.209        709    397,291     76.71       87.74    42.68     74.98
--------------------  ---------   ------------  ---------  ---------  --------  ---------   --------    --------   ------  --------
Total:                    2,241   $841,796,308    100.00%     7.203%       708   $375,634     76.78%      87.18%   40.96%    75.42%
====================  =========   ============  =========  =========  ========  =========   ========    ========   ======  ========


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.